EXHIBIT 28.1

                                                                   B&W
                                                                   Draft of
                                                                   1/24/95



                           CAROLINA FIRST BANK,
                       as Seller and Master Servicer



                                    and



                      THE CHASE MANHATTAN BANK, N.A.,
                                as Trustee






                  CAROLINA FIRST CREDIT CARD MASTER TRUST



                      POOLING AND SERVICING AGREEMENT

                       Dated as of December 31, 1994

                             TABLE OF CONTENTS

                                                                       Page
                                ARTICLE ONE

                                DEFINITIONS

     Section 1.01.  Definitions. . . . . . . . . . . . . . . . . . . . .  1
     Section 1.02.  Other Definitional Provisions. . . . . . . . . . . . 33

                                ARTICLE TWO

                         CONVEYANCE OF RECEIVABLES

     Section 2.01.  Conveyance of Receivables. . . . . . . . . . . . . . 35
     Section 2.02.  Acceptance by Trustee. . . . . . . . . . . . . . . . 36
     Section 2.03.  Representations and Warranties of the
                      Seller . . . . . . . . . . . . . . . . . . . . . . 37
     Section 2.04.  Representations and Warranties as to the
                      Receivables. . . . . . . . . . . . . . . . . . . . 42
     Section 2.05.  Addition of Accounts . . . . . . . . . . . . . . . . 46
     Section 2.06.  Covenants of the Seller. . . . . . . . . . . . . . . 48
     Section 2.07.  Optional Removal of Accounts . . . . . . . . . . . . 52

                               ARTICLE THREE

                       ADMINISTRATION AND SERVICING
                              OF RECEIVABLES

     Section 3.01.  The Master Servicer. . . . . . . . . . . . . . . . . 54
     Section 3.02.  Servicing Compensation . . . . . . . . . . . . . . . 59
     Section 3.03.  Representations, Warranties and
                      Covenants of the Master Servicer . . . . . . . . . 60
     Section 3.04.  Reports and Records for the Trustee. . . . . . . . . 65
     Section 3.05.  Annual Servicer's Certificate and
                      Report . . . . . . . . . . . . . . . . . . . . . . 65
     Section 3.06.  Annual Independent Public Accountants'
                      Servicing Report . . . . . . . . . . . . . . . . . 66
     Section 3.07.  Tax Treatment. . . . . . . . . . . . . . . . . . . . 67
     Section 3.08.  Notices to the Bank. . . . . . . . . . . . . . . . . 67
     Section 3.09.  Reports to the Commission. . . . . . . . . . . . . . 67

                               ARTICLE FOUR

                     RIGHTS OF CERTIFICATEHOLDERS AND
                 ALLOCATION AND APPLICATION OF COLLECTIONS

     Section 4.01.  Rights of Certificateholders . . . . . . . . . . . . 69
     Section 4.02.  Establishment of Accounts. . . . . . . . . . . . . . 69
     Section 4.03.  Allocations and Applications of
                      Collections and Other Funds. . . . . . . . . . . . 74
     Section 4.04.  Shared Excess Principal Collections. . . . . . . . . 77
     Section 4.05.  Shared Excess Finance Charge
                      Collections. . . . . . . . . . . . . . . . . . . . 78


                                    (i)

                               ARTICLE FIVE

                       DISTRIBUTIONS AND REPORTS TO
                            CERTIFICATEHOLDERS

     Section 5.01.  Distributions and Reports to
                      Certificateholders . . . . . . . . . . . . . . . . 79

                                ARTICLE SIX

                             THE CERTIFICATES

     Section 6.01.  The Certificates . . . . . . . . . . . . . . . . . . 80
     Section 6.02.  Authentication of Certificates . . . . . . . . . . . 80
     Section 6.03.  New Issuances. . . . . . . . . . . . . . . . . . . . 81
     Section 6.04.  Registration of Transfer and Exchange of
                      Certificates . . . . . . . . . . . . . . . . . . . 82
     Section 6.05.  Mutilated, Destroyed, Lost or Stolen
                      Certificates . . . . . . . . . . . . . . . . . . . 87
     Section 6.06.  Persons Deemed Owners. . . . . . . . . . . . . . . . 87
     Section 6.07.  Access to List of Registered
                      Certificateholders' Names
                      and Addresses. . . . . . . . . . . . . . . . . . . 88
     Section 6.08.  Book-Entry Certificates. . . . . . . . . . . . . . . 88
     Section 6.09.  Notices to Depository. . . . . . . . . . . . . . . . 89
     Section 6.10.  Definitive Certificates. . . . . . . . . . . . . . . 89
     Section 6.11.  Global Certificate; Exchange Date. . . . . . . . . . 90
     Section 6.12.  Meetings of Certificateholders . . . . . . . . . . . 92

                               ARTICLE SEVEN

                          OTHER MATTERS RELATING
                               TO THE SELLER

     Section 7.01.  Liability of the Seller. . . . . . . . . . . . . . . 95
     Section 7.02.  Limitation on Liability of the Seller. . . . . . . . 95
     Section 7.03.  Seller Indemnification of the Trust and
                      the Trustee. . . . . . . . . . . . . . . . . . . . 95
     Section 7.04.  Merger or Consolidation of, or
                      Assumption of the Obligations
                      of, the Seller . . . . . . . . . . . . . . . . . . 96

                               ARTICLE EIGHT

                          OTHER MATTERS RELATING
                          TO THE MASTER SERVICER

     Section 8.01.  Liability of the Master Servicer . . . . . . . . . . 98
     Section 8.02.  Merger or Consolidation of, or

                                   (ii)

                      Assumption of, the Obligations
                      of the Master Servicer . . . . . . . . . . . . . . 98
     Section 8.03.  Limitation on Liability of the Master
                      Servicer and Others. . . . . . . . . . . . . . . . 99
     Section 8.04.  Master Servicer Indemnification of the
                      Trust and the Trustee. . . . . . . . . . . . . . . 99
     Section 8.05.  The Master Servicer Not to Resign. . . . . . . . . .100
     Section 8.06.  Access to Certain Documentation and
                      Information Regarding the Receivables. . . . . . .100
     Section 8.07.  Delegation of Duties . . . . . . . . . . . . . . . .101
     Section 8.08.  Examination of Records . . . . . . . . . . . . . . .101
     Section 8.09.  Appointment of Successor Master
                      Servicer . . . . . . . . . . . . . . . . . . . . .102

                               ARTICLE NINE

                              PAY OUT EVENTS

     Section 9.01.  Pay Out Events . . . . . . . . . . . . . . . . . . .103
     Section 9.02.  Additional Rights Upon the Occurrence
                      of Certain Events. . . . . . . . . . . . . . . . .104

                                ARTICLE TEN

                             SERVICER DEFAULTS

     Section 10.01.  Servicer Defaults . . . . . . . . . . . . . . . . .107
     Section 10.02.  Trustee to Act; Appointment of
                       Successor . . . . . . . . . . . . . . . . . . . .109

                              ARTICLE ELEVEN

                                THE TRUSTEE

     Section 11.01.  Duties of Trustee . . . . . . . . . . . . . . . . .112
     Section 11.02.  Certain Matters Affecting the Trustee . . . . . . .114
     Section 11.03.  Trustee Not Liable for Certificates
                       or Receivables. . . . . . . . . . . . . . . . . .116
     Section 11.04.  Trustee May Own Certificates. . . . . . . . . . . .116
     Section 11.05.  Trustee's Fees and Expenses . . . . . . . . . . . .116
     Section 11.06.  Eligibility Requirements for Trustee. . . . . . . .117
     Section 11.07.  Resignation or Removal of Trustee . . . . . . . . .118
     Section 11.08.  Successor Trustee . . . . . . . . . . . . . . . . .118
     Section 11.09.  Merger or Consolidation of Trustee. . . . . . . . .119
     Section 11.10.  Appointment of Co-Trustee or Separate
                       Trustee . . . . . . . . . . . . . . . . . . . . .119
     Section 11.11.  Tax Returns . . . . . . . . . . . . . . . . . . . .121
     Section 11.12.  Trustee May Enforce Claims Without
                       Possession of Certificates. . . . . . . . . . . .122
     Section 11.13.  Suits for Enforcement . . . . . . . . . . . . . . .122
     Section 11.14.  Rights of Certificateholder to Direct

                               (iii)

                       Trustee . . . . . . . . . . . . . . . . . . . . .122
     Section 11.15.  Representations and Warranties of
                       Trustee . . . . . . . . . . . . . . . . . . . . .123
     Section 11.16.  Maintenance of Office or Agency . . . . . . . . . .123

                              ARTICLE TWELVE

                                TERMINATION

     Section 12.01.  Termination of Trust. . . . . . . . . . . . . . . .124
     Section 12.02.  Final Distribution. . . . . . . . . . . . . . . . .124
     Section 12.03.  Seller's Termination Rights . . . . . . . . . . . .126
     Section 12.04.  Optional Purchase . . . . . . . . . . . . . . . . .126

                             ARTICLE THIRTEEN

                         MISCELLANEOUS PROVISIONS

     Section 13.01.  Amendment . . . . . . . . . . . . . . . . . . . . .128
     Section 13.02.  Protection of Right, Title and
                       Interest to Trust . . . . . . . . . . . . . . . .130
     Section 13.03.  Limitation on Rights of Certificate
          holders. . . . . . . . . . . . . . . . . . . . . . . . . . . .131
     Section 13.04.  No Petition . . . . . . . . . . . . . . . . . . . .132
     Section 13.05.  GOVERNING LAW . . . . . . . . . . . . . . . . . . .132
     Section 13.06.  Notices . . . . . . . . . . . . . . . . . . . . . .132
     Section 13.07.  Severability of Provisions. . . . . . . . . . . . .133
     Section 13.08.  Assignment. . . . . . . . . . . . . . . . . . . . .133
     Section 13.09.  Certificates Nonassessable and
                       Fully Paid. . . . . . . . . . . . . . . . . . . .133
     Section 13.10.  Further Assurances. . . . . . . . . . . . . . . . .134
     Section 13.11.  No Waiver; Cumulative Remedies. . . . . . . . . . .134
     Section 13.12.  Counterparts. . . . . . . . . . . . . . . . . . . .134
     Section 13.13.  Third-Party Beneficiaries . . . . . . . . . . . . .134
     Section 13.14.  Actions by Certificateholders . . . . . . . . . . .134
     Section 13.15.  Rule 144A Information . . . . . . . . . . . . . . .134
     Section 13.16.  Merger and Integration. . . . . . . . . . . . . . .135
     Section 13.17.  Headings. . . . . . . . . . . . . . . . . . . . . .135


                                    (iv)

                                 EXHIBITS

Exhibit A          Form of Seller Certificate. . . . . . . . . . . . .  A-1
Exhibit B          Form of Seller Assignment . . . . . . . . . . . . .  B-1
Exhibit C          Form of Annual Servicer's Certificate . . . . . . .  C-1
Exhibit D          Forms of Legends. . . . . . . . . . . . . . . . . .  D-1
Exhibit E          Form of Letter of Representations . . . . . . . . .  E-1
Exhibit F-1        Form of Opinion of Counsel in Respect
                     of Additional Accounts. . . . . . . . . . . . . .F-1-1
Exhibit F-2        Form of Opinion of Counsel in Connection
                     with Amendments and Supplements . . . . . . . . .F-2-1
Exhibit F-3        Form of Annual Opinion of Counsel . . . . . . . . .F-3-1
Exhibit G          Form of Reassignment of Receivables in
                   Removed Accounts. . . . . . . . . . . . . . . . . .  G-1
Exhibit H          Form of Report of Independent Accountants
                     on Compliance . . . . . . . . . . . . . . . . . .  H-1
Exhibit I          Form of Revolving Line of Credit Agreement. . . . .  I-1
Exhibit J          Form of Subservicing Agreement. . . . . . . . . . .  J-1
Exhibit K-1        Form of Certificate for Delivery of
                     Definitive Certificates in Exchange for
                     a Portion of a Temporary Global Security. . . . .K-1-1
Exhibit K-2        Form of Certificate with Respect to
                     Registered Certificates Sold to Qualified
                     Institutional Buyers. . . . . . . . . . . . . . .K-2-1
Exhibit K-3        Form of Certificate for Use by a
                     Beneficial Owner of Certificates Other
                     than a Qualified Institutional Buyer. . . . . . .K-3-1


                                SCHEDULES

Schedule 1   Schedule of Accounts. . . . . . . . . . . . . . . . . . . S1-1
Schedule 2   Schedule of Accounts Established for Trust. . . . . . . . S2-1
Schedule 3   Location of Servicing Centers . . . . . . . . . . . . . . S3-1
Schedule 4   Collection Account Information. . . . . . . . . . . . . . S4-1

                             (v)

    POOLING AND SERVICING AGREEMENT dated as of December 31,
1994, between CAROLINA FIRST BANK, a South Carolina state-chartered bank, as Seller and Master Servicer, and The Chase
Manhattan Bank, N.A., a national banking association, as Trustee.

    In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders and the other
Beneficiaries to the extent provided herein:


                                ARTICLE ONE

                                DEFINITIONS

    Section 1.01.  Definitions.  Whenever used in this Pooling
Agreement, the following words and phrases shall have the following meanings:

    "Account" means each (i) Initial Account, (ii) Transferred Account, (iii) Additional Account from and after the related Addition Date and (iv) Removed Account prior to the related Removal Date, each of which will be identified by account number, the aggregate outstanding balance of the related Receivables as of the Cutoff Date, the related Transfer Date, the related Addition Date or prior to the related Removal Date, as the case may be, in the computer file or microfiche list delivered to the Trustee by the Seller pursuant to Section 2.01, 2.05 and 2.07, as the case may be.

    "Account Information" means the information contained in the Schedule of Accounts delivered to the Trustee by the Seller or the Master Servicer pursuant to Section 2.01, as the Schedule of Accounts may be amended or supplemented from time to time pursuant to Sections 2.01, 2.05 and 2.07.

    "Act" means the Securities Act of 1933, as amended.

    "Addition Date" means the date on which Receivables and Collateral Security from one or more Additional Accounts are sold to the Trust pursuant to Section 2.05.

    "Addition Notice" means a written notice delivered by the Seller to the Trustee, the Master Servicer, each Rating Agency and each Credit Enhancer describing the related Receivables and Collateral Security for the Additional Accounts to be sold to the Trust on any Addition Date pursuant to Section 2.05 and setting forth the related Additional Cutoff Date and Addition Date with respect to such Additional Accounts.

    "Additional Accounts" means Eligible Accounts that are credit card accounts and that are designated by the Seller to be included as Accounts from and after the Cutoff Date pursuant to

Section 2.05(a) or (b) and identified as such in the computer file or microfiche or written list delivered to the Trustee by the Seller pursuant to Section 2.01 or 2.05(d)(iii), as the case may be.

    "Additional Cutoff Date" means the date specified in the related Addition Notice from and after which collections in respect of the related Receivables and Collateral Security will be transferred to the Trust with respect to Additional Accounts. Each Additional Cutoff Date must precede the related Addition Date.

    "Adjustment" means the amount of any adjustment to the balance of a Principal Receivable made by the Master Servicer pursuant to Section 4.03(e).

    "Adjustment Payment" shall have the meaning specified in
Section 4.03(e).

    "Advance" means any advance of funds made by the Holders of the Variable Funding Certificates of any Series to the Trustee pursuant to the terms of the related Supplement.

    "Affiliate" with respect to any specified Person, means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Agent" with respect to any Series, means the Person, if any, so designated in the related Supplement, in whose name the related Variable Funding Certificates will be registered and to whom certain notices will be delivered and by whom certain actions will be taken on behalf of the Holders of such Variable Funding Certificates.

    "Aggregate Addition Limit" shall mean, a number of accounts not to exceed either (i) 15% of the number of Accounts in the Trust as of the first day of the twelve-month period commencing on the Cutoff Date or any anniversary thereof and including such Addition Date or (ii) 10% of the number of Accounts in the Trust as of the first day of any three-month period starting on such first Closing Date or on the Determination Date in any third month thereafter and including such Addition Date.

    "Aggregate Invested Amount" as of any date of determination, means the sum of the Invested Amounts of all Series issued and outstanding on such date.

    "Aggregate Investor Default Amount" for any Monthly Period, means the aggregate of the Investor Default Amounts for each outstanding Series for such Monthly Period.

    "Aggregate Principal Receivables Amount" means, as of any date of determination, the sum of the balances of all Principal Receivables in Accounts (other than Defaulted Receivables) as determined in respect of such date. The Master Servicer will determine the Aggregate Principal Receivables Amount with respect to any date of determination by subtracting from the aggregate balance of all Receivables as of such date, an amount equal to the aggregate amount of Finance Charge Receivables billed to Obligors during the Monthly Period immediately preceding such date of determination; provided, however, that in determining the Aggregate Principal Receivables Amount on any date of determination the Master Servicer will exclude from the foregoing aggregate amount (i) the aggregate amount of Principal Receivables (determined in the same manner) in Accounts whose Obligors are employees of the Seller, the Master Servicer, any Subservicer or any of their respective Affiliates, in excess of $250,000, (ii) the aggregate amount of Principal Receivables (determined in the same manner) in Sales 4 and 5 Accounts in excess of $10,000,000 and (iii) the aggregate amount of Principal Receivables in Accounts whose credit limits have been increased in violation of the covenant set forth in Section 2.06(k) or
Section 3.03(a)(xiv).

    "Amortization Date" with respect to any Series, means the latest date on which the Controlled Amortization Period for such Series will commence, as specified in the related Supplement.

    "Amortization Period" with respect to any Series, means the period from the day following the day on which the related Revolving Period terminates and continuing until the date on which such Amortization Period terminates, as set forth in the related Supplement, which shall be either a Controlled Amortization Period or a Rapid Amortization Period with respect to such Series.

    "Appointment Date" shall have the meaning specified in
Section 9.02(a).

    "APR" shall have the meaning specified in Section 2.06(c).

    "Authorized Newspaper" means any newspaper or newspapers of general circulation in The City of New York, New York printed in the English language (and, with respect to any Series or Class, if and so long as the Investor Certificates of such Series or Class are listed on the Luxembourg Stock Exchange and such exchange shall so require, in Luxembourg, printed in any language satisfying the requirements of such exchange) customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

    "Bank" means Carolina First Bank, a South Carolina state-chartered bank, and its successors in interest to the extent permitted hereunder.

    "Bank Portfolio" means the VISA (register mark) credit card accounts and Revolving Line of Credit Accounts owned by the Seller.

    "Banking Affiliate" means an Affiliate engaged in the business of banking.

    "Bearer Certificates" means Investor Certificates that are issued in bearer form with Coupons attached thereto pursuant to
Section 6.11.

    "Beneficiary" means any Holder of an Investor Certificate or the Seller Certificate and any Credit Enhancer.

    "Benefit Plan" means an employee benefit plan, trust or account, including an individual retirement account, that is subject to ERISA or is described in Section 4975(e)(1) of the Code or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity, as well as any "benefit plan investor" as such term is defined in the regulations issued pursuant to ERISA.

    "BIF" means the Bank Insurance Fund administered by the FDIC, or any successor thereto.

    "Book-Entry Certificates" means certificates evidencing beneficial interests in Investor Certificates, ownership and transfers of which shall be made through book entries by a Depository as described in Section 6.08; provided, however, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

    "Business Day" means any day other than a Saturday or a Sunday or another day on which banking institutions or trust companies in the City of New York or the State of South Carolina (or, with respect to any Series, any additional city or state specified in the related Supplement) are authorized or obligated by law, executive order or governmental decree to be closed.

    "Cardholder Agreement" means the agreement (and the related application) for a MasterCard (register mark) or VISA (register mark) credit card account between any Obligor and the Bank (or between any Obligor and the originator of an Account sold or assigned to the Bank), as such agreement may be amended, modified or otherwise changed from time to time.

    "Cardholder Fee Processing Date" means any Date of
Processing on which the Master Servicer assesses any Cardholder

Fees on an Obligor.

    "Cardholder Fees" with respect to any Account, means any fees specified in the Cardholder Agreement applicable to such Account, including annual membership or annual fees, overlimit charges, late payment charges or default charges or charges denoted by any similar terms.

    "Cardholder Guidelines" means the written policies and procedures relating to the operation of the Bank's credit card business, including, without limitation, the written policies and procedures for determining the creditworthiness of potential and existing credit card customers or the extension of credit to credit card customers, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended, modified or otherwise changed from time to time and as such policies and procedures may be set forth in an agreement between the Bank, as Master Servicer, and one or more Subservicers servicing some or all of the Accounts or Receivables pursuant to Section 3.01. As so amended, the Cardholder Guidelines shall conform with all Requirements of Law.

    "Certificate" means any of the Investor Certificates or the Seller Certificate.

    "Certificate Owner" means, with respect to any Book-Entry
Certificate, the person who is the beneficial owner of an interest in such Book-Entry Certificate.

    "Certificate Rate" with respect to any Series or Class, means the certificate rate specified therefor in the related
Supplement.

    "Certificate Register" means the register maintained pursuant to Section 6.04(a).

    "Certificateholder" or "Holder" means the registered Holder of any Registered Certificate or the bearer of any Bearer Certificate (or Global Certificate, as the case may be) or Coupon; provided, however, that for purposes of calculating the percentage or number of Holders purporting to vote, take any action or give any consent or direction hereunder, if the Bank or Affiliate thereof is the registered Holder or beneficial owner of any Investor Certificate, the Bank or such Affiliate shall be deemed not to be a Certificateholder or Holder for such purposes and the Investor Certificates held by the Bank shall be excluded from any calculation made of the number, Invested Amount or aggregate principal balance of all Investor Certificates or such Series or Class of Investor Certificates outstanding as to which any related number or percentage of Investor Certificates is required in order to so vote, act, direct or consent.

    "Certificateholders' Interest" shall have the meaning specified in Section 4.01.

    "CFC" means Carolina First Corporation, or any successor thereto.

    "Class" means, with respect to any Series, all Certificates of such Series whose form is identical except for variation in denomination, principal amount, owner or designation of class.

    "Class Invested Amount" with respect to any Class and any date, unless otherwise specified in the related Supplement, means the Initial Invested Amount of such Class as the same has been
(i) reduced prior to such date based on the allocation thereto of Collections treated as payments of principal thereon or the imputation thereto of Defaulted Amounts resulting in charge-offs thereof and (ii) increased by the allocation thereto of Advances or amounts proportional to the amount of Advances or of reimbursements of prior reductions thereto funded from any source, each as specified in the related Supplement.

    "Closing Date" with respect to any Series, means the Closing
Date specified in the related Supplement.

    "Collateral Security" with respect to any Receivable, means the Bank's right, title and interest to the proceeds thereof (including any Insurance Proceeds) and all rights and benefits afforded to the Bank under any agreement pursuant to which the related Account was acquired by the Bank.

    "Collection Account" means the account designated as such and established and maintained pursuant to Section 4.02.

    "Collection Subaccount" means a subaccount of the Collection
Account maintained in respect of a Series and held in trust for the benefit of the related Certificateholders and any related
Credit Enhancer.

    "Collections" means, without duplication, all payments received by the Master Servicer or any Subservicer as payments on the Accounts by the related Obligors or other proceeds of the Receivables, in the form of cash, checks or any other form of payment as provided in the related Cardholder Agreement or Revolving Line of Credit Agreement. Recoveries and Investment Proceeds will also be treated as Collections of Finance Charge Receivables. Collections processed on any Account in excess of the aggregate amount of Finance Charge Receivables in such Account as of the Date of Processing of such Collection shall be deemed to be a payment in respect of Principal Receivables to the extent of such excess. Collections with respect to a particular Series and any Monthly Period also shall, to the extent specified herein and in the related Supplement, include the amount, if any, of the Servicing Fee or Interchange that the Master Servicer waives as servicing compensation, to the extent received by the Master Servicer, whether deposited into the Collection Account or a Series Account specified in the related Supplement, to be allocated as Finance Charge Collections for such Series after the allocation among all Series of Collections other than such amounts.

    "Commission" means the Securities and Exchange Commission, or any successor thereto.

    "Common Depositary" means the Person specified in the applicable Supplement, in its capacity as common depositary for the respective accounts of any Foreign Clearing Agencies.

    "Controlled Amortization Period" for any Series or Class, unless otherwise specified in the related Supplement, means the period commencing on the Amortization Date and continuing until the earliest to occur of (i) the payment in full of such Series or Class, (ii) the related Series Termination Date or (iii) the commencement of a Rapid Amortization Period with respect to such Series or all Series. Unless otherwise specified in the related Supplement, no Controlled Amortization Period will commence if a Rapid Amortization Period commences prior to the Amortization Date, or recommence after the commencement of a Rapid Amortization Period.

    "Conveyances" means each of the transfers, assignments, set-overs and conveyances of Trust Assets described in Section 2.01.

    "Corporate Trust Office" means the principal office of the Trustee in the City of New York, at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Pooling Agreement is located at 4 Chase MetroTech Center, Brooklyn, New York 11245,
Attention:  Institutional Trust Group.

    "Coupon" means interest coupons and one or more special coupons that are attached to Bearer Certificates.

    "Credit Enhancement" means the rights and benefits provided in respect of any Series or Class pursuant to any letter of credit, surety bond, financial guaranty policy, cash collateral account, spread account, reserve fund, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement.

    "Credit Enhancement Agreement" means any agreement, instrument or document governing the terms of any Credit
Enhancement or pursuant to which any Credit Enhancement is issued or outstanding.

    "Credit Enhancer" means the Person providing any Credit
Enhancement, or any successor thereto.

    "Credit Enhancer Default" means any of the following events shall have occurred and be continuing: (i) a Credit Enhancer fails to make a payment under the related Credit Enhancement in accordance with its terms or the terms of the related Credit Enhancement Agreement; (ii) a Credit Enhancer (a) files any petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (b) makes a general assignment for the benefit of its creditors, or (c) is the subject of an order for relief under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (iii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (a) appointing a custodian, trustee, agent or receiver for such Credit Enhancer or for all or any material portion of its property or (b) authorizing the taking of possession by a custodian, trustee, agent or receiver of such Credit Enhancer of all or any material portion of its property.

    "Cutoff Date" means December 31, 1994. References herein to balances, dollar amounts and percentages measured as of the Cutoff Date refer to balances, dollar amounts and percentages as of the close of business on the Cutoff Date.

    "Date of Processing" with respect to any transaction with respect to an Account, means the date on which such transaction is first recorded on the Master Servicer's computer master file of VISA (register mark) and other credit card accounts and Revolving Line of Credit Accounts (without regard to the effective date of such recordation).

    "Defaulted Account" means each Account with respect to which, in accordance with the Cardholder Guidelines and the Master Servicer's customary and usual servicing procedures for servicing credit card and unsecured revolving line of credit receivables comparable to the Receivables, the Master Servicer has charged off the Receivables in such Account as uncollectible.
An Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off as uncollectible on the Master Servicer's computer master file of VISA (register mark) and other credit card accounts or Revolving Line of Credit Accounts.
Notwithstanding any other provision hereof, any Receivables in a Defaulted Account that are Ineligible Receivables shall be treated as Ineligible Receivables rather than as Receivables in Defaulted Accounts.

    "Defaulted Amount" with respect to any Monthly Period, means the aggregate amount of Principal Receivables in Accounts that became Defaulted Accounts during such Monthly Period, minus the amount of any Defaulted Receivables as to which the Seller became obligated to accept reassignment pursuant to this Pooling Agreement during such Monthly Period; provided, however, that, if an Insolvency Event occurs with respect to the Seller which prevents the reassignment to the Seller of such Defaulted Receivables, the amount of such Defaulted Receivables shall not be so subtracted in calculating the Defaulted Amount.

    "Defaulted Receivables" with respect to any Monthly Period, means all Principal Receivables in any Account which are charged off as uncollectible during such Monthly Period in accordance with the Cardholder Guidelines and the Master Servicer's customary and usual servicing procedures for servicing consumer credit card and unsecured revolving line of credit receivables comparable to the Receivables. A Principal Receivable in any Account shall become a Defaulted Receivable on the day on which such Principal Receivable is recorded as charged off on the Master Servicer's computer master file of VISA (register mark) and other credit card accounts or Revolving Line of Credit Accounts, but in any event, shall be deemed a Defaulted Receivable no later than the last day of the month during which such Receivable becomes 180 days delinquent 240 days after the billing date.

    "Definitive Certificates" means Investor Certificates issued in definitive, fully registered form.

    "Definitive Euro-Certificates" means Bearer Certificates or
Registered Certificates in definitive form issued in exchange for a Global Certificate pursuant to Section 6.11.

    "Deposit Date" with respect to any Distribution Date, means the Business Day immediately preceding such Distribution Date.

    "Depository" means The Depository Trust Company, as initial Depository, the nominee of which is CEDE & Co., or any other organization registered as a "clearing agency" pursuant to
Section 17A of the Exchange Act. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the UCC as in effect in the State of New York.

    "Depository Agreement" with respect to any Series or Class, means the agreement among the Seller and Master Servicer, the Trustee and the Depository, dated as of the related Closing Date and substantially in the form of Exhibit E hereto.

    "Depository Participant" means a broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

    "Determination Date" with respect to any Deposit Date means the day that is five Business Days prior to such Deposit Date.

    "Distribution Date" means the fifteenth day of each month or, if such day is not a Business Day, the next succeeding
Business Day, commencing with respect to a Series, on the date specified in the related Supplement.

    "Distribution Date Statement" with respect to any Series, means a report prepared by the Master Servicer on each Determination Date with respect to the related Monthly Period and Distribution Date, substantially in the form set forth in the related Supplement.

    "Duff & Phelps" means Duff & Phelps Credit Rating Company, or any successor thereto. If Duff & Phelps is a Rating Agency with respect to a Series or Class, its address for notices shall be Duff & Phelps Credit Rating Company, 17 State Street, 12th Floor, New York, New York 10004, Attention: ABS Monitoring, or such other address as it may hereafter furnish to the Trustee, the Seller and the Master Servicer.

    "Eligible Account" as of the Cutoff Date (or, with respect to Additional Accounts, as of the relevant Addition Date), means each credit card account or unsecured revolving line of credit account which, or as to which:

      (i)   is in existence and maintained with the Seller;

     (ii)   is payable in United States dollars;

     (iii) the related Obligor is one or more individuals that has or have provided, as its or their most recent billing address, an address which is located in the United States or its territories or possessions or a military address;

     (iv) has not been classified by the Seller or an Affiliate as cancelled (i.e., which has been closed and which has a zero Receivables balance), counterfeit, deleted, fraudulent, stolen or lost;

      (v) has not been, and the Receivables of which have not been, sold, pledged, hypothecated, assigned or otherwise conveyed to any Person other than as expressly provided in this Pooling Agreement;

     (vi) which was either (a) originated by the Seller or a Banking Affiliate of the Seller, (b) acquired by the Seller from a third-party financial institution before the first Closing Date or (c) if acquired by the Seller from a third-party financial institution after the first Closing Date, designated to the Trust only upon the prior written consent of each Credit Enhancer and each Rating Agency;

     (vii) would not be deemed a Defaulted Account upon its inclusion in the Trust;

     (viii) is neither a business or corporate card account or an account originated under an affinity program;

     (ix) is a VISA (register mark) credit card account or Revolving Line of Credit Account, in the case of the Initial Accounts or a VISA (register mark) or MasterCard (register mark) credit card account, in the case of Additional Accounts, serviced by the Master Servicer, directly or through one or more Subservicers appointed by the Master Servicer, at such servicing center identified on
     Schedule 3 hereto or as shall be designated by the Master
     Servicer pursuant to Section 13.02(c), and established pursuant to a Cardholder Agreement or Revolving Line of Credit Agreement, as the case may be; and

      (x) in the case of any proposed Additional Account, does not have a credit limit in excess of $50,000.

provided, however, that Eligible Accounts may include Accounts, the Receivables of which have been charged off if (a) the balance of the Receivables included in such Accounts is reflected on the books and records of the Seller (and is treated for purposes of this Pooling Agreement) as "zero", and (b) charging privileges with respect to all such Accounts have been cancelled in accordance with the Cardholder Guidelines and the Master Servicer's customary and usual servicing procedures for servicing credit card and unsecured revolving line of credit receivables similar to the Receivables and will not be reinstated by the Seller or Master Servicer.

    "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form having original or remaining maturities of 30 days or less, but in no event occurring later than the Distribution Date next succeeding the Trustee's acquisition thereof, which evidence:

      (i) obligations of, or obligations fully guaranteed by, the United States;

     (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations thereof (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) shall have a credit rating from each Rating Agency in the highest investment category granted thereby (which is "A-1+" in the case of Standard & Poor's);

     (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from each Rating Agency in the highest investment category granted thereby;

     (iv) investments in money market funds or money market mutual funds (including those of the Trustee and its Affiliates) irrespective of whether the Trustee or its Affiliates receive any compensation in connection therewith having a rating from each Rating Agency in the highest investment category granted thereby (which is "AAAm" in the case of Standard & Poor's) or otherwise approved in writing thereby and approved in writing by each Credit Enhancer;

      (v) demand deposits, time deposits and certificates of deposit (including those of the Trustee and its Affiliates) which are fully insured by the FDIC;

     (vi) bankers' acceptances issued by any depository institution or trust company referred to in clause (ii) above; and

     (vii) repurchase agreements with any domestic bank the short-term debt of which is rated "A-1+" or better by Standard & Poor's (so long as an opinion is rendered that the repurchase agreement is a "repurchase agreement" and a "qualified financial contract" as defined in FIRREA and that such bank is subject to FIRREA) or any foreign bank the short-term debt of which is rated at least "A-1+" by Standard & Poor's and "P-1" by Moody's (so long as Moody's and Standard & Poor's are Rating Agencies); provided the term of such repurchase agreement is for one year or less.

         "Eligible Receivable" means each Receivable:

      (i) which has arisen under an Account which was an Eligible Account at the Cutoff Date or the relevant Addition
     Date and when such Receivable arose;

     (ii) which was created (a) in compliance with (1) the Cardholder Guidelines or guidelines with respect to the origination of Revolving Line of Credit Accounts then in effect, (2) the applicable Cardholder Agreement or Revolving Line of Credit Agreement and (3) all Requirements of Law applicable to the Seller, other than such Requirements of Law the failure to comply with which would not have a material adverse effect on Investor Certificateholders or any other Beneficiary and (b) pursuant to a Cardholder Agreement or Revolving Line of Credit Agreement which complies with all Requirements of Law applicable to the Seller, the failure to comply with which would have a material adverse effect on any Beneficiary;

     (iii) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller in connection with the creation of such Receivable or the execution, delivery and performance by the Seller of the Cardholder Agreement or Revolving Line of Credit Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect as of such date of creation;

     (iv) as to which, at all times following the conveyance thereof to the Trust, the Seller or the Trust will have good and marketable title, free and clear of all Liens (other than the conveyances hereunder or any Permitted Lien);

      (v) which has been the subject of either a valid transfer and assignment from the Seller to the Trust of all the Seller's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust;

     (vi) which at all times following the Conveyance of such Receivable to the Trust, is the legal, valid and binding payment obligation of the related Obligor, which has not been waived or modified (except in accordance with this Pooling Agreement) and which is enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) or as to which the Master Servicer is required by
     Section 4.03(e) to make an Adjustment;

     (vii) which constitutes an "account" or a "general intangible" under and as each such term is defined in
     Section 9-106 of the South Carolina UCC;

     (viii) as to which, at the time of transfer of such Receivable to the Trust, the Seller has satisfied all obligations on its part with respect to such Receivable then required to be fulfilled;

     (ix) as to which, at the time of its transfer to the Trust, the Seller has not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the Trust, impair the rights of the Trustee or any Beneficiary therein;

      (x) which is not subject to any right of rescission, setoff, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and

     (xi) the Obligor of which has not provided as its most recent billing address an address outside of the United
     States or its territories that is other than a military address.

         "Eligible Servicer" means a Person which, at the time of its appointment as a Subservicer or Successor Master Servicer, (i) is the Subservicer as of the first Closing Date, (ii) is legally qualified and has the capacity to service the Accounts, that
(a) has demonstrated the ability to professionally and competently service a portfolio of credit card and unsecured revolving line of credit accounts similar to the Accounts in accordance with high standards of skill and care, (b) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under this Pooling Agreement and (c) is approved to act in such capacity in writing by each Rating Agency and each Credit Enhancer as to which there has not been a Credit Enhancer Default, such consent, in the case of each Credit Enhancer, not to be unreasonably withheld, or (iii) is the Trustee.

    "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

    "Euroclear Operator" means Morgan Guaranty Trust Company of
New York, Brussels office, as operator of the Euroclear System.

    "Excess Finance Charge Collections" with respect to any Series, means Excess Spread for such Series with respect to any Monthly Period that is in excess of amounts required to be distributed to the related Certificateholders, deposited in any related Reserve Fund, distributed to any Credit Enhancer or otherwise allocated or applied to make specific deposits or payments in respect of such Series on the related Distribution Date as set forth in Articles Four and Five and in the related Supplement.

    "Excess Funding Account" means the account designated as such and established and maintained pursuant to Section 4.02(c).

    "Excess Funding Amount" with respect to any Series and as of any Distribution Date, unless otherwise specified in the related Supplement, means the greater of (i) the amount by which the Required Seller Amount exceeds the Seller Amount or (ii) the amount by which the Required Principal Balance exceeds the Aggregate Principal Receivables Amount.

    "Excess Principal Collections" with respect to any Series in its Revolving Period, means Collections of Principal Receivables allocable to such Series with respect to any Monthly Period relating to a Distribution Date during such Revolving Period that are in excess of amounts required to be treated as Reallocated Principal Collections, deposited into the Excess Funding Account or distributed to any related Credit Enhancer in respect of Unreimbursed Credit Enhancer Amounts or to the Holder of the Seller Certificate or otherwise allocated to make specific deposits or payments in respect of such Series on such Distribution Date as set forth in Articles Four and Five and in the related Supplement.

    "Excess Spread" with respect to any Series and any Distribution Date, unless otherwise specified in the related Supplement, means the amount, if any, of Collections of Finance Charge Receivables allocated thereto in excess of the amounts necessary to make all required distributions in respect of current or past due interest or Non-Usage Fees, current or past due Servicing Fees, current or past due fees, premiums or reimbursements payable to any related Credit Enhancer in respect of Unreimbursed Credit Enhancer Amounts (other than amounts described in clauses (iii) and (iv) of the definition thereof) and Defaulted Amounts allocable to the Holders of the Class or Classes of Certificates specified in the related Supplement.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Exchange Date" means any date that is after the Series Issuance Date, in the case of Definitive Euro-Certificates in registered form, or upon presentation of certification of non-United States beneficial ownership (as described in Section 6.11), in the case of Definitive Euro-Certificates in bearer form.

    "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

    "Finance Charge Receivables" with respect to any Monthly Period, means all amounts billed to Obligors on any Account during such Monthly Period in respect of periodic finance charges, cash advance fees and Cardholder Fees minus any such fees previously charged to an Account that have been rebated back or waived by the Seller for such Monthly Period in accordance with the related Cardholder Agreement, the Cardholder Guidelines and this Pooling Agreement. Certain other amounts received as

Interchange may, and all Recoveries and Investment Proceeds will, be treated as Collections of Finance Charge Receivables as described in the definition of "Collections" and as provided herein.

    "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

    "Fitch" means Fitch Investors Service, Inc., or any successor thereto. If Fitch is a Rating Agency with respect to a Series or Class, its address for notices shall be Fitch Investors Service Inc., One State Street Plaza, New York, New York 10004,
Attention: ABS Surveillance Group, or such other address as it may hereafter furnish to the Trustee, the Seller and the Master Servicer.

    "Floating Allocation Percentage" with respect to any Series and any date on which an allocation is to be made, unless otherwise specified in the related Supplement, means the percentage (not to exceed 100%) obtained by dividing the related Invested Amount as of the last day of the Monthly Period preceding the related Monthly Period (or, with respect to the first Monthly Period, the related Initial Invested Amount) by the Aggregate Principal Receivables Amount as of such last day (or, with respect to the first Monthly Period, as of the related Series Cutoff Date); provided, however, that the Floating Allocation Percentage for any Series comprised solely of Variable Funding Certificates will be 0% until the related Holders have made an Advance; and provided, further, that with respect to the allocation of Collections of Finance Charge Receivables among all Series for any Monthly Period, if the sum of the Floating Allocation Percentages for each Series would, on such date, exceed 100%, then Collections for such Monthly Period will be allocated among each Series on the basis of such Floating Allocation Percentages after the pro rata reduction thereof such that the sum thereof will equal 100% for such Monthly Period.

    "Foreign Clearing Agency" means each of Cedel and the Euroclear Operator.

    "Global Certificate" means a single temporary global certificate evidencing a Class of Investor Certificates, issued in bearer form, without interest coupons.

    "Governmental Authority" means the United States and any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

    "Group" with respect to any Series, means the group of Series in which such Series is to be included pursuant to the related Supplement.

    "Indenture" means an indenture or other agreement pursuant to which any Notes are issued.

    "Ineligible Finance Charge Receivable" means any Finance
Charge Receivable that is an Ineligible Receivable.

    "Ineligible Principal Receivable" means any Principal
Receivable that is an Ineligible Receivable.

    "Ineligible Receivable" means any Receivable as to which the Seller is obligated to accept reassignment pursuant to Sections 2.04(b)(i) or (ii) or 2.04(c).

    "Initial Account" means each Eligible Account which has been transferred to the Trust pursuant to the Pooling Agreement as of the Cutoff Date, and which is identified in the computer file or microfiche or written list delivered to the Trustee on the Cutoff Date by the Seller pursuant to Section 2.01.

    "Initial Invested Amount" with respect to any Series or Class, shall have the meaning specified in the related
Supplement.

    "Insolvency Event" with respect: (i) to the Seller, means the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller; or the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or the Seller shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Pooling and Servicing Agreement or (ii) to the Master Servicer, means (a) if the Master Servicer is the Bank or another Person not subject to the federal bankruptcy laws, an event described in clause (i) above appropriately modified to relate to the Master Servicer, or
(b) if the Bank is no longer the Master Servicer, and the Successor Master Servicer is an entity other than a federally or state-chartered bank, the Successor Master Servicer shall file a petition commencing a voluntary case under any chapter of the federal bankruptcy laws; or the Successor Master Servicer shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable federal or state law, or shall consent to the filing of any such petition, answer or consent; or the Successor Master Servicer shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or the Successor Master Servicer shall make an assignment for the benefit of creditors, shall admit in writing its inability to pay its debts generally as they become due or shall voluntarily suspend payment of its obligations; or any order for relief against the Successor Master Servicer shall have been entered by a court having jurisdiction in the premises under any chapter of the federal bankruptcy laws; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of the Successor Master Servicer under any other similar applicable federal or state law; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Successor Master Servicer or of any substantial part of its property or for the winding up or liquidation of its affairs.

    "Insurance Proceeds" means any amounts received by the Master Servicer or an Affiliate thereof pursuant to any credit life, credit disability or unemployment insurance policies or other insurance policies in respect of the Accounts, the related Obligors or the Receivables.

    "Interchange" shall mean interchange fees payable to the Seller in its capacity as credit card issuer, through VISA (register mark), MasterCard (register mark) or any other similar entity or organization with respect to any other type of revolving credit card account included as Accounts, in connection with cardholder charges for goods and services.

    "Interest Shortfall" with respect to any Series in a Group and any Distribution Date, means the amount, if any, by which (i) the aggregate amount of (a) current or past due interest payments or Non-Usage Fees for the related Certificateholders, (b) current or past due Investors' Servicing Fee allocable thereto,
(c) Unreimbursed Credit Enhancer Amounts (other than amounts described in clauses (iii) or (iv) of the definition thereof) payable to a related Credit Enhancer, (d) Default Amounts allocable thereto, (e) reimbursable but as yet unreimbursed Investor Charge-Offs (as specified in the related Supplement) realized on any prior Distribution Date and (f) amounts required to be deposited in the related Reserve Fund or similar Credit Enhancement on any Distribution Date, as specified in the related Supplement, exceeds (ii) the sum of (a) Collections of Finance Charge Receivables allocable thereto for the related Monthly Period, (b) Excess Spread allocable thereto on such Distribution Date and (c) any other amounts available therefor as specified in the related Supplement, as set forth in Articles Four and Five and in the related Supplement.

    "Internal Revenue Code" means the Internal Revenue Code of
1986, as amended.

    "Invested Amount" with respect to any Series and any date, unless otherwise specified in the related Supplement, means (i) an amount equal to the Initial Invested Amount for such Series, minus (ii) the amount, without duplication, of principal payments made to the Holders of the related Investor Certificates prior to such date (including distributions from amounts drawn or paid as principal under any related Credit Enhancement), minus (iii) the aggregate of related Investor Charge-Offs allocated to any Class within such Series prior to such date, plus (iv) with respect to any Series that includes a Class of, or is comprised of, Variable Funding Certificates, the aggregate amount of Advances made with respect to such Variable Funding Certificates prior to such date, plus (v) with respect to any Series that includes a Class of Certificates that has a Class Invested Amount that increases in proportion to the amount of Advances made with respect to a Class of Variable Funding Certificates included in such Series, the aggregate amount of such increases prior to such date, plus (vi) the aggregate amount of Excess Spread or Shared Excess Finance Charge Collections applied to reimburse reductions in the Class Invested Amount of any Class within such Series, or the Invested Amount of such Series if such Series is comprised of a single Class, in accordance with the related Supplement.

    "Investment Company Act" means the Investment Company Act of
1940, as amended.

    "Investment Proceeds" means an amount equal to the aggregate of amounts earned on and proceeds of Eligible Investments held in the Collection Account, the Excess Funding Account and any Series Account during any Monthly Period, in each case net of expenses incurred in connection with and any losses on such Eligible Investments.

    "Investor Certificate" means, with respect to a Series or with respect to all Series, as the context may require, any of the Certificates (including the Bearer Certificates, the Registered Certificates or any Global Certificate evidencing such Certificates) executed and authenticated by the Trustee, substantially in the form attached to the related Supplement, other than the Seller Certificate.

    "Investor Certificateholder" means the Holder of record of an Investor Certificate.

    "Investor Charge-Off" with respect to any Series or Class and any Distribution Date, unless otherwise specified in the related Supplement, means the portion of the sum of the aggregate of Defaulted Amounts allocated to such Series or Class not funded from Collections, Excess Spread and Shared Excess Finance Charge Collections allocable to such Series, the Series Funding Percentage of the Seller Percentage of Collections of Finance Charge Receivables, the subordination of any other Series or Class or amounts on deposit in any related Reserve Fund or under any Credit Enhancement on such Distribution Date available therefor, as specified in the related Supplement.

    "Investor Default Amount" for any Series and any Monthly
Period, unless otherwise specified in the related Supplement, means the product of the related Floating Allocation Percentage and the Defaulted Amount, each for such Monthly Period.

    "Investors' Servicing Fee" means the sum of the Monthly
Servicing Fees allocated to each Series pursuant to the related
Supplements.

    "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to
Section 7.04 shall not be deemed to constitute a Lien.

    "Majority Holders" with respect to any Series, means the Holders of Investor Certificates representing 51% or more of the related Class Invested Amount or principal balance of each Class or Classes specified in the related Supplement.

    "Manager" means the lead manager, manager or co-manager or person performing a similar function with respect to an offering of Definitive Euro-Certificates.

    "Master Servicer" means the Bank or its successors in interest to the extent permitted hereunder, in its capacity as Master Servicer hereunder, or, following a Service Transfer, the Successor Master Servicer.

    "MasterCard" means MasterCard International Incorporated, or any successor thereto. MasterCard (register mark) is a registered trademark of MasterCard.

    "Maximum Amount" with respect to any Series or Class of Certificates, means the maximum principal balance, Invested
Amount or Class Invested Amount specified as such in the related
Supplement.

    "Monthly Period" with respect to any Distribution Date, means the calendar month preceding the month in which such Distribution Date occurs.

    "Monthly Servicing Fee" with respect to any Series and any Distribution Date, unless otherwise specified in the related Supplement, will be an amount equal to the product of (i) one-twelfth, (ii) 2.0% per annum and (iii) the related Invested Amount as of the last day of the Monthly Period preceding the related Monthly Period.

    "Moody's" means Moody's Investors Service, Inc., or any successor thereto. If Moody's is a Rating Agency with respect to a Series or Class, its address for notices shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10009, Attention: ABS Monitoring Department, 4th Floor, or such other address as it may hereafter furnish to the Trustee, the Seller and the Master Servicer.

    "Non-Usage Fee" with respect to any Series or Class of Variable Funding Certificates and any Interest Period, means the fee to be paid to the Holders of such Certificates on the related Distribution Date on the excess of the related Maximum Amount over the amount of outstanding Advances, as specified in the related Supplement.

    "Notes" means bonds, notes or other evidences of indebtedness secured or collateralized by one or more pools of receivables or by certificates of any class issued by one or more trusts or by certificates of any class issued by a grantor trust established by or for the benefit of the Bank.

    "Notice Date" with respect to any Addition Date, means any date on or before the fifth Business Day, but not more than the thirtieth day, prior to such Addition Date.

    "Notices" shall have the meaning specified in Section
13.06(a).

    "Obligor" with respect to any Account, means the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

    "Officer's Certificate" with respect to any entity, unless otherwise specified in this Pooling Agreement or any Supplement, means a certificate signed by the Chairman of the Board, Vice Chairman of the Board, President, any Vice President, Treasurer, Assistant Treasurer or Secretary of such entity.

    "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Person providing such opinion, but who shall be reasonably acceptable to the Trustee and each Credit Enhancer or other Person who is entitled to receive such opinion of counsel.

    "Pay Out Event" shall have the meaning specified in Section
9.01 and, with respect to any Series, shall also mean any additional Pay Out Event specified in the related Supplement.

    "Permitted Liens" means Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP.

    "Person" means any legal person, including any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

    "Pooling Agreement" means this Pooling and Servicing
Agreement, as the same may from time to time be amended, modified or otherwise supplemented, including, with respect to any Series or Class, by the related Supplement.

    "Principal Allocation Percentage" with respect to any Series and any Monthly Period, means the percentage equivalent (not to exceed 100%) of a fraction, (i) the numerator of which is (a) during the related Revolving Period, the related Invested Amount as of the last day of the Monthly Period preceding such Monthly Period (or, with respect to the Monthly Period relating to the first Distribution Date for such Series, the related Initial Invested Amount) or (b) during a related Controlled Amortization Period or Rapid Amortization Period, the related Invested Amount as of the last day of the Revolving Period, and (ii) the denominator of which is the greater of (a) the Aggregate Principal Receivables Amount as of the last day of the Monthly Period preceding such Monthly Period (or, in the case of the Monthly Period relating to the first Distribution Date, the Cutoff Date) and (ii) the sum of the numerators used to calculate the Principal Allocation Percentages for all outstanding Series as of such date; provided, however, that with respect to the allocation of Collections of Principal Receivables among all Series, if on any date of determination the sum of the Principal Allocation Percentages for each outstanding Series exceeds 100%, then such allocations shall be made on the basis of such percentages after a pro rata reduction thereof such that the sum thereof will equal 100% for such Monthly Period.

    "Principal Receivables" means all amounts charged by Obligors for merchandise and services and cash advances (plus capitalized unpaid Finance Charge Receivables), but shall not include Defaulted Receivables. In calculating the aggregate amount of Principal Receivables in an Account on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in such Account on such day. Any Receivables which the Seller is unable to transfer as provided in
Section 2.06(d) or 9.02 shall not be included in calculating the Aggregate Principal Receivables Amount, except to the extent so provided in Section 2.06(d) or 9.02.

    "Principal Shortfall" with respect to any Series in a Group, means the amount, if any, by which (i) the aggregate of principal payments to be made to the related Investor Certificateholders, the Excess Funding Amount and the amount to be deposited in any related Series Account or distributed to any related Credit Enhancer as set forth in Articles Four and Five and in the related Supplement on any Distribution Date exceeds (ii) the sum of (a) the amount of Collections of Principal Receivables allocable to such Series for the related Monthly Period and
(b) other amounts available to make such distributions and deposits as set forth in Articles Four and Five and in the related Supplement.

    "Principal Terms" with respect to any Series, means (i) the name or designation of such Series; (ii) the Initial Invested Amount thereof (or method for calculating such amount) and the initial principal balance of each Class of such Series;
(iii) each applicable Certificate Rate (or formula for the determination thereof) and the manner, if any, in which such rate may be adjusted from time to time; (iv) the related Closing Date;
(v) the identity of each Rating Agency; (vi) the interest payment date or dates and the manner, if any, in which the interest payment date or dates may be reset from time to time and the periods during which interest shall accrue; (vii) the name of the Depository or other clearing agency if any; (viii) the method for allocating collections to Certificateholders of such Series, including all relevant allocation percentages, the method by which the principal amount of such Series shall amortize or accrue and the date on which any Controlled Amortization Period therefor shall commence; (ix) the designation of any Series Accounts and the terms governing the operation of such Series Accounts; (x) the method of calculating the Servicing Fee with respect thereto; (xi) the provider and the terms of any form of Credit Enhancement with respect thereto; (xii) the terms on which the Investor Certificates of such Series may be exchanged for Investor Certificates of another Series, repurchased by the Seller or remarketed to other investors; (xiii) the Series Termination Date; (xiv) the number of Classes of Investor Certificates of such Series and, if such Series consists of more than one Class, the rights and priorities of each such Class;
(xv) the priority of such Series with respect to any other Series; (xvi) whether Recoveries or Interchange or other fees will be included in funds available to the related Certificate-holders; (xvii) the extent to which the Investor Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such Global Certificate or Certificates, the terms and conditions, if any, upon which such Global Certificate may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a temporary or Global Certificate will be paid); (xviii) whether the Investor Certificates of such Series may be issued as Bearer Certificates and any limitations imposed thereon; (xix) whether such Series is being issued in book-entry form and the minimum denominations in which the Investor Certificates of such Series will be issued; (xx) the minimum amount of Principal Receivables required to be maintained through the designation of Additional Accounts; (xxi) the amount of any deposit into any account maintained for the benefit of Certificateholders; (xxii) the rights, if any, of the Holder of the Seller's Certificate that have been transferred to the Holders of such Series; (xxiii) whether such Series is part of a Group, and the name or Series designation of each other Series in such Group; (xxiv) whether all or part of such Series are Variable Funding Certificates; and (xxv) any other terms of such Series.

    "Private Rating Indication" with respect to any Rating Agency, means its opinion of the credit risk exposure to a related Credit Enhancer with respect to any Series or Class, expressed in terms of a ratings designation or the lowest rating in a range of such designations communicated to such Credit Enhancer; provided, however, that no Private Rating Indication shall be deemed to be changed from that in effect on the related Series Closing Date unless such change is communicated in writing by such Credit Enhancer to the Trustee, the Master Servicer and the Seller.

    "Purchase Price" with respect to any Receivable for any date on which such Receivable is to be purchased by the Seller or Master Servicer from the Trust pursuant to Section 3.03(b), means the amount specified in such Section.

    "Qualified Institution" means (i) the corporate trust department of the Trustee or (ii) a depository institution or trust company (a) as to which each Credit Enhancer has given its written consent and (b) that is organized under the laws of the United States or any State (or any domestic branch of a foreign bank) which at all times (1) has either (A) a long-term unsecured debt obligation rating (other than such obligation the rating of which is based on collateral or on the credit of a Person other than such institution or trust company) of A1 or better by Moody's (if Moody's is a Rating Agency), of "A+" or better by Standard & Poor's (if Standard & Poor's is a Rating Agency) or such other rating as is acceptable to each Rating Agency or
(B) the highest certificate of deposit rating from each Rating Agency, and (2) has deposit insurance provided by the FDIC through either BIF or SAIF.

    "Rapid Amortization Period" with respect to any Series, means the period beginning on the day on which a Pay Out Event occurs or is deemed to have occurred, and in each case ending upon the earlier to occur of (i) the payment in full to the Certificateholders of such Series of all amounts due to such Certificateholders in accordance with the terms of the related Supplement and such Certificates or (ii) the Series Termination Date with respect to such Series.

    "Rated Certificates" means each Class of Certificates of a Series that on the related Closing Date has been rated by a Rating Agency at the request of the Seller.

    "Rating Agency" means each nationally recognized statistical rating agency specified in the related Supplement as having rated one or more classes of Rated Certificates at the request of the Seller (which shall be any of Duff & Phelps, Fitch, Moody's or Standard & Poor's).

    "Rating Agency Condition" with respect to any action, means that each related Rating Agency (other than Moody's) shall have notified any related Credit Enhancer that such action will not result in a reduction or withdrawal of the then-current Private Rating Indication given with respect to the Rated Certificates of any Series or Class of Certificates without taking into account the availability of funds under the related Credit Enhancement.

    "Ratings Effect" with respect to any action or event, means that (i) any Rating Agency reduces or withdraws or gives notice to the Trustee that it will reduce or withdraw its rating of the Rated Certificates of any Series or Class as to which it is a Rating Agency, or (ii) the Rating Agency Condition is not satisfied.

    "Reallocated Principal Collections" with respect to any Series or Class that is subordinated to another Series or Class, the amount, if any, of Collections of Principal Receivables otherwise allocable to such subordinated Series or Class that are, pursuant to the related Supplement, to be applied to fund amounts to be distributed or allocated to such other Series or Class.

    "Reassignment" means a reassignment in substantially the form of Exhibit G pursuant to which one or more Removed Accounts are reconveyed by the Trustee to the Seller pursuant to
Section 2.07.

    "Receivables" means any amount owing by an Obligor under an Account for purchases of goods and services or the repayment of cash advances, periodic finance charges and amounts charged in respect of cash advance fees, Cardholder Fees and all other fees and charges. A Receivable shall be deemed to have been created as of the close of business on the Date of Processing of such Receivable. Each such enumerated item shall be considered a Receivable and shall be treated separately for purposes of

Section 2.04. Any such amount shall cease to be a Receivable upon reassignment of such amount by the Trust to the Seller. Receivables which become Defaulted Receivables shall not be shown on the Master Servicer's records as amounts payable (and will cease to be included as Receivables) on the day on which they become Defaulted Receivables. Receivables which arise in Removed Accounts from and after the related Removal Date shall not be included in calculating the amount of Receivables.

    "Record Date" with respect to any Distribution Date, means the last day of the preceding calendar month, irrespective of whether such day is a Business Day.

    "Recoveries" means all amounts received by the Master Servicer with respect to Receivables in Defaulted Accounts from and after the date on which such Accounts became Defaulted Accounts, including all net amounts received by the Seller upon the sale of Receivables in Defaulted Accounts.

    "Registered Certificates" means Certificates that are issued in fully registered form.

    "Related Account" means any VISA (register mark) or MasterCard (register mark) account having the following characteristics:
(i) such Related Account was established in compliance with the Cardholder Guidelines pursuant to a Cardholder Agreement; (ii) the Obligor or Obligors with respect to such Related Account are the same Person or Persons as the Obligor or Obligors of the Account; (iii) such Related Account is originated (a) as a result of the credit card with respect to the Account being lost or stolen; (b) as a result of the Obligor requesting a change in his billing cycle; (c) as a result of an Obligor requesting the discontinuance of responsibility with respect to an Account; (d) as a result of a product change for an Obligor; or (e) for any other reasons permitted by the Cardholder Guidelines; and (iv) such Related
Account can be traced or identified by reference to or by way of the computer or other records of the Seller. From and after the date on which an Account replaced by a Related Account is removed from the computer records of the Seller, such Account shall no longer be an Account hereunder.

    "Related Documents" with respect to any Series, means any agreement pursuant to which the Bank has acquired Additional
Accounts while such Series is outstanding and any Credit
Enhancement Agreement relating to a Credit Enhancement issued or established for the benefit of the Holders of the related
Investor Certificates.

    "Removal Date" means the Determination Date on which one or more Accounts are removed pursuant to Section 2.07.

    "Removal Notice" means a written notice specifying the Removal Date on which one or more Accounts will be removed pursuant to Section 2.07.

    "Removed Accounts" means one or more Accounts that are to be removed pursuant to Section 2.07.

    "Repurchase Price" with respect to any Series, shall have the meaning specified in the related Supplement.

    "Required Principal Balance" as of any date of determination, means the Aggregate Invested Amount less the amount on deposit in the Excess Funding Account, as specified in the related Supplement.

    "Required Seller Amount" as of any date of determination, means the Required Seller Percentage of the sum of the Aggregate
Principal Receivables Amount and the amount on deposit in the Excess Funding Account as of such date.

    "Required Seller Percentage" means 5.0%; provided, however, that the Seller may reduce the Required Seller Percentage upon 30 days' prior written notice to the Trustee, each Rating Agency and each related Credit Enhancer, if (i) such reduction does not have a Ratings Effect (as evidenced by written notice from each Rating Agency and each Credit Enhancer), (ii) the Seller delivers to the Trustee and each related Credit Enhancer an Officer's Certificate stating that the Seller reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any Series, (iii) the Seller delivers to the Trustee a Tax Opinion with respect to such reduction and
(iv) if so specified in the related Supplement, each Credit Enhancer shall have given its prior written consent; and provided further, that the Required Seller Percentage shall not be reduced to less than 2%.

    "Requirements of Law" for any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including usury laws and the Federal Truth in Lending
Act).

    "Reserve Fund" with respect to any Series, means the account established and maintained pursuant to Section 4.02(b) and designated as such on Schedule 2.

    "Responsible Officer" means any Vice President, Assistant Vice President, Assistant Secretary, Assistant Treasurer, and any other officer of the Trustee customarily performing functions within the corporate trust department and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with that matter.

    "Revolving Line of Credit Account" means any of the Initial
Accounts that is not a credit card account and is identified on
Schedule 1 as such.

    "Revolving Line of Credit Agreement" means the application for and all instruments or documents relating to, any Revolving
Line of Credit Account, forms of which are attached hereto as
Exhibit I.

    "Revolving Period" with respect to any Series, unless otherwise specified in the related Supplement, means the period commencing on the related Closing Date and terminating on the earliest to occur of the day before the related Amortization Date or the commencement of a Rapid Amortization Period with respect to such Series.

    "Rule 144A" means Rule 144A promulgated by the Commission under the Securities Act.

    "SAIF" means the Savings Association Insurance Fund administered by the FDIC, or any successor thereto.

    "Sales 4 and 5 Accounts" means all of the Accounts identified as such on the Schedule of Accounts, as amended from time to time.

    "Schedule of Accounts" means a computer file or microfiche or written list, marked as Schedule 1 hereto and hereby incorporated into and made a part of this Pooling Agreement, containing a true and complete list of all Accounts specifying for each such Account, as of the Cutoff Date, in the case of the Initial Accounts, the applicable Additional Cutoff Date, in the case of Additional Accounts: (i) its account number; (ii) the aggregate amount of Receivables outstanding in such Account; and
(iii) identifying the removal of Removed Accounts as of the related Removal Date and the transfer of the Transferred Accounts as of the related Transfer Dates.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Seller" means the Bank, or its successors in interest to the extent permitted hereunder, in its capacity as Seller hereunder.

    "Seller Amount" as of any date of determination, means an amount equal to the sum of the Aggregate Principal Receivables
Amount and the amount on deposit in the Excess Funding Account minus the Aggregate Invested Amount as of such date.

    "Seller Assignment" with respect to Additional Accounts, means the written assignment of the Eligible Receivables in such Additional Accounts and the related Collateral Security by the Seller to the Trust, substantially in the form attached hereto as Exhibit B.

    "Seller Certificate" means the certificate executed and authenticated by the Trustee on behalf of the Seller, substantially in the form of Exhibit A hereto, which shall be issued to and held by the Seller.

    "Seller Default Amount" for any Monthly Period, means the aggregate amount of Principal Receivables in Defaulted Accounts that were charged off during such Monthly Period minus the Aggregate Investor Default Amount.

    "Seller Interest" means the undivided interest in the Trust not represented by the Investor Certificates of any Series.

    "Seller Percentage" shall mean, with respect to Finance Charge Receivables and Defaulted Receivables, 100% less the sum of the Floating Allocation Percentages with respect to all outstanding Series and with respect to Principal Receivables, 100% less the sum of the Principal Allocation Percentages with respect to all outstanding Series.

    "Seller's Servicing Fee" with respect to any Monthly Period, means the excess of the Servicing Fee over the Investors'
Servicing Fee.

    "Series" means any series of Certificates issued pursuant to a Supplement.

    "Series Account" means any deposit, trust, escrow, reserve, special funding or similar account maintained for the benefit of any Series or Class, as specified in the related Supplement.

    "Series Closing Date" with respect to any Series, means the date of initial issuance of such Series specified in the related
Supplement.

    "Series Cutoff Date" with respect to any Series, means the date specified as such in the related Supplement.

    "Series Funding Percentage" with respect to any Series and for purposes of making allocations on any date of determination during a Monthly Period, means the percentage equivalent of a fraction, the numerator of which is the related Invested Amount as of the first day of such Monthly Period and the denominator of which is the Aggregate Invested Amount as of such first day.

    "Series Investment Proceeds" with respect to any Series and any Monthly Period, means the portion of Investment Proceeds allocable to such Series which, unless a lesser amount is specified in the related Supplement, shall equal the product of
(i) the related Floating Allocation Percentage and (ii) Investment Proceeds realized on Eligible Investments with respect to such Monthly Period.

    "Series Majority Holders" with respect to any Series, shall have the meaning specified as such in the related Supplement.

    "Series Termination Date" with respect to any Series, means the date specified in the related Supplement as the date on or before which such Series will terminate.

    "Service Transfer" shall have the meaning specified in
Section 10.01(b).

    "Servicer Default" shall have the meaning specified in
Section 10.01(a).

    "Servicing Fee" with respect to any Monthly Period, means the product of one-twelfth of 2.0% per annum and the Aggregate
Principal Receivables Amount as of the first day of such Monthly
Period.

    "Servicing Officer" means any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Master Servicer as such list may from time to time be amended.

    "Shared Excess Finance Charge Collections" with respect to any Group and any Distribution Date, means the aggregate of Excess Finance Charge Collections on such Distribution Date with respect to each Series in such Group.

    "Shared Excess Principal Collections" with respect to any Group and any Distribution Date, means the aggregate of Excess
Principal Collections on such Distribution Date with respect to each Series included in such Group.

    "South Carolina UCC" means the UCC in the State of South
Carolina.

    "Standard & Poor's" means Standard & Poor's Rating Group, a division of McGraw-Hill Inc., or any successor thereto. If Standard & Poor's is a Rating Agency with respect to a Series or Class, its address for notices shall be Standard & Poor's Ratings Group, 26 Broadway, 15th Floor, New York, New York 10004,
Attention: Asset Backed Group, 15th Floor, or such other address as it may hereafter furnish to the Trustee, the Seller and the Master Servicer.

    "State" means any state of the United States or the District of Columbia.

    "Subservicer" means any subservicer engaged by the Master
Servicer to subservice one or more of the Accounts and Receivables pursuant to Section 3.01.

    "Subservicing Agreement" means an agreement between the Master Servicer and a Subservicer relating to the servicing of one or more of the Accounts and Receivables.

    "Successor Master Servicer" means any successor to the obligations of the Master Servicer appointed pursuant to Section
8.09 or Section 10.02(a).

    "Supplement" with respect to any Series, means a Supplement to this Pooling Agreement, executed and delivered in connection with the original issuance of the Investor Certificates of such Series pursuant to Section 6.03, and all amendments thereof and supplements thereto.

    "Tax Opinion" with respect to any action, means an Opinion of Counsel of a nationally recognized law firm to the effect that for federal income tax purposes (i) such action will not affect the tax characterization as debt of Investor Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance and immediately prior to such action,
(ii) such action will not cause the Trust to be an association or publicly traded partnership taxable as a corporation and
(iii) such action will not cause a taxable event to any Investor Certificateholders.

    "Termination Notice" with respect to any Series, shall have the meaning specified in Section 10.01(b).

    "Termination Proceeds" shall have the meaning specified in
Section 12.02(c).

    "Transfer Agent and Registrar" shall have the meaning specified in Section 6.04(a) and shall initially be the Trustee.

    "Transfer Date" means each date on which a Transferred
Account is created on the books and records of the Master
Servicer.

    "Transfer Deposit Amount" with respect to any Receivable reassigned or assigned to the Seller or the Master Servicer pursuant to Sections 2.04(b), 2.04(c) or 3.03(b), as applicable, means the amounts specified in such Sections.

    "Transferred Account" means (i) an Account with respect to which a new credit account number has been issued by the Master
Servicer or the Seller under circumstances resulting from a lost or stolen credit card, from the transfer from one group to another group or from the transfer from one Obligor to another or from the addition of any Obligor and not requiring standard application and credit evaluation procedures under the Cardholder
Guidelines or (ii) an Eligible Account resulting from the conversion of an Account that was a standard account to a premium account or from a premium account to a standard account, or the conversion of an Account that was a VISA (register mark) account to a MasterCard (register mark) account or from a MasterCard (register mark) account to a VISA (register mark) account, and which in any such case can be traced or identified by reference to or by way of the computer files or microfiche lists delivered to the Trustee pursuant to Section 2.01, 2.05 or
2.07 as an account into which an Account has been transferred.

    "Trust" means the Carolina First Credit Card Master Trust created by this Pooling Agreement, the corpus of which shall consist of the Trust Assets.

    "Trust Assets" shall have the meaning specified in
Section 2.01.

    "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

    "Trust Liquidation Proceeds" means the proceeds from the sale, disposition or liquidation of the Receivables pursuant to
Section 9.02(a).

    "Trust Termination Date" means the earlier of (i) the day after the Distribution Date with respect to which, pursuant to this Pooling Agreement, funds shall have been deposited in the Collection Account for the payment in full of the Investor Certificateholders of each outstanding Series, or (ii) December 1, 2015.

    "Trustee" means The Chase Manhattan Bank, N.A., or its successor in interest, or any successor trustee appointed as herein provided.

    "UCC" means the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

    "United States" means the United States of America, including the States, its territories, its possessions and other areas subject to its jurisdiction.

    "Unreimbursed Credit Enhancer Amounts" with respect to any Distribution Date, means the sum of (i) current and overdue premiums or similar payments, (ii) draws, claims or payments made by the Credit Enhancer on such Credit Enhancement, (iii) any optional payments by the related Credit Enhancer (if so provided in the related Supplement), (iv) any other amounts owed to the related Credit Enhancer under the related Credit Enhancement Agreement (if so provided in the related Supplement) and (v) interest accrued thereon during the related Interest Period at the rate specified in the related Credit Enhancement Agreement (if so specified in the related Supplement).

    "U.S. person" or "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

    "Variable Funding Certificates" means Certificates pursuant to which the related Holders will be required to make Advances from time to time to the Seller pursuant to the terms thereof.

    "VISA" means VISA USA, Inc., or any successor thereto.
VISA (register mark) is a registered trademark of VISA.

    Section 1.02.  Other Definitional Provisions.

    (a) All terms defined in this Pooling Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

    (b) As used in this Pooling Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Pooling Agreement or in any such certificate or other document, and accounting terms partly defined in this Pooling Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles in the United States. To the extent that the definitions of accounting terms in this Pooling Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Pooling Agreement or in any such certificate or other document shall control.

    (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Pooling Agreement shall refer to this Pooling Agreement as a whole and not to any particular provision of this Pooling Agreement; Article, Section, Schedule and Exhibit references contained in this Pooling Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Pooling Agreement unless otherwise specified; and the term "including" means "including without limitation".

    (d) The definitions contained in this Pooling Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                ARTICLE TWO

                         CONVEYANCE OF RECEIVABLES

    Section 2.01. Conveyance of Receivables. By execution of this Pooling Agreement, the Seller does hereby transfer, assign, set-over and otherwise convey, without recourse (except as expressly provided herein), to the Trust for the benefit of the Certificateholders and the other Beneficiaries, (a) all of its right, title and interest in, to and under the Receivables in each Account or Additional Account, as the case may be, owned by the Seller at the close of business on the Cutoff Date, in the case of the Initial Accounts, and on the applicable Additional Cutoff Date, in the case of Additional Accounts, and in each case all Receivables thereafter arising in such Accounts prior to any related Removal Date and the Trust Termination Date, and all monies due or to become due thereon, all amounts received with respect thereto and all related Collateral Security, (b) such funds as from time to time are deposited in the Collection Account, the Excess Funding Account or any Series Account and any Investment Proceeds with respect thereto, (c) any rights the Seller may have with respect to any Credit Enhancement or pursuant to any Credit Enhancement Agreement and (d) all proceeds (as defined in Section 9-306 of the South Carolina UCC) of all of the foregoing (including Recoveries on the Receivables). Such property shall collectively constitute the assets of the Trust (the "Trust Assets"). The foregoing transfer, assignment, set-over and conveyance and any subsequent transfers, assign-ments, set-overs and conveyances (the "Conveyances") do not constitute, and are not intended to result in, the creation or an assumption by the Trust, the Trustee, any Agent or any Beneficiary of any obligation of the Bank, as Seller or Master Servicer or otherwise, or of any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Obligors.

    In connection with the Conveyances, the Seller agrees to record and file, at its own expense, a financing statement on Form UCC-1 (and any appropriate continuation statements) with respect to the Receivables now existing and hereafter created for the sale of "accounts" or "general intangibles" (in each case as defined in Section 9-106 of the South Carolina UCC) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the transfer and assignment of the Receivables, the Collateral Security and the other Trust Assets to the Trust, and to deliver to the Trustee a file-stamped copy of each such financing statement and continuation statement or other evidence of such filing satisfactory to the Trustee on or prior to the Closing Date relating to the first Series to be issued pursuant to this Pooling Agreement, in the case of the Initial Accounts, and (if any additional filing is so necessary) the applicable Addition

Date, in the case of Additional Accounts. The Trustee shall be under no obligation whatsoever to file any such financing statement or continuation statement to such financing statement, or to make any other filing under the UCC in connection with such Conveyances.

    In connection with the Conveyances, the Seller further agrees, at its own expense, on or prior to the Closing Date relating to the first Series to be issued pursuant to this Pooling Agreement, in the case of the Initial Accounts, and the applicable Addition Date, in the case of Additional Accounts, (a) to indicate in its computer files, that the Receivables have been or will have been sold, and the related Collateral Security has been or will have been assigned, to the Trust pursuant to this Pooling Agreement and (b) to deliver or cause to be delivered to the Trustee the Schedule of Accounts or a supplemented Schedule of Accounts reflecting the addition of Additional Accounts, the removal of Removed Accounts and the creation of the Transferred Accounts. The Seller further agrees not to alter the file designation referenced in clause (a) above with respect to any Account during the term of this Pooling Agreement unless and until such Account becomes a Removed Account.

    The parties intend that if, and to the extent that, any of the Conveyances is deemed not to be a sale by a court of competent jurisdiction, the Seller shall be deemed hereunder to have granted, and the Seller does hereby grant, to the Trustee a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Receivables now existing and hereafter created and arising in connection with the Accounts, all Collateral Security with respect thereto and all other Trust Assets, for the purposes of (i) securing the rights of the Trustee for the benefit of the Certificateholders and the other Beneficiaries under this Pooling Agreement and
(ii) securing the right, ability and obligation of the Trustee to make distributions set forth in this Pooling Agreement, and that this Pooling Agreement shall constitute a security agreement under applicable law.

    In consideration of all of the foregoing, and at the request and direction of the Seller, the Trustee shall cause Certificates in authorized denominations evidencing the entire interest in the Trust to be duly authenticated and delivered to or upon the order of the Seller pursuant to Section 6.02.

    Section 2.02.  Acceptance by Trustee.

    (a) The Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by the Seller to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 2.01 and declares that it shall maintain such right, title and interest, upon the trusts herein set forth, for the benefit of the

Beneficiaries. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Pooling
Agreement, the Seller delivered the Schedule of Accounts to the Trustee pursuant to Section 2.01.

    (b) The Trustee hereby agrees not to disclose to any Person any Account Information except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Certificateholders or to a Successor Master Servicer appointed (or proposed to be appointed) pursuant to
Section 8.09 or 10.02 or as mandated pursuant to any Requirement of Law. The Trustee agrees to take such measures as shall be reasonably requested by the Seller to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow the Seller or Master Servicer to inspect the Trustee's security and confidentiality arrangements from time to time upon reasonable notice and during normal business hours. In the event that the Trustee is required by law to disclose any Account Information, the Trustee shall provide the Seller with prompt written notice, unless such notice is prohibited by law, of any such request or requirement so that the Seller may request a protective order or other appropriate remedy. The Trustee shall use its best efforts to provide the Seller with such written notice no later than five days prior to any disclosure pursuant to this Section. The Trustee hereby agrees not to use any information it obtains pursuant to this Pooling Agreement, including any Account Information delivered by the Seller to the Trustee pursuant to this Pooling Agreement, directly or indirectly, to compete or assist any Person in competing with the Seller in its business.

    (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Pooling Agreement.

    Section 2.03.  Representations and Warranties of the Seller.

    (a)  Representations and Warranties as to the Seller.  The
Seller hereby represents and warrants to the Trust and to the Trustee as of each Closing Date that:

      (i) Organization and Good Standing. The Seller is a state chartered bank duly organized and validly existing and in good standing under the laws of the State of South Carolina and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform all of its obligations under this Pooling Agreement, the applicable Supplement, the related Certificates and Related Documents with respect to the Series issued on such Closing Date.

     (ii) Due Qualification. The Seller is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or be in good standing or obtain licenses or approvals would not affect the enforceability of any of the Accounts or Receivables or have a material adverse effect on its ability to perform any of its obligations hereunder.

     (iii) Due Authorization. The execution and delivery of this Pooling Agreement, the applicable Supplement, the related Certificates and Related Documents with respect to the Series issued on such Closing Date and the consummation of the transactions provided for or contemplated hereby and thereby, have been duly authorized by the Seller by all necessary corporate action on the part of the Seller, and each of this Pooling Agreement, each Supplement, the related Certificates and each Related Document will remain, from the time of its execution, an official record of the Seller.

     (iv) No Conflict. The execution and delivery of this Pooling Agreement, the applicable Supplement, the related Certificates and Related Documents with respect to the Series issued on such Closing Date, the performance of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties are bound, except to the extent that such conflict, breach or default will not have a material adverse effect on the ability of the Seller to perform any of its obligations hereunder and thereunder.

      (v) No Violation. The execution and delivery of this Pooling Agreement, the applicable Supplement, the related Certificates and Related Documents with respect to the Series issued on such Closing Date, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof applicable to the Seller will not conflict with or violate any Requirements of Law applicable to the Seller.

     (vi) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller before any Governmental Authority (i) asserting the invalidity of this Pooling Agreement, the applicable Supplement, the related Certificates or any Related Document with respect to the

     Series issued on such Closing Date, (ii) seeking to prevent the issuance of such Certificates or the consummation of any of the transactions contemplated hereby or thereby,
     (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations hereunder or thereunder, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability hereof or thereof or
     (v) seeking to affect adversely the income tax attributes of the Trust under United States federal or South Carolina income or franchise tax systems.

     (vii) All Consents Obtained. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Seller of this Pooling Agreement, the applicable Supplement, the related Certificates and Related Documents with respect to the Series issued on such Closing Date, the performance by the Seller of the transactions contemplated hereby and thereby and the fulfillment by such entity of the terms hereof and thereof have been obtained.

     (viii) Enforceability. Taken together with the applicable Supplement and the Related Documents with respect to the Series issued on such Closing Date, this Pooling Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general or the rights of creditors of depository institutions the accounts of which are insured by the FDIC and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) and the availability of equitable remedies.

     (ix) Record of Accounts. As of the first Closing Date or, in the case of the Initial Accounts, as of the applicable Addition Date, in the case of the Additional Accounts, and, as of the applicable Removal Date, in the case of Removed Accounts, Schedule 1 to this Pooling Agreement (as amended from time to time) is and will be an accurate and complete listing in all material respects of all the Accounts as of the Cutoff Date, the applicable Additional Cutoff Date or the applicable Removal Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Cutoff Date, such Addition Date or such Removal Date, as the case may be.

      (x) Place of Business. The principal place of business of the Seller is in Greenville, South Carolina or at such other address as has been furnished by the Seller in writing to the Trustee, and the offices where the Seller keeps its records concerning the Receivables and related contracts are listed on Schedule 3.

     (xi) Use of Proceeds. No proceeds of the issuance of any Certificate will be used by the Seller to purchase or carry any margin security.

     (xii) Not an Investment Company. The Seller (A) is neither an "investment company" nor is "controlled" by an "investment company "within the meaning of the Investment Company Act, or (B) is exempt from all provisions of the Investment Company Act.

     (xiii) Insolvency. The Seller is not insolvent for purposes of Sections 27-23-10, 20, 30 and 40, Code of Laws of South Carolina, no Insolvency Event has occurred and the transfer of the Receivables by the Seller to the Trust has not been made in contemplation of the occurrence of an Insolvency Event.

     (xiv) Valid Transfer. (A) This Pooling Agreement or, in the case of Additional Accounts, this Pooling Agreement together with the related Assignment, constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Seller in the Receivables and any Collateral Security and the proceeds thereof (including any related Insurance Proceeds and Recoveries) and all of the rights, remedies, powers and privileges of the Seller under any Related Document and, upon the filing of the financing statements described in Section 2.01 with the Secretary of State of the State of South Carolina (and in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof) the Trust shall have either an ownership interest or, in the event a court of competent jurisdiction characterizes the Conveyances as a secured financing, a first priority perfected security interest in, such property (except for Permitted Liens); (B) except as otherwise provided in this Pooling Agreement, neither the Seller nor any Person claiming through or under the Seller has any claim to or interest in the Trust Assets; (C) if this Pooling Agreement constitutes the grant of a security interest to the Trust in such property, upon the filing of the financing statement described in Section 2.01 and in the case of the Receivables hereafter created and the related Collateral Security, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the South Carolina
     UCC), except for Permitted Liens; provided, however, that such security interest in proceeds shall remain perfected nine days after receipt by the Master Servicer (so long as the Seller is the Master Servicer) or the Seller only to the extent that such proceeds are identifiable cash proceeds or they are received by the Trustee within such nine-day period; and provided, further, that the Seller makes no representation or warranty with respect to the effect of
     Section 9-306(4) of the South Carolina UCC on the rights of the Trustee to proceeds held by the Seller at the time insolvency proceedings are instituted by or against the Seller; and (D) neither the Seller nor any Person claiming through or under the Seller shall have any claim to or interest in the Collection Account or any Series Account except for (i) the Seller's rights, if any, to receive interest accruing on, and investment earnings in respect of, the Collection Account or any Series Account as provided in any Supplement, (ii) if this Pooling Agreement constitutes the grant of a security interest in such property, the interest of the Seller in such property as a debtor for purposes of the South Carolina UCC and (iii) the rights evidenced by any Certificate issued in accordance with the provisions hereof and held by the Seller or such Person.

     (xv) FDIC Insured Deposits. The Seller is a financial institution whose deposits are insured by the FDIC.

         The representations and warranties set forth in this Section shall survive the transfer and assignment of the Receivables to the Trust and the issuance of the related Certificates on each Closing Date. Upon discovery by the Seller, the Master Servicer, any Credit Enhancer, any Agent, or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties and each other Credit Enhancer and each other
Agent. The Seller agrees to cooperate with the Master Servicer and the Trustee in attempting to cure any such breach. For purposes of the representations and warranties set forth in this Section, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the relevant Closing
Date.

    (b) Reassignment of Trust Assets. In the event that any of the representations and warranties set forth in Sections 2.03(a)(i), (iii), (viii), (ix), (xiii) or (xiv) has been breached and such breach is not cured within 60 days of the Seller's receipt of written notice thereof from the Trustee, any Credit Enhancer or Holders of Investor Certificates of all Series evidencing not less than 50% of the Aggregate Invested Amount (which notice shall also be given to the Trustee and each Credit Enhancer if given by such Holders or any Credit Enhancer) then, unless an Insolvency Event has occurred, the Trustee, any Credit Enhancer or such Holders may direct the Seller to accept reassignment of all of the Trust Assets at the end of such 60-day period (or within such longer period as may be specified in such notice).

    In connection with such reassignment, and in payment for the Trust Assets, the Seller shall deposit in the Collection Account in immediately available funds on the Business Day preceding the date specified in such notice as the date of such reassignment, an amount equal to the sum of the amounts specified as the Repurchase Prices for each outstanding Series in the related Supplements plus the aggregate amount of Unreimbursed Credit Enhancer Amounts for each Series. Notwithstanding anything to the contrary in this Pooling Agreement, such amounts shall be distributed on the Distribution Date following the date specified in such notice as the date of such reassignment in accordance with Articles Four and Five hereof and the terms of each Supplement. The obligation of the Seller to effect such reassignment and deposit pursuant to this Section shall constitute the sole remedy available to the Trustee, the Certificateholders or any Credit Enhancer in connection with an uncured breach of such representations and warranties. The deposit of such payment into the Collection Account, together with all other amounts required to be deposited therein prior to such Distribution Date, and the payment to the Holders of each outstanding Series of the portion of such deposited amounts allocable thereto will constitute payment in full of each outstanding Series.

    Section 2.04. Representations and Warranties as to the Receivables.

    (a) Representations and Warranties. The Seller hereby represents and warrants to the Trust that:

         (i) Each Receivable and all Collateral Security existing on the first Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, has been conveyed to the Trust free and clear of any Lien (except for Permitted Liens), and in compliance, in all material respects, with all Requirements of Law applicable to the Seller or such conveyance.

        (ii) With respect to each Receivable and all Collateral Security existing on the Closing Date relating to the first Series to be issued pursuant to this Pooling Agreement or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller and the Master Servicer in connection with the conveyance of such Receivable or Collateral Security to the Trust have been duly obtained, effected or given and are in full force and effect.

       (iii) On the Cutoff Date and Closing Date relating to the first Series to be issued pursuant to this Pooling Agreement, each Initial Account is an Eligible Account and, in the case of Additional Accounts, on the applicable Additional Cutoff Date and Addition Date, each such Additional Account is an Eligible Account.

        (iv) On the Cutoff Date and the Closing Date relating to the first Series to be issued pursuant to this Pooling Agreement, in the case of the Initial Accounts, and, in the case of the Additional Accounts, on the applicable Additional Cutoff Date, each Receivable conveyed to the Trust on such date is an Eligible Receivable.

         (v) On each day on which any new Receivable is created, the Seller shall be deemed to represent and warrant to the Trust that (A) each Receivable created on such day is an Eligible Receivable, (B) each Receivable created on such day has been conveyed to the Trust in compliance, in all material respects, with all Requirements of Law applicable to the Seller or such conveyance, (C) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declaration with, any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable to the Trust have been duly obtained (other than any that the Trustee may have been required to obtain), effected or given and are in full force and effect and (D) the representations and warranties set forth in
    Section 2.04(a) are true and correct with respect to each Receivable created on such day as if made on such day.

    The representations and warranties set forth in this Section shall survive the transfer and assignment of the Receivables to the Trust and the issuance of the Certificates of each Series. Upon discovery by the Seller, the Master Servicer, the Trustee or any Credit Enhancer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties and to each other Credit Enhancer. The Seller agrees to cooperate with the Master Servicer and the Trustee in attempting to cure any such breach. For purposes of the representations and warranties set forth in this Section, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the date of the relevant representations or warranties.

    (b)  Reassignment of Receivables.

      (i) Automatic Reassignment. In the event of a breach with respect to a Receivable of any of the representations and warranties set forth in Section 2.04(a)(i), or in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (iv) or clause (vi) of the definition of Eligible Receivable, and any of the following three conditions is met: (A) as a result of such breach or event such Receivable is charged off as uncollectible, (B) the Trust's rights in, to or under such Receivable or its proceeds are impaired or (C) the proceeds of such Receivable are not available for any reason to the Trust free and clear of Liens (except for Permitted Liens) then, upon the earlier to occur of the discovery of such breach or event by the Seller or the Master Servicer or receipt by the Seller of written notice of such breach or event given by the Master Servicer, the Trustee or any Credit Enhancer, each such Receivable shall be automatically removed from the Trust on the terms and conditions set forth in Section 2.04(b)(iii).

     (ii) Reassignment After Cure Period. In the event that a breach of the representations and warranties set forth in
     Section 2.04(a)(ii) through (iv) remains uncured for a period of 60 days from the earlier to occur of the discovery of any such breach or event by either the Seller or the Master Servicer, or receipt by the Seller of written notice of any such breach or event given by the Master Servicer, the Trustee, any Credit Enhancer or any Agent, which breach or event (A) causes such Receivable to be an Ineligible Receivable, (B) causes the Trust's rights in, to or under the Receivable, the related Collateral Security or proceeds thereof to be impaired or subject to any Lien or (C) has any other material adverse effect on the interests of any of the Beneficiaries, then, upon the expiration of such 60 days, each such Receivable shall be removed from the Trust pursuant to Section 2.04(b)(iii).

     (iii) Procedures for Removal. The Seller shall accept reassignment of each Ineligible Receivable as follows:

              (A) The Seller shall accept reassignment of Ineligible Finance Charge Receivables on or before the Deposit Date in the succeeding Monthly Period by depositing immediately available funds into the Collection Account in an amount equal to the balance of each such Ineligible Finance Charge Receivable, which deposit shall be applied as a Collection of Finance Charge Receivables in accordance with Articles Four and Five; and

              (B) The Seller shall accept reassignment of Ineligible Principal Receivables by directing the Master Servicer to deduct the principal balance of such Ineligible Principal Receivables from the Aggregate Principal Receivables Amount and to decrease the Seller Amount by such amount. In the event that any such removal of Ineligible Principal Receivables from the Trust causes the Seller Amount to be reduced below the Required Seller Amount or the Aggregate Principal Receivables Amount to be reduced below the Required Principal Balance, then, unless an Insolvency Event has occurred, the Seller shall designate Additional Accounts the Receivables of which are to be transferred to the Trust, or shall transfer to the Trustee for deposit into the Excess Funding Account immediately available funds in an amount such that the Seller Amount shall at least equal the Required Seller Amount and the Aggregate Principal Receivables Amount shall at least equal the Required Principal Balance on such date (such amount of funds, the "Transfer Deposit Amount"); provided, however, that if such Transfer Deposit Amount is not deposited as required, then the principal amounts of such Receivables shall only be deducted from the Aggregate Principal Receivables Amount to the extent that the Aggregate Principal Receivables Amount is reduced below the Required Principal Balance and the Receivables having unadjusted principal amounts shall not be reassigned to the Seller but shall remain part of the Trust. Upon reassignment of any such Receivable, but only after payment by the Seller of the Transfer Deposit Amount, if any, the Trust shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty, all of the right, title and interest of the Trust in and to such Receivable, all related Collateral Security and all proceeds thereof. Such reassigned Ineligible Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller and Master Servicer to effect the conveyance of such Receivables pursuant to this Section. The obligation of the Seller to accept a reassignment of any such Receivable and to either designate Additional Accounts or pay the related Transfer Deposit Amount shall constitute the sole remedy respecting the breach or event giving rise to such obligation available to any Credit Enhancer, the Certificateholders or the Trustee.

     (iv) Proceeds Held by the Master Servicer. For purposes of Sections 2.04(b)(i) and (ii), proceeds of a Receivable shall not be deemed to be impaired hereunder solely because such proceeds are held by the Master Servicer (if the Master Servicer is the Bank) for more than the applicable period under Section 9-306(3) of the South Carolina UCC.

         (c) Reassignment of Receivables in Additional Accounts. In the event that a breach of any of the representations and warranties set forth in Section 5(a) or 5(e) of any Seller
Assignment remains uncured for a period of 60 days from the date of receipt by the Seller of written notice thereof, then any of the Trustee, any Credit Enhancer or Holders of Investor
Certificates of all Series representing at least 66-2/3% of the Aggregate Invested Amount, by notice then given in writing to the Seller (and to the Trustee, the Master Servicer and each Credit Enhancer, if given by the Investor Certificateholders or any Credit Enhancer), may direct the Seller to accept reassignment of each Receivable then existing in an Account, the Receivables of which were conveyed to the Trust pursuant to such Seller
Assignment, on the terms and conditions set forth herein, on or prior to the first Distribution Date next succeeding 60 days after such notice, and the Seller shall be obligated to remove such Receivables on a Distribution Date occurring within such applicable period pursuant to Section 2.04(b)(iii).

    Section 2.05.  Addition of Accounts.

    (a) Mandatory Addition of Accounts or Funds. On each Determination Date the Master Servicer will determine the Aggregate Principal Receivables Amount and the Seller Amount as of the last day of the related Monthly Period. If the Master Servicer determines that either (i) the Aggregate Principal Receivables Amount as of such last day is less then the Required Principal Balance as of such last day or (ii) the Seller Amount as of such last day is less than the Required Seller Amount as of such last day, then, unless an Insolvency Event has occurred, the Seller shall, within ten Business Days, designate and transfer to the Trust the Receivables (and any related Collateral Security) of Additional Accounts meeting the criteria set forth in
Section 2.05(d) to be included as Additional Accounts or shall transfer to the Trustee for deposit into the Excess Funding Account immediately available funds in an amount such that, after giving effect to such addition and any amount otherwise to be deposited into the Excess Funding Account on the related Distribution Date: (i) the Aggregate Principal Receivables Amount (after giving effect to any addition or deposit) as of the close of business on the Addition Date will at least equal the Required Principal Balance as of the last day of such related Monthly Period and (ii) the Seller Amount (after giving effect to any addition or deposit) as of the close of business on the Addition Date will at least equal the Required Seller Amount as of the last day of such related Monthly Period. The failure of the Seller to transfer Receivables or funds to the Trust as provided in this Section solely as a result of the prior occurrence of an Insolvency Event shall not constitute a breach of this Pooling Agreement but will nevertheless result in the occurrence of a Pay Out Event.

    (b) Optional Addition of Accounts. The Seller may from time to time, in its sole discretion, subject to the conditions specified in Section 2.05(d), voluntarily designate additional Eligible Accounts to be included as Accounts and transfer to the Trust the Receivables (and the related Collateral Security) in such Additional Accounts. The Seller may not exercise its right to designate Additional Accounts in excess of the Aggregate Addition Limit (i) unless additions in excess of such limitations will not result in a Ratings Effect (as evidenced by written notice from each Rating Agency and each Credit Enhancer) Pay Out Event or (ii) without the written consent of each Credit Enhancer (which consent may not be unreasonably withheld if the proposed addition is required in order to avoid the occurrence or continuance of a Pay Out Event).

    (c) Receivables and Collateral Security relating to such Additional Accounts shall be sold to the Trust effective on the Addition Date specified in an Addition Notice delivered on or before the related Notice Date.

    (d) The Seller and Master Servicer shall be permitted to convey to the Trust the Receivables and all Collateral Security related thereto in any Additional Accounts designated by the Seller and Master Servicer as such pursuant to Section 2.05(a) or
(b) only upon satisfaction of each of the following conditions on or prior to the related Addition Date:

         (i) the Seller shall have provided the Trustee, the Master Servicer and each Agent, Rating Agency and Credit
    Enhancer with a timely Addition Notice;

        (ii)  each such Additional Account shall be an Eligible
    Account;

       (iii) the Seller shall have delivered to the Trustee a Seller Assignment and an amended Schedule of Accounts which shall be true and correct in all material respects as of the Additional Cutoff Date;

        (iv) the Seller and Master Servicer shall, to the extent required by Section 4.03, have deposited in the Collection Account all Collections with respect to such Additional Accounts since the related Additional Cutoff
    Date;

         (v) no selection procedures reasonably believed by the Seller to be adverse to the interests of the Beneficiaries were used in selecting such Additional Accounts;

        (vi)  as of each of the Notice Date and the Addition
    Date, the Seller was not insolvent and will not have been made insolvent by such transfer, and the Seller is not aware of any pending insolvency;

       (vii) the Seller shall have delivered to the Trustee copies of UCC-1 financing statements covering such Additional Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein;

      (viii) the Seller and Master Servicer shall have delivered to the Trustee and each Credit Enhancer an Officer's Certificate confirming the items set forth in clauses (i) through (vii) above; and

        (ix) the Seller shall deliver to the Trustee (with a copy to each Rating Agency and Credit Enhancer) an Opinion of Counsel with respect to the Receivables in the Additional
    Accounts substantially in the form of Exhibit F-1.

    (e) Upon discovery by the Seller, the Master Servicer, the Trustee or any Credit Enhancer of a breach of the foregoing representations and warranties, the party discovering the breach shall give prompt written notice to the other parties, and to each Credit Enhancer.

    Section 2.06. Covenants of the Seller. Each of the Seller and the Master Servicer hereby covenants that:

    (a) No Liens. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable or any Collateral Security, whether now existing or hereafter created, or any interest therein, or the rights, remedies, powers or privileges of the Seller or the Master Servicer with respect to any Receivables under any Related Document or any other Trust Assets, the Seller Interest or the Seller Certificate and the Seller shall defend the right, title and interest of the Trust in, to and under the Receivables, Collateral Security and other Trust Assets, whether now existing or hereafter created, and such rights, remedies, powers and privileges, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Receivables any Permitted Liens. The Seller shall notify the Trustee, the Master Servicer, each Credit Enhancer and each Agent promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder or Liens permitted under this Section.

    (b)  Receivables Not to be Evidenced by Promissory Notes.
The Seller will take no action to cause any Receivable to be evidenced by any instrument or chattel paper (each as defined in the South Carolina UCC); each Receivable shall be payable pursuant to a contract which does not create a Lien on any goods purchased thereunder, and the Seller will take no action to cause any Receivable to be anything other than an "account" or a "general intangible" (each as defined in the South Carolina UCC).

    (c)  Cardholder Agreements and Cardholder Guidelines.  The
Seller shall comply with and perform its obligations under the Cardholder Agreements and Revolving Line of Credit Agreements relating to the Accounts and the Cardholder Guidelines and all applicable rules and regulations of VISA (register mark) and MasterCard (register mark) except insofar as any failure to comply or perform would not materially and adversely affect the rights of the Trust, any Credit Enhancer or the Certificateholders hereunder or under the Certificates. Subject to all Requirements of Law, the Seller may change the terms and provisions of the Cardholder Agreements and Revolving
Line of Credit Agreements or the Cardholder Guidelines in any respect (including, without limitation, the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge-offs and the periodic finance charges and other fees to be assessed thereon) only if such change (i) would not, in the reasonable belief of the Seller, cause a Ratings Effect (as evidenced by written notice from each Rating
Agency and each Credit Enhancer) or a Pay Out Event to occur for any Rated Certificates then outstanding, and (ii) is made applicable to the comparable segment of the credit card or unsecured revolving line of credit accounts owned by the Seller which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, and if there are no such accounts, no changes shall be made which prefer the interests of the Seller over those of the Trust, the Certificateholders or any Credit Enhancer. The Seller shall give each Credit Enhancer and Rating Agency advance notice of any such changes. In addition, the Seller hereby agrees that, except as otherwise required by any Requirement of Law applicable to the Seller or as is deemed by the Seller to be necessary in order for the Seller to maintain the credit card business on a competitive basis based on a good faith assessment by the Seller of the nature of its competition in the credit card business, it shall not at any time reduce (a) the annual percentage rate ("APR") of the periodic finance charges assessed on the Receivables with respect to which a fixed rate APR is assessed or, in the case of Receivables as to which a variable rate APR is assessed, the percentage charged in excess of the index rate used in calculating the related periodic finance charge or (b) any other fees charged on any of the Accounts, if the Seller reasonably expects that such a reduction would result in the occurrence of a Pay Out Event.

    (d) Account Allocations. In the event that the Seller is unable for any reason to transfer Receivables to the Trust when required in accordance with the terms of this Pooling Agreement, (including, without limitation, by reason of the application of the provisions of Section 9.02 or an order by any federal or state governmental agency having regulatory authority over the Seller or any court of competent jurisdiction that the Seller not transfer any additional Principal Receivables to the Trust) then, in any such event: (i) the Seller shall allocate and pay to the Trust, after the date of such inability, all Collections of

Principal Receivables, and all amounts which would have constituted Collections of Principal Receivables but for the Seller's inability to transfer such Receivables (up to an aggregate amount equal to the Aggregate Principal Receivables Amount on such date); (ii) the Seller agrees to have such amounts applied as Collections of Principal Receivables in accordance with Article Four; and (iii) for so long as Collections of Principal Receivables and amounts which would have constituted Collections of Principal Receivables are allocated and applied in accordance with clauses (i) and (ii) above, Principal Receivables (and all amounts which would have constituted Principal Receivables but for the Seller's inability to transfer Receivables to the Trust) that are charged off as uncollectible in accordance with this Pooling Agreement shall continue to be allocated in accordance with Article Four, and all amounts that would have constituted Principal Receivables but for the Seller's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating the applicable Floating Allocation Percentages and Principal Allocation Percentages and the Aggregate Principal Receivables Amount. If the Seller is unable pursuant to any Requirement of Law to allocate Collections of Principal Collections as described above, the Seller agrees that it shall in any such event thereafter allocate payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections of Principal Receivables in accordance with Articles Four and Five. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to the Trust, or that would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust, and that Collections with respect to such Finance Charge Receivables shall continue to be allocated and paid in accordance with Articles Four and Five.

    In the event that, pursuant to Section 2.04(b), the Seller accepts reassignment of an Ineligible Receivable and payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable reassigned to the Seller or to the Receivables of such Obligor retained in the Trust, then the Seller agrees to allocate payments proportion-ately based on (i) in the case of Principal Receivables, the total amount of Principal Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Principal Receivables reassigned to the Seller, and

(ii) in the case of Finance Charge Receivables, the total amount of Finance Charge Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Finance Charge Receivables reassigned to the Seller.

    (e) Delivery of Collections. In the event that the Seller or any Affiliate thereof receives payments in respect of any Receivables, the Seller agrees to pay or cause to be paid to the Master Servicer or any Successor Master Servicer all payments received thereby in respect of the Receivables as soon as practicable after receipt thereof, but in no event later than two Business Days after such receipt.

    (f) Conveyance of Accounts. The Seller covenants and agrees that it will not convey, assign, exchange or otherwise transfer the Accounts to any Person prior to the termination of this Pooling Agreement; provided, however, that the Seller shall not be prohibited hereby from conveying, assigning, exchanging or otherwise transferring the Accounts in connection with a transaction complying with Section 7.04.

    (g) Credit Card Systems. The Seller shall use its best efforts to remain a member in good standing of both the VISA (register mark) and MasterCard (register mark) systems to the extent Accounts include
VISA (register mark) credit or MasterCard (register mark) credit card accounts, as the case may be.

    (h) Seller Interest. Except as provided herein with respect to permissible fluctuations in the Seller Amount, the Seller shall at all times own a beneficial interest in the Seller Interest that is not less than the Required Seller Amount. The Seller agrees not to transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Seller Interest represented by the Seller Certificate other than in connection with the issuance of a new Series as provided in Section 6.03(b) or the merger of the Seller as provided in Section 7.04(c), and that any other attempted transfer, assignment, exchange, conveyance, pledge, hypothecation or grant shall be void.

    (i) Compliance with Law. The Seller hereby agrees to comply in all material respects with all Requirements of Law applicable to the Seller in connection with the origination, purchase or conveyance of the Accounts and Receivables or the performance of its obligations hereunder the failure to comply with which would have a materially adverse effect on the interests of any of the Beneficiaries.

    (j) Reinstatement of Charging Privileges. The Seller hereby covenants that it will not reinstate the charging privileges of any Obligor with respect to an Account that was an Eligible Account the Receivables of which had been charged off at the time such Account was designated as an Account.

    (k) Official Record. The Seller hereby agrees that this Pooling Agreement is and shall remain, and each Supplement will be and shall remain, at all times prior to the time at which this Pooling Agreement or such Supplement shall terminate, an official record of the Seller, as referred to in Section 13(e) of the

Federal Deposit Insurance Act, as amended. In addition, the Seller covenants to comply with all applicable statutes, regulations, and policy statements affecting the enforceability of agreements with insured depository institutions or prescribing the form or maintenance of documentation evidencing the transfer of assets, including, but not limited to Section 11(e) of the Federal Deposit Insurance Act, as amended, for so long as any of the Investor Certificates is outstanding.

    (l) Notice of Liens. The Seller hereby covenants to notify the Trustee promptly after becoming aware of any Lien on any Receivable that is other than a Permitted Lien and the Lien created by this Pooling Agreement.

    (m) Increase of Credit Limit. The Seller hereby covenants that it will not increase the credit limit on any Account to an amount greater than $50,000 and that it will not increase the credit limit on any Account to an amount greater than $25,000 if as a result of any such increase the aggregate number of Accounts that have credit limits in excess of $25,000 (but less than $50,000) will exceed 0.25% of the aggregate number of Accounts, each as of the date of such increase.

    Section 2.07.  Optional Removal of Accounts.

    (a) On each Determination Date, the Seller shall have the right to remove Accounts (the "Removed Accounts"), including all Receivables therein and thereafter created therein and related Collateral Security, from the Trust upon the satisfaction of all of the following conditions:

      (i) not less than five Business Days prior to the related Removal Date, the Seller shall have furnished a Removal Notice to the Trustee, the Master Servicer, each
     Credit Enhancer and each Rating Agency;

     (ii) from and after such Removal Date, the Seller shall cease to transfer to the Trust any and all Receivables arising in such Removed Accounts;

     (iii) the Seller shall represent and warrant (A) that the removal of any such Account on any Removal Date shall not, in the reasonable belief of the Seller, (1) cause a Pay Out Event to occur, (2) cause the Aggregate Principal Receivables Amount to be, on the Removal Date, less than the Required Principal Balance, (3) cause the Seller Amount to be, on the Removal Date, less than the Required Seller Amount or (4) result in a failure to make any payment specified in Articles Four or Five or in the related Supplement with respect to any Series or Class and (B) that no selection procedures reasonably believed by the Seller to be adverse to the interests of the Beneficiaries were utilized in selecting the Removed Accounts;

     (iv) each Rating Agency shall have received notice of the proposed removal, specifying the Accounts and the balances of Receivables in the Accounts to be removed and the proposed related Removal Date, and neither of the Seller nor the Master Servicer shall have received notice prior to the Removal Date from any Rating Agency or Credit Enhancer that such removal will have a Ratings Effect;

      (v) on or before the related Removal Date, the Seller shall deliver to the Trustee and each Credit Enhancer an Officer's Certificate confirming the items set forth in clauses (i) through (iv) above upon which the Trustee may conclusively rely and as to which the Trustee shall have no duty to make inquiries as to the matters set forth therein, and the Trustee shall incur no liability in so relying; and

     (vi) on or before the fifth Business Day after the Removal Date, the Seller shall furnish to the Trustee a computer file, microfiche list or other list of the Removed Accounts that were removed on the Removal Date, specifying for each Removed Account as of the date of the Removal Notice its number, the aggregate amount of Receivables outstanding in such Removed Account, and the Seller shall represent and warrant that such computer file, microfiche list or other list of the Removed Accounts is true and complete in all material respects.

         (b) After the Removal Date and upon the written request of the Seller, the Trustee shall deliver to the Seller a Reassignment and shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Seller or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed
Accounts, all related Collateral Security and all proceeds thereof.

                               ARTICLE THREE

                       ADMINISTRATION AND SERVICING
                              OF RECEIVABLES

    Section 3.01.  The Master Servicer.

    (a) The Bank agrees to act as Master Servicer under this Pooling Agreement. The Investor Certificateholders, by their acceptance of the related Certificates (or beneficial interests therein), consent to the Bank acting as Master Servicer.

    (b) The Master Servicer shall service and administer the Receivables, collect payments due under the Receivables and charge-off as uncollectible Receivables, all in accordance with its customary and usual procedures for servicing credit card and unsecured revolving line of credit receivables comparable to the Receivables and in accordance with the Cardholder Agreements and Cardholder Guidelines or the Revolving Line of Credit Agreements, as the case may be. The Master Servicer shall have full power and authority, acting alone or through any party properly designated hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.01, the Master Servicer is hereby authorized and empowered, unless such power and authority is revoked by the Trustee in connection with the occurrence of a Servicer Default pursuant to Section 10.01:

         (i) to instruct the Trustee to make withdrawals and payments from the Collection Account, the Excess Funding
    Account and any Series Account as set forth in this Pooling
    Agreement and the related Supplement;

        (ii) to instruct the Trustee to take any action required or permitted under this Pooling Agreement and any Supplement or under any Credit Enhancement Agreement;

       (iii) to execute and deliver, on behalf of the Trust for the benefit of the Beneficiaries, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence enforcement proceedings with respect to such Receivables;

        (iv) to make any filings, reports, notices, applica-tions, registrations with, and seek any consents or authori-zations from, the Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities laws or reporting requirements;

         (v) to sell or pledge Defaulted Receivables to one or more collection agencies in accordance with its customary and usual procedures;

        (vi) to make any filings, reports, notices, applica-tions, registrations with, and to seek any consents or authorizations from the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements; and

       (vii) to delegate certain of its servicing, collection, enforcement and administrative duties hereunder with respect to the Accounts and the Receivables to any Person who is an Eligible Servicer and who agrees to conduct such duties in accordance with the Credit Card Guidelines, Cardholder Agreements, Revolving Line of Credit Agreements and this Pooling Agreement (any such delegation to be terminable promptly upon the occurrence of a Servicer Default);

provided, however, that the Master Servicer shall notify the Trustee, each Rating Agency and any Credit Enhancers in writing in advance of any proposed delegation of a material duty made after the date of this Pooling Agreement and that no such delegation that could have a material adverse effect on the interests of any Credit Enhancer may be made without the prior written consent of such Credit Enhancer; and provided, further, that no such delegation will relieve the Master Servicer of its liability and responsibility with respect to such duties and that the Ratings Effect (as evidenced by written notice from each Rating Agency and each Credit Enhancer) shall have been satisfied with respect to any such delegation. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder.

    (c)  The Master Servicer may, subject to the provisions of
Section 8.07, enter into Subservicing Agreements with one or more Subservicers who are Eligible Servicers for the servicing and administration of some or all of the Accounts and Receivables. The Master Servicer shall notify each Rating Agency promptly if a Subservicer is hired. References in the Agreement to actions taken or to be taken by the Master Servicer in servicing the Accounts and Receivables include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are not inconsistent with this Pooling Agreement and as the Master Servicer and the Subservicer have agreed with the consent of each Credit Enhancer. With the approval of the Master Servicer and, if such delegation is of a material duty, upon notice given to each Credit Enhancer and Rating Agency, and, if such delegation could have a material adverse affect on any

Credit Enhancer, upon receipt of prior written consent from such Credit Enhancer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or different forms of Subservicing Agreements. The form attached as an Exhibit hereto is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Pooling Agreement or materially adversely affect the rights of the Beneficiaries hereunder; and provided further that the Master Servicer hereby agrees that it will not terminate any Subservicing Agreement that is in effect as of the first Closing Date without the prior written consent of the Trustee and that it will terminate any Subservicing Agreement at the direction of the Trustee following the occurrence of any material breach by the related Subservicer thereof or following any Servicer Default that results in a Service Transfer.

    The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Pooling Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the related Subservicer, the Master Servicer shall either act directly as servicer of the related Accounts and Receivables or enter into a Subservicing Agreement with a successor Subservicer approved by each Credit Enhancer which will be bound by the terms of the related Subservicing Agreement.

    Notwithstanding any Subservicing Agreement, any of the provisions of this Pooling Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through such Persons or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administering of the Accounts and Receivables in accordance with the provisions of this Pooling Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from a Subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Accounts and Receivables. The Master Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Master Servicer and nothing contained in this Pooling Agreement shall be deemed to limit or modify such indemnification.

    Any Subservicing Agreement that may be entered into and any other transactions or servicing arrangements relating to any

Accounts or Receivables involving a Subservicer or other Affiliate of the Master Servicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer or other Affiliate of the Master Servicer, as the case may be, and the Master Servicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in the immediately succeeding paragraph; provided that each Credit Enhancer may rely upon the representations and warranties of the Subservicer contained therein.

    In the event the Master Servicer shall for any reason no longer be the Master Servicer (including, but not limited to, by reason of a Servicer Default), the Trustee or its designee may, at the sole discretion of the Trustee, thereupon assume all of the rights and obligations of such Master Servicer under each Subservicing Agreement selected by the Trustee in its sole discretion. In such event, the Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each such Subservicing Agreement to the same extent as if such Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement. The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each such Subservicing Agreement and the Accounts and Receivables then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement to the assuming party.

    In those cases where a Subservicer is servicing one or more Accounts and Receivables pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer to remit to the Master Servicer, for deposit in accordance with this Pooling Agreement, on a daily basis, within two Business Days after receipt by the Subservicer, all payments made on or in respect of the Accounts or Receivables received by the Subservicer.

    (d) In the event that the Seller is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Pooling Agreement (including by reason of the application of the provisions of Section 9.02 or any court of competent jurisdiction ordering that the Seller not transfer any additional Principal Receivables to the Trust) then, in any such event, the Master Servicer agrees (i) to give prompt written notice thereof to the Trustee, the Master Servicer, each Agent, each Credit Enhancer and each Rating Agency, (ii) that it shall in any such event allocate after the occurrence of such event, Collections of Principal Receivables with respect to such Account and all amounts which would have constituted Collections of Principal Receivables but for the Seller's inability to transfer such Receivables (up to an aggregate amount equal to the aggregate amount of Principal Receivables in the Trust as of such date) as Collections of Principal Receivables in accordance with
Section 2.06(d) and Article Four, and (iii) for so long as all Collections of Principal Receivables and all amounts which would have constituted Collections of Principal Receivables are allocated and applied in accordance with clauses (i) and (ii) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for the Seller's inability to transfer Principal Receivables to the Trust that are written off as uncollectible in accordance with this Pooling Agreement shall continue to be allocated in accordance with Article Four and all amounts which would have constituted Principal Receivables but for the Seller's inability to transfer Principal Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating the applicable Floating Allocation Percentages and Principal Allocation Percentages and the Aggregate Principal Receivables Amount. If the Master Servicer is unable pursuant to any Requirement of Law to allocate payments on the Accounts as described above, the Master Servicer agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to Principal Receivables of such Account first to the oldest Principal Receivable in such Account and to have such payments applied as Collections of Principal Receivables in accordance with Articles Four and Five. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections of Finance Charge Receivables with respect thereto shall continue to be allocated and paid in accordance with the terms of this Pooling Agreement.

    (e) In the event that pursuant to Section 2.04(b), the Seller accepts reassignment of an Ineligible Receivable as a result of a breach of the representations and warranties in
Section 2.04(a) relating to such Receivable, then, in any such event, the Master Servicer agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to the Seller or to Receivables of such Obligor retained in the Trust, then the Master Servicer agrees to allocate payments proportionately, as set forth in Section 2.06(d), and the portion allocable to any Principal Receivables or Finance Charge Receivables retained in the Trust shall be treated as Collections of Principal Receivables and Finance Charge Receivables, respectively, and deposited in accordance with the provisions of Articles Four and Five and the related

Supplements.

    (f) The Master Servicer shall not, and any Successor Master Servicer shall not be obligated to, use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Master Servicer or such Successor Master Servicer in connection with servicing other credit card and unsecured revolving line of credit receivables.

    (g) The Master Servicer and any Successor Master Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Master Servicer believes to be reasonable from time to time.

    (h) The Master Servicer and any Successor Master Servicer shall take no action to cause any Receivable to be evidenced by any "instrument" or "chattel paper" (each as defined in the South Carolina UCC), or to be anything other than an "account" or a "general intangible" (each as defined in Section 9-106 of the South Carolina UCC).

    (i) The Master Servicer or any Successor Master Servicer shall, before the expiration of any financing statement filed pursuant to this Pooling Agreement or any continuation thereof,
(i) prepare a continuation statement with respect thereto meeting the requirements of applicable state law, (ii) direct the Trustee to sign such continuation statement, (iii) upon the Trustee's having signed and returned such continuation statement to the Master Servicer, record and file, at its own expense, such continuation statement in the appropriate jurisdiction and
(iv) deliver a file-stamped copy of such continuation statement to the Trustee.

    (j) The Master Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the related Cardholder Agreements, Cardholder Guidelines, Revolving Line of Credit Agreements, similar guidelines with respect to the servicing of revolving lines of credit similar to the Revolving Line of Credit Accounts and all applicable rules and regulations of VISA (register mark) and MasterCard (register mark) except insofar as any failure to comply or perform would not materially and adversely affect the rights of the Trust or any of the Beneficiaries.

    Section 3.02.  Servicing Compensation.

    (a) As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in Section 3.02(b), the Master Servicer shall be entitled to receive the Servicing Fee on each Distribution Date on or prior to the Trust

Termination Date, payable in arrears. The Servicing Fee shall be payable to the Master Servicer from the Trust Assets solely to the extent amounts are available for payment in accordance with this Pooling Agreement and the Supplements. As additional servicing compensation, the Master Servicer will be entitled to retain all collections in respect of Interchange. The portion of the Servicing Fee with respect to any Monthly Period not allocated to the Certificateholders' Interest, if any, shall be automatically retained by the Master Servicer from amounts representing the Seller Percentage of Collections to the extent such Seller Collections exceed the aggregate of all such amounts allocable or distributable to any Series or Class or required to be deposited into the Excess Funding Account or any Series Account on such Distribution Date or, to the extent such amounts have been deposited into the Collection Account, distributed by the Trustee from the Collection Account to the Master Servicer on each Distribution Date. In no event shall the Trust, the Trustee, the Investor Certificateholders of any Series or any Credit Enhancer be liable for any portion of the Seller's Servicing Fee with respect to any Monthly Period.

    (b) The Master Servicer's expenses include the amounts due to the Trustee pursuant to Section 11.05 and the reasonable fees and disbursements of independent accountants and all other expenses incurred by the Master Servicer in connection with its activities under this Pooling Agreement, and including all other fees and expenses of the Trust not expressly stated herein to be for the account of the Certificateholders but not including any federal, state or local income and franchise taxes, if any, of the Trust or the Certificateholders. The Master Servicer shall be required to pay such expenses for its own account, and shall not be entitled to any payment therefor other than the Servicing Fee. The Master Servicer will be solely responsible for all fees and expenses incurred by or on behalf of the Master Servicer in connection herewith and the Master Servicer will not be entitled to any fee or other payment from, or claim on, any of the Trust Assets other than the Servicing Fee.

    Section 3.03. Representations, Warranties and Covenants of the Master Servicer.

    (a) The Bank, as Master Servicer, hereby makes, and any Successor Master Servicer by accepting its appointment hereunder shall make, on each Closing Date with respect to the related Series and on the date of any such appointment, the following representations, warranties and covenants, on which the Trustee has relied in accepting the Receivables in trust and in authenticating the Certificates of such Series (the term Master Servicer as used in this Section also refers to any Successor Master Servicer):

         (i) Organization and Good Standing. The Master Servicer is a state-chartered bank or other corporation duly organized, validly existing and in good standing under the applicable laws of the state of its charter or incorporation and has, in all material respects, full corporate power, authority and legal rights to own its properties and conduct its receivable servicing business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Pooling Agreement and the applicable Supplement.

        (ii) Due Qualification. The Master Servicer is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which the servicing of the Receivables as required by this Pooling Agreement requires such qualification except where the failure to so qualify or be in good standing or obtain licenses or approvals would not have a material adverse effect on the enforceability of the Receivables or its ability to perform its obligations hereunder. If the Master Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so.

       (iii) Due Authorization. The execution, delivery and performance of this Pooling Agreement and the applicable Supplement have been duly authorized by the Master Servicer by all necessary corporate action on the part of the Master Servicer and each of this Pooling Agreement and each Supplement will remain, from the time of its execution, an official record of the Master Servicer.

        (iv) Binding Obligation. This Pooling Agreement and the applicable Supplement constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general or the rights of creditors of depository institutions the accounts of which are insured by the FDIC and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity) and the availability of equitable remedies.

         (v) No Violation. The execution and delivery of this Pooling Agreement and the applicable Supplement by the Master Servicer, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof applicable to such party will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default

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

    under, any Requirement of Law applicable to the Master Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Master Servicer is a party or by which it is bound except to the extent that such conflict, breach or default will not have a material adverse effect on the Master Servicer's ability to perform its obligations hereunder and thereunder.

        (vi) No Proceedings. There are no proceedings or investigations pending, or to the best knowledge of the Master Servicer, threatened against the Master Servicer before any Governmental Authority (A) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Pooling Agreement and the applicable Supplement, (B) seeking any determination or ruling that, in the reasonable judgment of the Master Servicer, would materially and adversely affect the performance by the Master Servicer of its obligations under this Pooling Agreement and the applicable Supplement, or (C) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Pooling Agreement and the applicable Supplement.

       (vii) Compliance with Requirements of Law. The Master Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables or the Accounts, will maintain in effect all qualifications required under Requirements of Law in order to service properly the Receivables and the Accounts and will comply in all material respects with all Requirements of Law in connection with servicing the Receivables and the Accounts the failure to comply with which would have a material adverse effect on the interests of the Beneficiaries.

      (viii) No Rescission or Cancellation. The Master Servicer shall not reschedule, revise, defer, cancel or settle payments due on any Receivable except in the ordinary course of its business and in accordance with the Cardholder Agreements and Cardholder Guidelines, in the case of the credit card Accounts, or the Revolving Line of Credit Agreements and the Master Servicer's customary and usual servicing procedures for servicing unsecured revolving line of credit receivables comparable to the Receivables in the Revolving Line of Credit Accounts, in the case of the Receivables in the Revolving Line of Credit Accounts.

        (ix) Protection of Beneficiaries' Rights. The Master Servicer shall take no action, nor omit to take any action, which would materially impair the rights of Beneficiaries in the Receivables, except as ordered by a court of competent jurisdiction or other Governmental Authority or in accordance with the Cardholder Guidelines, in the case of the credit card Accounts, and the Master Servicer's customary and usual servicing procedures for servicing unsecured revolving line of credit receivables comparable to the Receivables in the Revolving Line of Credit Accounts, in the case of the Receivables in the Revolving Line of Credit Accounts.

         (x) Receivables not to be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, the Master Servicer will take no action to cause any Receivable to be evidenced by "chattel paper" or any "instrument" (as defined in Section 9-306 of the South Carolina UCC) or to be anything other than an "account" or "general intangible" (as defined in Section 9-306 of the South Carolina UCC).

        (xi) All Consents Obtained. All approvals, authoriza-tions, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Master Servicer of this Pooling Agreement and any applicable Supplement, the performance by the Master Servicer of the transactions contemplated and the fulfillment of the terms hereof and thereof, have been obtained.

        (xii) Negative Pledge. Except for the conveyances under the Seller Assignments and under this Pooling Agreement, the Master Servicer will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable sold and assigned to the Trust, whether now existing or hereafter created, or any interest therein, and the Master Servicer shall defend the right, title and interest of the Trust in, to and under any Receivable sold and assigned to the Trust, whether now existing or hereafter created, against all claims of third parties claiming through or under the Master Servicer.

       (xiii) Reinstatement of Charging Privileges. The Master Servicer hereby covenants that it will not reinstate the charging privileges of any Obligor with respect to an Account that was an Eligible Account the Receivables of which had been charged off at the time such Account was designated as an Account.

       (xiv) Increase of Credit Limit. The Master Servicer hereby covenants that it will not increase the credit limit on any Account to an amount greater than $50,000 and that it will not increase the credit limit on any Account to an amount greater than $25,000 if as a result of any such increase the aggregate number of Accounts that have credit limits in excess of $25,000 (but less than $50,000) will exceed 0.25% of the aggregate number of Accounts, each as of the date of such increase.

    The representations and warranties set forth in this Section shall survive the transfer and assignment of the Receivables to the Trust and the issuance of the Certificates. Upon discovery by the Seller, the Master Servicer, any Credit Enhancer or the Trustee of a breach of any of the representations and warranties set forth in this Section, the party discovering such breach shall give prompt written notice to the other parties and to each other Credit Enhancer.

    (b) Purchase. In the event the Master Servicer receives written notice from the Seller, the Trustee or any Credit Enhancer of a material breach of any covenant under Section 3.03(a)(vii), (viii), (ix), (x) or (xii) which has not been cured within 60 days and has a material adverse effect on the interest of the Certificateholders or any Credit Enhancer in any Receivable or Account, then, unless an Insolvency Event has occurred, the Master Servicer shall purchase such Receivable or, if such non-compliance is with respect to any Account, all Receivables in such Account. If the Bank is the Master Servicer on the date of such purchase, the Bank shall accept reassignment of the related Receivables as if each were an Ineligible Receivable in accordance with Article Two. If the Bank is not the Master Servicer on the date of such purchase, the Master Servicer shall deposit into the Collection Account the sum of, for each Series, (i) an amount equal to the product of the related Floating Allocation Percentage and the amount of each Finance Charge Receivable so transferred, (ii) an amount equal to the product of the related Principal Allocation Percentage and the amount of each Principal Receivable so transferred and
(iii) an amount equal to the sum of the products of each such Receivable and the applicable Seller Percentage, to be released to the Holder of the Seller Certificate subject to the limitations set forth in Articles Two, Four and Five with respect to the release of funds to the Seller. Each such deposit into the Collection Account shall be allocated to the Investor Certificateholders of each Series or the Seller Interest in the manner specified in Article Four, and distributed pursuant to Article Five, if applicable, on the Distribution Date relating to the Monthly Period in which such deposit is made.

    (c) Payment of Purchase Price, Etc. Upon each payment by the Master Servicer of the Purchase Price for the Receivables to be purchased by the Master Servicer from the Trust pursuant to
Section 3.03(b), the Trust shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to the Master Servicer, without recourse, representation or warranty, all right, title and interest of the Trust in and to such Receivables, all related Collateral Security and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Master Servicer to effect the conveyance of any such Receivables pursuant to this Section. The obligation of the Master Servicer to purchase such Receivables, and to make the deposits required to be made as provided in Section 3.03(b), shall constitute the sole remedy respecting the event giving rise to such obligation available to the Beneficiaries or the Trustee on behalf of the Certificateholders except as provided in Section 8.04.

    Section 3.04.  Reports and Records for the Trustee.

    (a) Daily Reports. The Master Servicer, with prior written notice from the Trustee, shall prepare and make available at the office of the Master Servicer for inspection by the Trustee on any Business Day requested by the Trustee a record setting forth
(i) the aggregate amount of Collections processed by the Master Servicer on the preceding Business Day and the amount of Collections so processed with respect to each Account and
(ii) the aggregate amount of Receivables as of the close of business on the preceding Business Day and the aggregate amount of Receivables in each Account. The Master Servicer shall, at all times, maintain its computer files with respect to the Accounts in such a manner so that the Accounts may be specifically identified and shall make available to the Trustee at the office of the Master Servicer on any Business Day during normal business hours any computer programs necessary to make such identification.

    (b) Distribution Date Statements. On each Determination Date, with respect to each outstanding Series, the Master Servicer shall deliver to each Credit Enhancer, each Agent and the Trustee a Distribution Date Statement for the related Distribution Date substantially in the form attached as an exhibit to the related Supplement.

    (c) Transferred Accounts. The Master Servicer covenants and agrees hereby to deliver to the Trustee, within a reasonable time period after any Transferred Account is created, but in any event not later than ten days after the end of the Monthly Period during which the Transferred Account is created, a notice specifying the new account number for any Transferred Account and the account number of the replaced account.

    Section 3.05.  Annual Servicer's Certificate and Report.

    (a) The Master Servicer will deliver to the Trustee, the Seller, each Agent, each Rating Agency and each Credit Enhancer on or before March 31 of each calendar year, beginning with March 31, 1996, an Officer's Certificate substantially in the form of Exhibit C hereto stating that (i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under this Pooling Agreement was made under the supervision of the officer signing such certificate and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed in all material respects its obligations under this Pooling Agreement throughout such year, or, if there has been a material default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

    (b) Within a reasonable period of time after the end of each calendar year, but not later than the earlier to occur of April 1 or the latest date permitted by law, the Trustee will mail to each Person who at any time during the preceding calendar year was a Certificateholder of record a statement prepared by the Master Servicer containing the information required to be contained in the regular Distribution Date Statement to such Certificateholders aggregated for the preceding calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other information (consistent with the tax treatment of such Certificates) as is required by law and the Trustee or the Master Servicer deems necessary or desirable to enable the related Certificateholders to prepare their federal income tax returns. In satisfaction of the provisions of Section 12.02, the Trustee will mail a report to each related Investor Certificateholder of record immediately prior to the final distribution to the Investor Certificate-

holders of any Series no later than 60 days after the date of such final distribution that aggregates such information for the portion of the calendar year during which such final distribution is made that terminates on the date of such final distribution.

    Section 3.06.  Annual Independent Public Accountants'
Servicing Report.

    (a) The Master Servicer shall cause a firm of nationally recognized independent certified public accountants, who may also render other services to the Master Servicer or to the Seller, to deliver to the Trustee, the Seller, each Agent, each Rating Agency and each Credit Enhancer on or before March 31 of each year, beginning with March 31, 1996, a report addressed to the Board of Directors of the Master Servicer and to the Trustee, to the effect that such firm has performed certain agreed upon procedures on management's assertion that the mathematical calculations of each amount set forth in the monthly certificates forwarded by the Master Servicer pursuant to Section 3.04(b) during the period covered by such report (which shall be the period from January 1 of the preceding calendar year to and including December 31 of such calendar year, or for the initial period, from the Closing Date until December 31, 1995) were correctly made based on the information contained in such reports, and, for two randomly selected Distribution Date Statements provided during such calendar year, the Master Servicer's computer records which were the source of such information, and will state the results of its application of such agreed upon procedures to such assertion.

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

    (b) The Master Servicer shall cause a firm of nationally recognized independent certified public accountants, who may also render other services to the Master Servicer or to the Seller, to deliver to the Trustee, each Rating Agency, each Agent and each Credit Enhancer on or before March 31 of each year, beginning March 31, 1996, a report addressed to the Board of Directors of the Master Servicer and to the Trustee, to the effect that such firm has performed certain agreed upon procedures on management's assertion that the servicing procedures performed by the Master Servicer (excluding any procedures performed by the Master Servicer's third party agents), including, without limitation, the allocation of collections, were conducted in compliance with Articles Four and Five of this Pooling Agreement and the provisions of the related Supplement, and will state the results of its application of such agreed upon procedures to such assertion.

    (c) Unless otherwise provided with respect to any Series in the related Supplement, a copy of any report delivered pursuant to this Section may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

    Section 3.07. Tax Treatment. The Seller has entered into this Pooling Agreement and, except as otherwise provided in the related Supplement and in the related Certificates, each Class of Rated Certificates has been (or will be) issued with the intention that each such Class of Rated Certificates will qualify under applicable tax law as indebtedness of the Bank secured by the Receivables. The Seller, each Beneficiary and each Certificateholder and Certificate Owner by the acceptance of its Certificate or Book-Entry Certificate, as applicable, agrees to treat and to take no action inconsistent with the treatment of each such Class of Certificates as designated (or beneficial interest therein) as indebtedness of the Bank secured by the Receivables for United States federal, state, local and non-United States income and franchise taxes and any other taxes imposed on or measured by income. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in such Certificate so designated as indebtedness through it to comply with this Pooling Agreement as to treatment as indebtedness under applicable tax law, as described in this Section.

    Section 3.08. Notices to the Bank. In the event the Bank is no longer acting as Master Servicer, any Successor Master Servicer appointed pursuant to Section 8.09 and 10.02 shall deliver or make available to the Bank, as the case may be, each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Section 3.04, 3.05 or 3.06.

    Section 3.09. Reports to the Commission. From and after the registration or public offering of any Class or Series, the

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Master Servicer shall, on behalf of the trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act and the rules and regulations of the Commission thereunder. The Bank, if the Bank is not the Master Servicer, shall, at the expense of the Master Servicer, cooperate with any reasonable request of the Master Servicer in connection with such filings.

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                               ARTICLE FOUR

                     RIGHTS OF CERTIFICATEHOLDERS AND
                 ALLOCATION AND APPLICATION OF COLLECTIONS

    Section 4.01. Rights of Certificateholders. The Investor Certificates shall represent fractional undivided interests in the Trust, which, with respect to each Series, shall consist of the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificates of such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to Investor Certificateholders of such Series pursuant to this Pooling Agreement and such Supplement, funds on deposit in the Collection Account and the Excess Funding Account allocable to Investor Certificateholders of such Series pursuant to this Pooling Agreement and such Supplement, funds on deposit in any related Series Account and funds available to such Investor Certificateholders pursuant to any related Credit Enhancement included in the Trust Assets (collectively, with respect to all Series, the "Certificateholders' Interest"), it being understood that the Investor Certificates of any Series or Class shall not represent any interest in any Series Account or Credit Enhancement issued or established for the exclusive benefit of any other Series or Class. The Seller Certificate shall represent the ownership interest in the remainder of the Trust Assets not allocated to the Certificateholders' Interest pursuant to this Pooling Agreement or any Supplement, including the right to receive the Collections with respect to the Receivables and other amounts at the times and in the amounts specified in this Pooling Agreement or in any Supplement to be paid to the Holder of the Seller Certificate (the "Seller Interest"); provided, however, that the Seller Certificate shall not represent any interest in the Collection Account, the Excess Funding Account, any Series Account or any Credit Enhancement, except as specifically provided in this Pooling Agreement, any Supplement or any Credit Enhancement Agreement.

    Section 4.02.  Establishment of Accounts.

    (a) The Collection Account. The Master Servicer, for the benefit of the Certificateholders and the other Beneficiaries, shall cause to be established and maintained in the name of the Trustee on behalf of the Trust a non-interest bearing segregated account designated as the Collection Account and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders and the other Beneficiaries with a Qualified Institution (the "Collection Account"). The Trustee shall possess all right, title and interest in all funds from time to time on deposit in, and all Eligible Investments credited to, the Collection Account and in all proceeds thereof. Except as specifically set forth herein, the Collection Account shall be under the sole dominion and

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control of the Trustee for the benefit of the Certificateholders and the other Beneficiaries. If, at any time, the Collection Account ceases to have any of the characteristics identified above, the Master Servicer, on behalf of the Trustee, shall, within ten Business Days, establish a different account having each such characteristic, instruct the Trustee to transfer any cash and/or any Eligible Investments then held in (or in respect of) the Collection Account to such substitute account and, from the date any such substitute account is established, such account shall be the Collection Account.

    The Supplement for any Series may require the Trustee to establish and maintain a Collection Subaccount for a Series. Funds on deposit in the Collection Subaccount with respect to any Series shall be for the exclusive benefit of the Investor Certificateholders of such Series and any related Credit Enhancer. The funds on deposit in each Collection Subaccount shall be invested in the manner provided in the related Supplement, and any earnings on such investments shall be applied as provided in such Supplement. The Trustee at all times shall maintain accurate records reflecting each transaction in the Collection Account and Collection Subaccount, and shall make such records available to the Master Servicer upon the Master Servicer's request.

    Pursuant to the authority granted to it pursuant to Section 3.01, the Master Servicer shall have the power, revocable by the Trustee, to direct the Trustee to withdraw funds from the Collection Account or any Collection Subaccount for the purposes of carrying out its duties hereunder. Other than as Holder of the Seller Certificate, neither the Seller nor any Person or entity claiming by, through or under the Seller, shall have any right, title or interest in, or any right to withdraw any amount from, the Collection Account or Collection Subaccount.

    (b) Reserve Funds. Unless otherwise specified in the related Supplement, the Trustee, for the benefit of the Holders of one or more Series or Classes of related Investor Certificates and, if so specified in the related Supplement, one or more related Credit Enhancers, shall establish and maintain in the State of New York and in the name of the Trust, a non-interest bearing segregated trust account for each Series (it being understood that, if so provided in each related Supplement, such account may benefit more than one Series), bearing a designation clearly indicating that the funds therein are being held for the benefit of such Investor Certificateholders (and related Credit Enhancers, if applicable), with a Qualified Institution (each, a "Reserve Fund"). The Trustee shall possess all right, title and interest in all funds on deposit from time to time in, and all Eligible Investments credited to, the Reserve Funds and in all proceeds thereof. The Reserve Funds shall be under the sole dominion of the Trustee. Each Reserve Fund and the funds held therein or credited thereto shall be held for the exclusive

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

benefit of the Holders of such Investor Certificates (and related Credit Enhancers, if applicable). Pursuant to the authority granted to it hereunder, the Master Servicer shall have the power, revocable by the Trustee, to instruct the Trustee to withdraw funds from the Reserve Funds for the purpose of carrying out the Master Servicer's duties hereunder. The Trustee at all times shall maintain accurate records reflecting each transaction in each Reserve Fund and funds held therein or credited thereto shall at all times be held in trust for the benefit of the Holders of such Series or Classes (and related Credit Enhancers, if applicable). Each Reserve Fund will be established with an initial deposit of immediately available funds by the Seller in an amount specified in the related Supplement, and thereafter will be funded as set forth in Article Five and in the related Supplement.

    (c) Excess Funding Account. The Trustee, for the benefit of the Investor Certificateholders and any Credit Enhancer (if so provided in the related Supplement), shall establish in New York and in the name of the Trust, a non-interest bearing segregated trust account bearing a designation clearly indicating that the funds therein are being held for the benefit of the Investor Certificateholders, and, as such interest are subordinated to the interests of the Investor Certificateholders, any Credit Enhancer and the Holder of the Seller Certificate, with a Qualified Institution (the "Excess Funding Account"). The Trustee shall possess all right, title and interest in all funds on deposit from time to time in, and all Eligible Investments credited to, the Excess Funding Account and in all proceeds thereof. The Excess Funding Account shall be under the sole dominion of the Trustee. The Excess Funding Account and the funds held therein or credited thereto shall be for the benefit of the Investor Certificateholders and, as such interests are subordinated to the interests of the Investor Certificateholders, any Credit Enhancer and the Holder of the Seller Certificate. Pursuant to the authority granted to it hereunder, the Master Servicer shall have the power, revocable by the Trustee, to instruct the Trustee to withdraw funds from the Excess Funding Account for the purpose of carrying out the Master Servicer's duties hereunder and, in the case of any Series of Variable Funding Certificates, for the purpose of making optional distributions in repayment of Advances as set forth in the related Supplement. The Trustee at all time shall maintain accurate records reflecting each transaction in each Excess Funding Account.

    The Excess Funding Account will be funded by the deposit therein (i) by the Master Servicer on each Business Day of the sum of all amounts received as Collections of Principal Receivables allocable to the Seller's Interest or representing Shared Excess Principal Collections in excess of the aggregate amount of Principal Shortfalls with respect to each Group and that otherwise could be made available to or distributed to the holder of the Seller Certificate pursuant to the provisions of

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Section 4.04(a) but that are not so distributable pursuant to the proviso in Section 4.04(a)(ii) and the provisions of Section 4.03(d) and (ii) by the Trustee on each Distribution Date of an amount, up to the Excess Funding Amount, from (a) amounts constituting Excess Spread and Shared Excess Finance Charge Collections in excess of the aggregate of Interest Shortfalls for each Group to the extent set forth in each Supplement, (b) amounts constituting Collections of Principal Receivables allocated to any Series or Class to the extent set forth in each Supplement and (c) any amounts described in clause (i) that have been deposited in the Collection Account prior to such Distribution Date.

    In connection with the conveyance to the Trust of Receivables in Additional Accounts on any Business Day (whether in connection with the conveyance to the Trust of Receivables in Additional Accounts or growth in the Aggregate Principal Receivables Amount), funds will be withdrawn from the Excess Funding Account and distributed to the Holder of the Seller Certificate but not in excess of the lesser of (i) the amount by which the Seller Amount exceeds the Required Seller Amount or
(ii) the amount by which the Aggregate Principal Receivables Amount exceeds the Required Principal Balance. On any Distribution Date, subject to the terms and conditions of the related Supplement, the Seller may direct the Trustee to withdraw funds from the Excess Funding Account to be used to make optional payments of principal to the related Variable Funding Certificateholders in repayment of outstanding Advances. In addition, on any Distribution Date, subject to the terms and conditions of the related Supplement, the Trustee may withdraw funds from the Excess Funding Account to complete certain distributions to the Investor Certificateholders of any Series. On the Trust Termination Date, the Trustee will terminate the Excess Funding Account and release any amounts remaining on deposit therein (after making all other required withdrawals therefrom on such date) first to the Credit Enhancers on a pro rata basis, based on their respective Unreimbursed Credit Enhancer Amounts and the remainder, if any, to the Holder of the Seller Certificate.

    (d) Administration of Accounts. Funds on deposit in the accounts established under Section 4.02 may at all times be invested by the Trustee, at the direction of the Seller, in Eligible Investments. All Eligible Investments shall be held by the Trustee for the benefit of the Certificateholders and the other Beneficiaries. Any such investment shall mature, and such funds shall be available for withdrawal, on or prior to the close of business on the Deposit Date with respect to the Distribution Date relating to the Monthly Period during which the Master Servicer receives such amounts (or on or before 10:00 a.m., New York City time, on such Distribution Date in the case of Eligible Investments in respect of which the Trustee is the obligor). As of 10:00 a.m., New York City time, on each Distribution Date, all

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

interest and other investment earnings (net of losses thereon and investment expenses attributable thereto) on funds on deposit in the accounts established under Section 4.02 and all funds held therein shall be credited to the related account or otherwise made available to be applied as set forth in Articles Four and Five. The Trustee shall maintain for the benefit of the Certificateholders and the other Beneficiaries possession of the negotiable instruments or securities, if any, evidencing such Eligible Investments. No Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, if so directed by the Master Servicer, the Master Servicer having reasonably determined that the interests of the Investor Certificateholders may be adversely affected if such Eligible Investment is held to its maturity and having the consent of each Credit Enhancer, or, with respect to an Eligible Investment with respect to amounts on deposit in or credited to a Series Account, the related Credit Enhancer. Unless the Trustee is so directed by the Master Servicer, funds deposited in the accounts established under Section 4.02 on a Deposit Date with respect to the succeeding Distribution Date are not required to be invested overnight. All Investment Proceeds with respect to amounts deposited in or credited to the Collection Account or the Excess Funding Account during any Monthly Period shall be treated as Collections of Finance Charge Receivables received as of the last day of the related Monthly Period, except as otherwise specified in any Supplement, and shall be deposited into the Collection Account no later than the related Deposit Date.

    Schedule 2, which is hereby incorporated into and made part of this Pooling Agreement, identifies each such account by setting forth the account number of such account, the account designation of such account and the name of the institution with which such account has been established. If a substitute Collection Account is established pursuant to this Section, the Master Servicer shall provide to the Trustee an amended Schedule 2, setting forth the relevant information for such substitute Collection Account. The Trustee shall maintain and amend
Schedule 2 with respect to each of the other accounts established pursuant to Section 4.02, and shall provide to the Seller and the Master Servicer an amended Schedule 2 within five Business Days of each amendment thereof.

    The Master Servicer agrees that, except as expressly provided in this Agreement, it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account, the Excess Funding Account or any Series Account for any amount owed to it by the Trust, the Trustee, the Seller, any Certificateholder or any Credit Enhancer. The Trustee agrees that, except as expressly provided in this Agreement, it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account, the Excess Funding Account or any

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

Series Account for any amount owned to it by the Trust, the Master Servicer, the Seller, any Certificateholder or any Credit
Enhancer.

    Section 4.03. Allocations and Applications of Collections and Other Funds.

    (a) Except as otherwise provided in Section 4.03(b), the Master Servicer shall deposit Collections into the Collection Account as promptly as possible after receipt of such Collections, but in no event later than the second Business Day after such receipt. In the event of the insolvency of the Master Servicer, then, immediately upon the occurrence of such event and thereafter, the Master Servicer shall deposit all Collections into the substitute Collection Account which shall be established and maintained with a Qualified Institution other than the Master Servicer in accordance with Section 4.02(a), and in no such event shall the Master Servicer deposit any Collections thereafter into any account established, held or maintained with the Master Servicer.

    Collections of Receivables with respect to any Monthly Period will be allocated by the Servicer first to annual membership fees and other fees billed during the preceding Monthly Period, second to Finance Charge Receivables, to the extent of Finance Charge Receivables billed during the preceding monthly period, and then to Principal Receivables.

    The Master Servicer, and the Trustee on the instructions of the Master Servicer, shall allocate Collections to each Series of Investor Certificates and to the Seller Certificate in accordance with this Article Four and shall make required deposits into or (in the case of the Trustee only) required withdrawals from the Collection Account, the Excess Funding Account and any Reserve Fund or other Series Account, or pay such amounts to the Holder of the Seller Certificate in accordance with Articles Four and Five, in each case as modified by any related Supplement. The Master Servicer shall make such deposits or payments on the date indicated therein by wire transfer or as otherwise provided in the Supplement for any Series with respect to such Series.

    The Master Servicer need not deposit Collections into or cause the Trustee to withdraw funds from the Collection Account or any Collection Subaccount, or cause the Trustee to transfer funds from the Collection Account to the Excess Funding Account, any Reserve Fund or other Series Account, or make payments to the Holder of the Seller Certificate, prior to the close of business on the day any Collections are to be deposited in the Collection Account as provided in Articles Four and Five, and may make such deposits, payments and withdrawals on such date in an amount equal to the net amount of such deposits, payments and withdrawals which would have been made but for the provisions of this Section and Section 4.03(b).

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

    (b)(i) Subject to the limitations set forth in the next paragraph, Section 4.03(d) and the proviso in Section 4.04(a)(ii), but notwithstanding anything else in this Pooling Agreement to the contrary, with respect to any Monthly Period, the Master Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections necessary to ensure that (A) all required distributions to all Holders of Investor Certificates and each Credit Enhancer and (B) all required deposits into the Excess Funding Account or any Series Account can be made from such Collections (giving pro forma effect to the allocation of such Collections among each Series and Class and the Seller Interest and the provisions of Articles Four and Five and in each Supplement) on the related Distribution Date pursuant to the terms of each Supplement or Credit Enhancement Agreement Date, and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account with respect to the related Monthly Period exceeds the amount required to be deposited pursuant to clause (i) above, the Master Servicer will be permitted, upon delivery of the Distribution Date Statement to the Trustee and the Credit Enhancer, whether on or before the Determination Date, to direct the Trustee to release all or part of such excess from the Collection Account to the Holder of the Seller Certificate or to the Master Servicer, as appropriate.

    In addition, notwithstanding the foregoing, on any date on which Collections are received, the Master Servicer may distribute (or make available) directly to the Holder of the Seller Certificate: (i) an amount equal to the portion of the Seller Percentage of Collections of Finance Charge Receivables that the Master Servicer has determined represents Excess Spread not required to complete any required deposits or distributions (including in respect of Interest Shortfalls for any Series in a Group) on the related Distribution Date; and (ii) if (a) the Seller Amount at least equals the Required Seller Amount on such date and (b) the Aggregate Principal Receivables Amount at least equals the Required Principal Balance on such date, an amount equal to the sum of (i) Collections of Principal Receivables allocable to the Seller Interest and (ii) Shared Principal Collections that will not be required to be distributed in respect of Principal Shortfalls for any Series in a Group on the related Distribution Date; provided, however, that such amounts may be withheld or paid to the Holder of the Seller Certificate during any Monthly Period only after the amount described in clause (i) of the preceding paragraph has been deposited in the Collection Account, the Excess Funding Account or any applicable Series Account from such Collections and has delivered the Distribution Date Statement specified in the preceding paragraph.

    (c) General Allocations to Investor Certificates. Except as otherwise provided herein or in the related Supplement the Master Servicer will allocate, on a daily basis and subject to

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

readjustment upon receipt of notice from the Seller as to Advances to be required on the Distribution Date occurring during such Monthly Period, the following amounts with respect to each Series during any Monthly Period: (i) the related Floating Allocation Percentage of Collections of Finance Charge Receivables, Investment Proceeds, Recoveries and Defaulted Amounts; (ii) the related Principal Allocation Percentage of Collections of Principal Receivables; and (iii) any portion of Interchange or Servicing Fee otherwise available to the Master Servicer but identified in or pursuant to the related Supplement as being included in Collections for such Series. Subject to Sections 4.03(e), 4.04 and 4.05, amounts not allocated to the Certificateholders' Interest of any Series will be allocated to the Seller Interest.

    (d) General Allocations to Seller Certificate. Throughout the existence of the Trust, unless otherwise stated in any Supplement, the Servicer shall allocate to the Holder of the Seller Certificate an amount equal to the product of (i) the applicable Seller Percentage and (ii) the aggregate amount of Collections in respect of each Monthly Period. If in accordance with Sections 4.02 and 4.03(b) any such amounts are to be made directly available to the Holder of the Seller Certificate, the Master Servicer shall be entitled to deduct from such amounts and retain an amount equal to the unpaid portion of any Seller Servicing Fee then due and payable. If, on any Business Day either (i) the Seller Amount is less than the Required Seller Amount, or (ii) the Aggregate Principal Receivables Amount is less than the Required Principal Balance, then the Master Servicer will not distribute to the Seller any Collections of Principal Receivables that otherwise would be distributable to the Seller but will instead deposit such amounts, up to the Excess Funding Amount, into the Excess Funding Account.

    (e) Adjustments. If the Master Servicer adjusts downward the amount of any Principal Receivable because of a rebate, refund, credit adjustment or billing error to an Obligor, because such Receivable was created in respect of merchandise which was refused or returned by an Obligor, because it is discovered that such Principal Receivable was created through a fraudulent transaction or counterfeit charge or for any other reason except payment by or on behalf of the Obligor or treatment as a Defaulted Amount, then, in any such case, the Aggregate Principal Receivables Amount will be automatically reduced by the amount of such Adjustment. Except to the extent that any Series is allocated a portion of such reduction pursuant to the related Supplement, the Seller Interest will be reduced by the aggregate amount of such Adjustments. Furthermore, if following such a reduction either (i) the Seller Amount would be less than the Required Seller Amount or (ii) the Aggregate Principal Receivables Amount would be less than the Required Principal Balance on the date of such adjustment (after giving effect to any required adjustments to the Invested Amounts of any Series),

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then, unless an Insolvency Event has occurred, the Seller shall be required to transfer an amount equal to the greater of any deficiency described in clause (i) or (ii) above (the "Adjustment Payment") to the Trustee for deposit into the Excess Funding Account on the day of such adjustment.

    (f) If (i) the Master Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Master Servicer in the form of a check which is not honored for any reason or (ii) the Master Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Master Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.

    Section 4.04.  Shared Excess Principal Collections.

    (a)  On each Distribution Date,

      (i)   the Master Servicer shall allocate Shared Excess
     Principal Collections to each Series within a Group, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series; and

     (ii) the Master Servicer shall withdraw from the Collection Account and pay to the Holder of the Seller Certificate an amount equal to the excess, if any, of
     (A) the amount of Shared Excess Principal Collections for such Group and such Distribution Date over (B) the aggregate amount of Principal Shortfalls for all outstanding Series in such Group for such Distribution Date; provided, however, that such amounts shall be paid to the Seller only if and to the extent that, as of such Distribution Date, (i) the Seller Amount exceeds the Required Seller Amount and (ii) the Aggregate Principal Receivables Amount exceeds the Required Principal Balance (each determined after giving effect to all required allocations, deposits, withdrawals and distributions on such Distribution Date) and only after any distributions in respect of amounts owing to a Credit Enhancer specified in the related Supplement for each Series in such Group have been made.

         (b) On each Distribution Date on which Collections of Principal Receivables allocable to the Seller Interest and Shared Excess Principal Collections in excess of the aggregate amount of Principal Shortfalls for any Group are not distributed to the Holder of the Seller Certificate, all such amounts shall be deposited into the Excess Funding Account until such time as
(i) either (A) the Seller Amount exceeds the Required Seller Amount or (B) the Aggregate Principal Receivables Amount exceeds

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the Required Principal Balance, at which time an amount equal to the lesser of the excess amounts described in clauses (A) and (B) above will be distributed to the Holder of the Seller Certificate or (ii) an Amortization Period commences with respect to any Series, from and after which time such amounts may be made available to make payments of principal on the related Investor Certificates or certain other distributions as set forth in the related Supplements.

    Section 4.05. Shared Excess Finance Charge Collections. On each Distribution Date (i) the Master Servicer shall allocate Shared Excess Finance Charge Collections with respect to a Group to each Series in such Group, pro rata, in proportion to the Interest Shortfalls, if any, with respect to each such Series and
(ii) the Master Servicer shall instruct the Trustee to withdraw from the Collection Account and pay to the Holder of the Seller Certificate an amount equal to the excess, if any, of Shared Excess Finance Charge Collections for such Group on such Distribution Date over the aggregate amount of Interest Shortfalls for all outstanding Series in such Group for such Distribution Date; provided, however, that the sharing of Excess Finance Charge Collections among Series in a Group will continue only until such time, if any, at which the Seller shall deliver to the Trustee an Officer's Certificate to the effect that, in the reasonable belief of the Seller, the continued sharing of Excess Finance Charge Collections among Series in any Group would have adverse regulatory implications with respect to the Seller. Following the delivery by the Seller of such an Officer's Certificate to the Trustee there will not be any further sharing of Excess Finance Charge Collections among Series in any Group.
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                               ARTICLE FIVE

                       DISTRIBUTIONS AND REPORTS TO
                            CERTIFICATEHOLDERS

    Section 5.01.  Distributions and Reports to Certificate-

holders. Distributions shall be made to, and reports shall be provided to, Certificateholders as set forth in the applicable
Supplement.

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                                ARTICLE SIX

                             THE CERTIFICATES

    Section 6.01. The Certificates. The Investor Certificates of any Series or Class (other than Variable Funding Certificates) may be issued as Bearer Certificates or Registered Certificates and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Supplement and shall upon issue, be executed, authenticated and delivered as provided in Section 6.02. Each Series of Variable Funding Certificates shall be issued in fully registered form, and shall be substantially in the form of the related exhibit attached to the related Supplement. Upon issue, the Variable Funding Certificates shall be executed, authenticated and delivered as provided in Section 6.02. The Seller Certificate will be issued as a single certificate representing the entire Seller Interest, in fully registered form, substantially in the form of Exhibit A hereto. Upon issue, the Seller Certificate shall be executed, authenticated and delivered by the Trustee as provided in Section
6.02. Except as otherwise provided in any Supplement, Bearer Certificates shall be issued in minimum denominations of $100,000 and Registered Certificates shall be issued in minimum denomina-tions of $100,000 and in integral multiples of $1,000 in excess thereof. If specified in any Supplement, the Investor Certificates of any Series or Class shall be issued upon initial issuance as a single certificate evidencing the aggregate original principal amount of such Series or Class as described in
Section 6.11. The Seller Certificate shall be a single certificate. Each Certificate shall be executed by manual or facsimile signature by a Responsible Officer of the Trustee on behalf of the Seller. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Trustee shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificates shall be entitled to any benefit under this Pooling Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. Bearer Certificates shall be dated the related Closing Date. All Registered Certificates shall be dated the date of their authentication.

    Section 6.02. Authentication of Certificates. The Trustee shall authenticate and deliver the Investor Certificates of each Series and Class that are issued upon original issuance to or upon the written order of the Seller against payment to the

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Seller of the purchase price therefor.  The Trustee shall
authenticate and deliver the Seller Certificate to the Seller simultaneously with its delivery of the Investor Certificates of the first Series to be issued hereunder. If specified in the related Supplement for any Series or Class, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance of such Series or Class.

    Section 6.03.  New Issuances.

    (a)  The Seller may from time to time after the first
Closing Date direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates pursuant to a Supplement. The Investor Certificates of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Pooling Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Pooling Agreement and the applicable Supplement except, with respect to the subordination of any Series or Class, as provided in the related Supplement.

    (b) On or before the related Closing Date for any Series issued after the first Closing Date, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The terms of such Supplement may modify or amend the terms of this Pooling Agreement solely as applied to such new Series. The obligation of the Trustee to issue the Investor Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

         (i) on or before the fifth Business Day immediately preceding the related Series Issuance Date, the Seller shall have given the Trustee, the Master Servicer, each Rating Agency and any Credit Enhancer written notice of such issuance which notice shall specify: (A) the name or designation of the Series; (B) the related Invested Amount as of the related Closing Date (or method for calculating such amount); (C) the related Certificate Rate or rates (or method of calculating any such rate); and (D) each related Credit Enhancer, if any, which is expected to provide credit support with respect to such Series or any Class within such Series.

        (ii) the Seller shall have delivered to the Trustee the related Supplement specifying the Principal Terms of such Series, in form satisfactory to the Trustee, executed by each party hereto and thereto other than the Trustee;

       (iii) the Seller shall have delivered to the Trustee and each Credit Enhancer a Tax Opinion, dated the related Series
    Issuance Date, with respect to such issuance;

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

        (iv) the Seller shall have delivered to the Trustee any related Credit Enhancement Agreement executed by each of the parties thereto, other than the Trustee;

         (v) the Seller shall have delivered to the Trustee a written confirmation from each Rating Agency that such new issuance will not result in a Ratings Effect and the written consent to such issuance from each Credit Enhancer;

        (vi) the Seller shall have delivered or caused to be delivered to the Trustee the Seller Certificate (if the Seller Certificate is to be amended in connection with the issuance of such new Series) and the Certificates of any other Series to be exchanged in connection with the issuance of such new Series;

       (vii) such issuance will not result in the occurrence of a Pay Out Event and the Seller shall have delivered to the Trustee and any Credit Enhancer an Officer's Certificate, dated the related Series Issuance Date, to the effect that the Seller reasonably believes that such issuance will not result in the occurrence of a Pay Out Event at some time in the future; and

      (viii) the Seller shall have delivered to the Trustee an Opinion of Counsel, dated the Series Issuance Date, to the effect that the issuance of the Certificates of such Series
    (A) either need not be registered under the Securities Act and will not result in the requirement that any other Series of Certificates not registered under the Securities Act be so registered or, if the Seller has elected, in its sole discretion, to register the issuances of such Certificates under the Securities Act that such registration will have met all of the applicable requirements under the Securities Act, (B) will not result in the Trust or the Seller becoming subject to registration as an investment company under the Investment Company Act and (C) if this Pooling Agreement has not previously been qualified under the Trust Indenture Act, will not require this Pooling Agreement to be qualified under the Trust Indenture Act.

Upon satisfaction of such conditions and any additional conditions specified in the related Supplement, the Trustee shall execute the related Supplement and the Seller shall deliver to the Trustee the Investor Certificates of such Series for execution and authentication by the Trustee on behalf of the Seller.

    Section 6.04.  Registration of Transfer and Exchange of
Certificates.

    (a) The Trustee shall cause to be kept at the office or agency to be maintained in accordance with the provisions of

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Section 11.16 a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (the "Transfer Agent and Registrar") shall provide for the registration of the Registered Certificates and of transfers, pledges and exchanges of such Certificates as herein provided. The Transfer Agent and Registrar shall initially be the Trustee and any co-transfer agent and co-registrar chosen by the Seller and acceptable to the Trustee (including, if and for so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange shall so require, a co-transfer agent and co-registrar in Luxembourg). So long as (i) the Trustee does not have an office in New York City and (ii) any Investor Certificates are outstanding, the Seller shall maintain a co-transfer agent and co-registrar in New York City. Any reference in this Pooling Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise.

    The Trustee may revoke such appointment and remove any Transfer Agent and Registrar if the Trustee determines in its sole discretion that such Transfer Agent and Registrar has failed to perform its obligations under this agreement in any material respect. Any Transfer Agent and Registrar shall be permitted to resign as Transfer Agent and Registrar upon 30 days' notice to the Seller, the Master Servicer and the Trustee; provided, however, that such resignation shall not be effective, and such Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar, until the Trustee has appointed a Successor Transfer Agent and Registrar acceptable to the Seller.

    Subject to Section 6.04(c), upon surrender for registration of transfer of any Registered Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, one or more new Registered Certificates (of the same Series and Class) in authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest shall be executed, authenticated and delivered, in the name of the designated transferee or transferees.

    At the option of a Registered Certificateholder, Registered Certificates (of the same Series and Class) may be exchanged for other Registered Certificates of authorized denominations of like aggregate fractional undivided interests in the Certificate-holders' Interest (subject to the limitations herein regarding minimum denominations), upon surrender of the Registered Certificates to be exchanged at any such office or agency. Registered Certificates, including Registered Certificates received in exchange for Bearer Certificates, may not be exchanged for Bearer Certificates. At the option of the Holder of a Bearer Certificate, subject to applicable laws and regulations, Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates (of the same

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Series and Class) of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest (subject to the limitations herein regarding minimum denominations), upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section shall have attached thereto all unmatured Coupons; provided, that any Bearer Certificate, so surrendered after the close of business on the Record Date preceding the relevant payment date or distribution date after the expected final payment date specified in the related Supplement need not have attached the Coupon relating to such payment date or distribution date.

    The preceding provisions of this Section notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Certificate for a period of 15 days preceding the due date for any payment with respect to the Certificate.

    Whenever any Investor Certificates are so surrendered for exchange, the Trustee shall execute, on behalf of the Trust, and authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States) the Investor Certificates which the Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Certificateholder or the attorney-in-fact thereof duly authorized in a signed writing.

    Unless otherwise provided in the related Supplement, no service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer or exchange.

    All Investor Certificates (together with any Coupons) surrendered for registration of transfer and exchange or for payment shall be canceled and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy any Global Certificate upon its exchange in full for Definitive Euro-Certificates and shall deliver a certificate of destruction to the Seller. Such certificate shall also state that a certificate or certificates of a Foreign Clearing Agency to the effect referred to in Section 6.11 was received with respect to each portion of the Global Certificate exchanged for Definitive Euro-Certificates.

    The Seller and Master Servicer shall deliver to the Trustee Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Pooling Agreement and the Certificates.

    (b) The Transfer Agent and Registrar will maintain, at its expense, in the Borough of Manhattan, The City of New York, an office or agency where Investor Certificates may be surrendered for registration of transfer or exchange (except that Bearer Certificates may not be surrendered for exchange at any such office or agency in the United States).

    (c) Notwithstanding anything herein to the contrary, the Seller Certificate (or any interest therein) may only be transferred to a successor to the Seller pursuant to Section 7.04 or in connection with a New Issuance pursuant to Section 6.03.

    (d)(i) Registration of transfer of Investor Certificates containing a legend to the effect set forth on Exhibit D-1 hereto shall be effected only if such transfer is made pursuant to an effective registration statement under the Securities Act, or is exempt from the registration requirements under the Securities Act pursuant to Rule 144A promulgated thereunder and, except as otherwise provided in Section 6.04(d)(ii), is not a Benefit Plan. Alternative legends may be used if so provided in the related Supplement. In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Securities Act, the transferor or the transferee shall deliver, at its expense, to the Seller, the Master Servicer and the Trustee, an investment letter from the transferee, substantially in the form attached to the applicable Supplement, and no registration of transfer shall be made until such letter is so delivered.

    Investor Certificates issued upon registration or transfer of, or Investor Certificates issued in exchange for, Investor Certificates bearing the legend referred to above shall also bear such legend, or such other legend as is specified in the related Supplement, unless each of the Seller, the Master Servicer, the Trustee and the Transfer Agent and Registrar receive an Opinion of Counsel, satisfactory to each of them, to the effect that such legend may be removed.

    Whenever an Investor Certificate containing the legend referred to above is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek written instructions from the Master Servicer regarding such transfer and shall be entitled to receive and conclusively rely upon instructions signed by a Servicing Officer prior to registering any such transfer. The Seller hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in

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connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause.

        (ii) ERISA Restrictions. (A) With respect to any Investor Certificate that is a Book-Entry Certificate, every Certificate Owner with respect thereto is deemed to represent and warrant, by its acceptance thereof or any beneficial interest therein, that it is neither a Benefit Plan or acting on behalf of a Benefit Plan nor using the assets of a Benefit Plan to purchase and hold such Certificate.

    (B) Each Investor Certificate that is not a Book-Entry Certificate (including each physical certificate representing the Book-Entry Certificates of any Series or Class) shall contain the legend set forth in Exhibit D-2. Registration of transfer or exchange of each such Certificate will be effected only if the proposed transferee provides either: (1) a representation letter to the Trustee, Registrar and Transfer Agent and the Master Servicer to the effect that the proposed transferee is neither a Benefit Plan or acting on behalf of a Benefit Plan nor using the assets of a Benefit Plan to purchase and hold such Certificate or
(2) if the proposed transferee is a Benefit Plan or acting on behalf of a Benefit Plan nor using the assets of a Benefit Plan to purchase and hold such Certificate, an Opinion of Counsel, in form and substance satisfactory to the Trustee, Transfer Agent and Registrar and the Master Servicer, to the effect that such purchase and holding of such Certificate will not result in the Trust Assets being deemed to be "plan assets" (as such term is defined under ERISA), will not subject the Trust Assets to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Transfer Agent and Registrar or the Master Servicer to any obligation in addition to those already undertaken hereunder or under any Supplement. In no event, however, will the Transfer Agent and Registrar permit the transfer of any such Certificate if, by reason of such transfer, 25% or more of the value of any Class or Series will be held by Benefit Plans.

    If, however, the Person acquiring the Investor Certificates is a Benefit Plan or acting on behalf of a Benefit Plan or using the assets of any Benefit Plan to purchase and hold such Investor Certificates, such transfer may be made to such Person if the Person provides an Opinion of Counsel, in form and content satisfactory to the Trustee and Transfer Agent and Registrar, to the effect that the purchase or holding of such Investor Certificates will not result in the assets of the Trust being deemed to be "plan assets" (as such term is defined under ERISA), will not subject the assets of the Trust to the prohibited transaction provisions of ERISA and the Code, and will not subject the Trustee, the Master Servicer or the Transfer Agent and Registrar to any obligation in addition to those already expressly undertaken in this Pooling Agreement, the applicable Supplement and, in the case of Variable Funding Certificates the

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Agreement pursuant to which such Investor Certificates are sold to the related Holder.  By acquiring any interest in a Book-Entry
Certificate, a Certificate Owner shall be deemed to have represented and warranted that it is not a Benefit Plan.

    Section 6.05. Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons (if any) appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, on behalf of the Seller, and authenticate, and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate fractional undivided interest. In connection with the issuance of any new Certificate under this Section, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

    Section 6.06. Persons Deemed Owners. The Trustee, each Credit Enhancer, the Transfer Agent and Registrar and any of their respective agents may (i) prior to due presentation of a Certificate for registration of transfer, treat the Person or Persons in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever and (ii) treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever; and, in any such case, neither the Trustee, any Credit Enhancer, the Transfer Agent and Registrar nor any of their respective agents shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Seller, or any Affiliate thereof, shall be disregarded and deemed not to be outstanding (and the Invested Amount represented thereby shall be deducted

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from the Aggregate Invested Amount or Aggregate Principal
Receivables Amount used for calculating whether the requisite Holders have given such request, demand, authorization, direction, notice, consent or waiver), except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Seller or any Affiliate thereof.

    Section 6.07. Access to List of Registered Certificate-holders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Master Servicer, within five Business Days after receipt by the Trustee of a request therefor, a list in such form as the Master Servicer may reasonably require, of the names and addresses of the Registered Certificateholders. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to any Credit Enhancer or any Holder of an Investor Certificate within five Business Days after receipt by the Trustee of a request therefor from such Credit Enhancer or Holder a list in such form as such Credit Enhancer or Holder may reasonably require, of the names and addresses of the Registered Certificateholders as of the most recent Record Date.

    Every Registered Certificateholder, by receiving and holding a Registered Certificate, agrees with the Trustee that neither the Trustee or the Transfer Agent and Registrar, nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Registered Certificateholders hereunder, regardless of the sources from which such information was derived.

    Section 6.08. Book-Entry Certificates. Unless otherwise specified in the related Supplement for any Series or Class (other than any Series of Variable Funding Certificates), the Investor Certificates, upon original issuance, shall be issued in the form of one or more typewritten Investor Certificates representing the Book-Entry Certificates, to be delivered to the Depository, by, or on behalf of, the Seller. Such Investor Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner will receive a Definitive Certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in Section 6.10. Unless and until Definitive Certificates have been issued to the applicable Certificate Owners pursuant to Section 6.10 or as otherwise specified in any such Supplement:

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      (i)   the provisions of this Section shall be in full
     force and effect;

     (ii) the Seller, the Master Servicer and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representatives of the respective Certificate Owners;

     (iii) to the extent that the provisions of this Section conflict with any other provisions of this Pooling
     Agreement, the provisions of this Section shall control; and

     (iv) the rights of the respective Certificate Owners shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Depository and/or the Depository Participants; pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to
     Section 6.10, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Investor Certificates to such Depository Participants.

         For purposes of any provision of this Pooling Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the related Invested Amount or of the Aggregate Invested Amount, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Investor Certificates evidencing the requisite percentage of the principal amount of Investor Certificates.

    Section 6.09. Notices to Depository. Whenever any notice or other communication is required to be given to Certificate-holders of any Series or Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the related Depository.

    Section 6.10. Definitive Certificates. If Book-Entry Certificates have been issued with respect to any Series or Class and (i) the Seller and Master Servicer advises the Trustee that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Series or Class and the Trustee and the Seller are unable to locate a qualified successor, (ii) the Seller, at its option, advises the Trustee that it elects to terminate the book-entry system with respect to such Series or Class through the Depository or (c) after the occurrence of a Servicer Default,

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Certificate Owners of such Series or Class evidencing not less than 50% of the related Invested Amount advise the Trustee and the Depository through the Depository Participants that the continuation of a book-entry system with respect to the Investor Certificates of such Series or Class through the Depository is no longer in the best interests of the Certificate Owners with respect to such Certificates, then the Trustee shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, a Responsible Officer of the Trustee shall execute, on behalf of the Seller, and authenticate and deliver such Definitive Certificates. Neither the Seller nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

    Section 6.11.  Global Certificate; Exchange Date.

    (a) If so specified in the related Supplement for any Series or Class, the Investor Certificates will initially be issued in the form of a Global Certificate in the denomination of the entire aggregate principal amount of such Series or Class and substantially in the form set forth in the exhibit with respect thereto attached to the related Supplement. The Global Certificate will be executed by a Responsible Officer of the Trustee, on behalf of the Seller, and authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged as described below for Definitive Euro-Certificates.

    (b) The Manager shall, upon its determination of the date of completion of the distribution of the Investor Certificates of such Series or Class, so advise the Trustee, the Seller and Master Servicer, the Common Depositary and each Foreign Clearing Agency forthwith. Without unnecessary delay, but in any event not prior to the Exchange Date, the Seller and Master Servicer will deliver to the Trustee at its London office or its designated agent outside the United States definitive Bearer Certificates in an aggregate principal amount equal to the entire aggregate principal amount of such Series or Class. All Bearer Certificates so issued and delivered will have Coupons attached. The Global Certificate may be exchanged for an equal aggregate principal amount of Definitive Euro-Certificates only on or after

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the Exchange Date.  A United States institutional investor may exchange the portion of the Global Certificate beneficially owned by it only for an equal aggregate principal amount of Registered Certificates bearing the applicable legend set forth in the form of Registered Certificate attached to the related Supplement and having a minimum denomination of $500,000, which may be in temporary form if the Seller so elects. The Seller may waive the $500,000 minimum denomination requirement if it so elects. Upon any demand for exchange for Definitive Euro-Certificates in accordance with Section 6.11(b), the Seller shall cause the Trustee to authenticate and deliver the Definitive Euro-Certificates to the Holder (i) outside the United States, in the case of Bearer Certificates, and (ii) according to the instructions of the Holder, in the case of Registered Certificates, but in either case only upon presentation to the Trustee of a written statement substantially in the form of Exhibit K-1 hereto with respect to the Global Certificate or portion thereof being exchanged, signed by a Foreign Clearing Agency and dated the Exchange Date or a subsequent date, to the effect that it has received in writing or by tested telex a certification substantially in the form of (i) in the case of beneficial ownership of the Global Certificate or a portion thereof being exchanged by a United States institutional investor pursuant to the second preceding sentence, the certificate in the form of Exhibit K-2 hereof signed by the Manager which sold the relevant Certificates or (ii) in all other cases, the certificate in the form of Exhibit K-3 hereto, the certificate referred to in this clause (ii) being dated on the earlier of the first actual payment of interest in respect of such Certificates and the date of the delivery of such Certificate in definitive form. Upon receipt of such certification, the Trustee shall cause the Global Certificate to be endorsed in accordance with Section 6.11(d). Any Exchange as provided in this Section shall be made free of charge to the Holders and the beneficial owners of the Global Certificate and to the beneficial owners of the Definitive Euro-Certificates issued in exchange, except that a Person receiving Definitive Euro-Certificates must bear the cost of insurance, postage, transportation and the like in the event that such person does not receive such Definitive Euro-Certificates in person at the offices of a Foreign Clearing Agency.

    (c) The delivery to the Trustee by a Foreign Clearing Agency of any written statement referred to above may be relied upon by the Seller and the Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to such Foreign Clearing Agency pursuant to this Pooling Agreement.

    (d) Upon any such exchange of all or a portion of the Global Certificate for a Definitive Euro-Certificate or Certificates, such Global Certificate shall be endorsed by or on behalf of the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of

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such Definitive Euro-Certificate or Certificates.  Until so exchanged in full, such Global Certificate shall in all respects be entitled to the same benefits under this Pooling Agreement as Definitive Euro-Certificates authenticated and delivered hereunder except that the beneficial owners of such Global Certificate shall not be entitled to receive payments of interest on the Certificates until they have exchanged their beneficial interests in such Global Certificate for Definitive Euro-Certificates.

    Section 6.12.  Meetings of Certificateholders.

    (a) If at the time any Bearer Certificates are issued and outstanding with respect to any Series or Class to which any meeting described below relates, the Master Servicer or the Trustee may at any time call a meeting of Certificateholders of any Series or Class or of all Series, to be held at such time and at such place as the Master Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of any covenant or condition set forth in, this Pooling Agreement, any Supplement or the Investor Certificates or of taking any other action permitted to be taken by Certificateholders hereunder or under any Supplement. Notice of any meeting of Certificate-holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section 13.06, the first mailing and publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Certificateholders a person shall be (i) a Holder of one or more Investor Certificates of the applicable Series or Class or (ii) a person appointed by an instrument in writing as proxy by the Holder of one or more such Investor Certificates. The only Persons who shall be entitled to be present or to speak at any meeting of Certificateholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Seller, the Master Servicer and the Trustee and their respective counsel.

    (b) At a meeting of Certificateholders, Persons entitled to vote Investor Certificates evidencing a majority of the Invested Amount of the applicable Series or Class or the Aggregate Invested Amount, as the case may be, shall constitute a quorum. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than ten days; in the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten days; at the reconvening of any meeting further adjourned for lack of a quorum, the Persons entitled to vote Investor Certificates evidencing at least 25% of the Invested Amount of the applicable Series or Class or the Aggregate Invested Amount,

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as the case may be, shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the Invested Amount of the relevant Investor Certificates or the Aggregate Invested Amount, as the case may be, which shall constitute a quorum.

    (c) Any Certificateholder who has executed an instrument in writing appointing a Person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided, that such Certificateholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Subject to the provisions of Section 13.01, any resolution passed or decision taken at any meeting of Certificateholders duly held in accordance with this Section shall be binding on all Certificateholders whether or not present or represented at the meeting.

    (d) The holding of Bearer Certificates shall be proved by the production of such Bearer Certificates or by a certificate, satisfactory to the Master Servicer or the Trustee executed by any bank, trust company or recognized securities dealer, wherever situated, satisfactory to the Master Servicer or the Trustee. Each such certificate shall be dated and shall state that on the date thereof a Bearer Certificate bearing a specified serial number was deposited with or exhibited to such bank, trust company or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Bearer Certificates specified therein. The holding by the person named in any such certificate of any Bearer Certificate specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect of the same Bearer Certificate shall be produced, (ii) the Bearer Certificate specified in such certificate shall be produced by some other Person or (iii) the Bearer Certificate specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the person executing the proxy guaranteed by any bank, trust company or recognized securities dealer satisfactory to the Master Servicer or the Trustee.

    (e) The Trustee shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of Investor Certificates evidencing a majority of the Invested Amount of the related Investor Certificates or the Aggregate Invested Amount, as the case may be, represented at the meeting. No vote shall be

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cast or counted at any meeting in respect of any Investors
Certificate challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a Certificate-holder or proxy. Any meeting of Certificateholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

    (f) The vote upon any resolution submitted to any meeting of Certificateholders shall be by written ballot on which shall be subscribed the signatures of Certificateholders or proxies and on which shall be inscribed the serial number or numbers of the Investor Certificates held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Certificateholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Master Servicer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

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                               ARTICLE SEVEN

                          OTHER MATTERS RELATING
                               TO THE SELLER

    Section 7.01. Liability of the Seller. The Seller shall be liable for all obligations, covenants, representations and warranties of the Seller arising under or related to this Pooling Agreement. Except as provided in the preceding sentence, the Seller shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as Seller hereunder.

    Section 7.02.  Limitation on Liability of the Seller.
Subject to Sections 7.01 and 7.03, neither the Seller nor any of its directors, officers, employees, affiliates, stockholders, agents, representatives or advisors shall be under any liability to the Trust, the Trustee, the Master Servicer, the Certificate-holders, any Credit Enhancer or any other Person for any action taken or for refraining from the taking of any action in the capacity as Seller pursuant to this Pooling Agreement whether arising from express or implied duties under this Pooling Agreement; provided, however, that this provision shall not protect the Seller or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller and any director, officer, employee, affiliate, stockholder, agent, representative or advisor of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligations hereunder which in its reasonable opinion may involve it in any expense or liability.

    Section 7.03. Seller Indemnification of the Trust and the Trustee. The Seller shall indemnify and hold harmless the Trust, for the benefit of the Certificateholders and the other Beneficiaries, and the Trustee, from and against any loss, liability, reasonable expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or based upon the arrangement created by this Pooling Agreement, including any judgment, general settlement, reasonable attorneys' fees and other costs and expenses incurred by the Trustee in connection with the defense of any actual or threatened action, proceeding or claim (but excluding losses on Receivables and amounts due with respect thereto); provided, however, that the Seller shall not indemnify the Trust or the Trustee or any officer, director, employee or agent of the Trustee if such actual or threatened action, proceeding or claim arose out of, or is caused by, fraud, negligence or willful misconduct by the Trustee; and provided,

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further, that the Seller shall not be liable, directly or
indirectly, for or in respect of any indebtedness or obligation evidenced or created by any Certificate, recourse as to which is limited solely to the assets of the Trust allocated for payment thereof as provided in this Pooling Agreement and any applicable Supplement; and provided, further, that the Seller shall not indemnify the Trust, the Trustee or the Certificateholders or any other Beneficiaries for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of any such Certificateholders or other Beneficiaries to the extent the Trustee is fully indemnified by such Certificate-holders or other Beneficiaries with respect to such action or with respect to any United States federal, state, local or non-United States income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or any Certificateholder or other Beneficiary in connection herewith to any taxing authority. Such indemnification shall not be payable from the Trust Assets. The indemnification under this Article Seven shall survive the termination of this Pooling Agreement.

    Section 7.04. Merger or Consolidation of, or Assumption of the Obligations of, the Seller.

    (a) The Seller shall not consolidate with or merge into any other Person or convey or transfer all or substantially all of its properties and assets to any Person, unless:

      (i) the Person formed by such consolidation or into which the Seller is merged or the Person to whom all or substantially all of the properties and assets of the Seller are transferred shall be, if the Seller is not the surviving entity, organized and existing under the laws of the United States or any State, and shall be a national banking association, federal savings association, state banking corporation, state savings association or other entity which is not subject to the bankruptcy laws of the United States of America and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee and each Credit Enhancer, the performance of every covenant and obligation of the Seller, as applicable hereunder, and shall benefit from all the rights granted to the Seller, as applicable hereunder. To the extent that any right, covenant or obligation of the Seller is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity. In furtherance hereof, in applying this Section to a successor entity, Section 9.02 shall be applied by reference to events of involuntary liquidation, receivership or conservatorship applicable to such successor entity and such application shall be set forth in the Officer's Certificate

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

     delivered pursuant to Section 7.04(a)(ii);

     (ii) the Seller shall have delivered to the Trustee, each Agent and each Credit Enhancer (a) an Officer's Certificate of the Seller and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Person described in Section 7.04(a)(i) and
     (b) a Tax Opinion;

     (iii) the Seller shall have delivered advance notice to the Trustee, the Master Servicer, each Credit Enhancer, each
     Agent and each Rating Agency of such consolidation, merger, conveyance or transfer;

     (iv) the Seller shall not have received written notice from any Rating Agency or Credit Enhancer that such consolidation, merger, conveyance or transfer will have a Ratings Effect;

      (v) the surviving entity or transferee shall have delivered copies of UCC-1 financing statements covering the Accounts and Receivables sufficient under the law of each applicable jurisdiction to perfect the Trust's interest in the Receivables; and

     (vi) the Trustee shall have received an Opinion of Counsel with respect to the matters in Section 7.04(a)(v).

    (b) The obligations of the Seller hereunder shall not be assignable nor shall any Person succeed to the obligations of the Seller hereunder except for mergers, consolidations, assumptions or transfers in accordance with Section 7.04(a).

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                               ARTICLE EIGHT

                          OTHER MATTERS RELATING
                          TO THE MASTER SERVICER

    Section 8.01.  Liability of the Master Servicer.  The Master
Servicer shall be liable under this Article Eight only to the extent of the obligations specifically undertaken by the Master
Servicer in its capacity as Master Servicer.

    Section 8.02. Merger or Consolidation of, or Assumption of, the Obligations of the Master Servicer. The Master Servicer shall not consolidate with or merge into any other corporation or convey or transfer all or substantially all its properties and assets to any Person, unless:

      (i) the Person formed by such consolidation or into which the Master Servicer is merged or the Person to whom all or substantially all of the properties and assets of the Master Servicer are transferred shall be, if the Master Servicer is not the surviving entity, either a national banking association, federal savings association, state banking corporation, state savings association or other entity which is not subject to the bankruptcy laws of the United States or a corporation organized and existing under the laws of the United States or any State and, if the Master Servicer is not the surviving entity, such surviving entity shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee and each Credit Enhancer, the performance of every covenant and obligation of the Master Servicer, as applicable hereunder, and shall benefit from all the rights granted to the Master Servicer, as applicable hereunder. To the extent that any right, covenant or obligation of the Master Servicer is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity;

     (ii) the Master Servicer shall have delivered to the Trustee, each Agent and each Credit Enhancer (a) an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Person described in clause (i) above and
     (b) a Tax Opinion;

     (iii) the Master Servicer shall have delivered advance notice to the Trustee, the Seller, each Agent, each Credit

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     Enhancer and each Rating Agency of such consolidation,
     merger, conveyance or transfer; and

     (iv) the Seller shall have received the consent of each Credit Enhancer and shall not have received written notice from any Rating Agency or Credit Enhancer that such consolidation, merger, conveyance or transfer will have a Ratings Effect.

         Section 8.03. Limitation on Liability of the Master Servicer and Others. Except as provided in Section 8.04, neither the Master Servicer nor any of its directors, officers, employees, affiliates, stockholders, agents, representatives or advisors shall be under any liability to the Trust, the Seller, the Trustee, the Certificateholders, any Credit Enhancer or any other Person for any action taken or for refraining from the taking of any action in its capacity as Master Servicer pursuant to this Pooling Agreement; provided, however, that this provision shall not protect the Master Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Master Servicer and its director, officer, employee, affiliates, stockholders, agent, representatives or advisors may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Accounts and Receivables in accordance with this Pooling Agreement which in its reasonable opinion may involve it in any expense or liability.

    Section 8.04. Master Servicer Indemnification of the Trust and the Trustee. The Master Servicer shall indemnify and hold harmless the Trust, for the benefit of the Certificateholders and the other Beneficiaries, and the Trustee from and against any loss, liability, reasonable expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or based upon the arrangement created by this Pooling Agreement, including, without limitation, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred by the Trustee in connection with the defense of any actual or threatened action, proceeding or claim (but excluding any losses on Receivables and amounts due with respect thereto); provided, however, that the Master Servicer shall not indemnify or hold harmless the Trust or the Trustee if such actual or threatened action, proceeding or claim arose out of or is caused by fraud, negligence or willful misconduct by the Trustee; and provided, further, that the Master Servicer shall not be liable, directly or indirectly, for or in respect of any indebtedness or obligation evidenced or created by any Certificate, recourse as to which is limited solely to the assets

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of the Trust allocated for payment thereof as provided in this
Pooling Agreement and any applicable Supplement; and provided, further, that the Master Servicer shall not indemnify the Trust, the Trustee or the Certificateholders or the other Beneficiaries for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Certificateholders or any other Beneficiaries to the extent the Trustee is fully indemnified by such Certificateholders or other Beneficiaries with respect to such action or with respect to any United States federal, state, or non-United States local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or the Certificate-holders or the other Beneficiaries in connection herewith to any taxing authority. The Master Servicer shall indemnify and hold harmless the Trustee and its officers, directors, employees or agents from and against any loss, liability, reasonable expense, damage or injury suffered or sustained by reason of the acceptance of the Trust by the Trustee, the issuance by the Trust of the Certificates or any of the other matters contemplated herein or in any Supplement (other than losses on Receivables and amounts due with respect thereto); provided, however, that the Master Servicer shall not indemnify the Trustee or its officers, directors, employees or agents for any loss, liability, expense, damage or injury caused by the fraud, negligence, breach of fiduciary duty or willful misconduct of any of them. Any indemnification under this Article Eight shall run directly to and be enforceable by an injured party subject to the limitations hereof and shall survive the resignation or removal of the Master Servicer, the resignation or removal of the Trustee and/or the termination of the Trust and shall survive the termination of this Pooling Agreement. Any such indemnification shall not be payable from the Trust Assets.

    Section 8.05.  The Master Servicer Not to Resign.  The
Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Master Servicer could take to make the performance of its duties hereunder permissible under applicable law. No such resignation shall become effective until the Trustee or a Successor Master Servicer shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section
8.09 or 10.02. If the Trustee is unable within 60 days of the date of such determination to appoint a Successor Master Servicer, the Trustee shall serve as Successor Master Servicer hereunder.

    Section 8.06. Access to Certain Documentation and Information Regarding the Receivables. The Master Servicer shall provide to the Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of the

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Certificateholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Master Servicer's normal security and confidentiality procedures and (iv) at offices designated by the Master Servicer. Nothing in this Section shall derogate from the obligation of the Seller, the Trustee or the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

    Section 8.07. Delegation of Duties. In the ordinary course of business, the Master Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Cardholder Agreements, Cardholder Guidelines, Revolving Line of Credit Agreements, the Master Servicer's guidelines governing the servicing of Revolving Line of Credit Accounts and this Pooling Agreement if (as evidenced by written notice to such effect by each Rating Agency and Credit Enhancer) such proposed delegation will not have a Ratings Effect (as evidenced by written notice to such effect by each Rating Agency and Credit Enhancer). The Master Servicer shall give prior written notice of any such delegation of a material duty to each Rating Agency, each Agent and each Credit Enhancer. No such delegation may be made without the prior written consent of any Credit Enhancer on whose interests such delegation could have a material adverse effect. No such delegation shall relieve the Master Servicer of its liability and responsibility with respect to such duties or shall constitute a resignation within the meaning of Section 8.05. It is understood that Republic Services Company performs servicing activities on behalf of the Bank with respect to all of the Receivables in Initial Accounts, and will be a Subservicer of the Accounts and the Receivables on the first Closing Date and that no action on the part of the Master Servicer under this Section is required and that no Ratings Effect (as evidenced by written notice from each Rating Agency and each Credit Enhancer) will occur in connection with such servicing activities unless the Seller, the Trustee, the Master Servicer and each Credit Enhancer receives notice to the contrary from a Rating Agency after the date hereof.

    Section 8.08. Examination of Records. The Seller and the Master Servicer shall indicate generally in their respective computer files or other records that the Receivables arising in the Accounts have been conveyed to the Trust pursuant to this Pooling Agreement for the benefit of the Beneficiaries. The Seller or the Master Servicer shall, prior to the sale or transfer to a third party of any credit card or unsecured revolving line of credit receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

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    Section 8.09.  Appointment of Successor Master Servicer.
The Master Servicer may appoint as a Successor Master Servicer any direct or indirect subsidiary of CFC, at least 51% of the capital stock and 100% of the common stock of which is owned directly or indirectly by CFC, and which is controlled directly or indirectly by CFC, who can make the representations, warranties and covenants contained in Section 3.03 and who is an Eligible Servicer. Upon its appointment, such Successor Master Servicer shall be the successor in all respects to the Master Servicer with respect to servicing functions under this Pooling Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof, and all references in this Pooling Agreement to the Master Servicer shall be deemed to refer to the Successor Master Servicer. Any Successor Master Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Supplement and the Related Documents. The Master Servicer shall notify the Trustee, each Credit Enhancer and each Rating Agency promptly upon appointing any Successor Master Servicer pursuant to this Section.

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                               ARTICLE NINE

                              PAY OUT EVENTS

    Section 9.01. Pay Out Events. If any one of the following events shall occur:

         (a) failure on the part of the Seller (i) to make any payment or deposit within five Business Days of the date specified for such deposit or payment herein or (ii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth herein for a period of 60 days after the earlier to occur of (A) written notice thereof is received by the Seller from the Trustee, any Rating Agency or Credit Enhancer or to the Seller and Trustee by any Investor Certificateholder and (B) actual knowledge thereof on the part of a responsible officer of the Seller, which failure has a material adverse effect on any Beneficiary and continues to materially and adversely affect the interest of such Beneficiary for such period;

         (b) any representation or warranty made by the Seller herein or in any Supplement, or any of the information contained in the computer file or microfiche or written list required to be delivered by the Seller pursuant to Section 2.01, 2.05, 2.07 or 2.08, proves to have been incorrect in any material respect when made or delivered, and such inaccuracy continues for 60 days after the earlier to occur of (A) written notice thereof, requiring the same to be remedied, shall have been received by the Seller from the Trustee, any Rating Agency or Credit Enhancer or to the Seller and Trustee by any Investor Certificateholder, or
    (B) actual knowledge thereof on the part of a Responsible Officer of the Seller, with the result that the interests of any Beneficiary are, and for 60 days continue to be, materially and adversely affected, unless the Seller accepts reassignment of all related Receivables during such period as set forth in Section 2.03(b), 2.04(b), 2.04(c) or 2.08, as the case may be, and makes all deposits or payments required to be made in connection with such reassignment;

         (c) an Insolvency Event with respect to the Seller shall have occurred;

         (d) the Trust shall become an "investment company" within the meaning of the Investment Company Act;

         (e) the Seller shall have failed either to make the required designations of Additional Accounts and related transfers of Receivables or deposits or transfers of the amounts described in Section 2.05(a) for a period of ten Business Days from the related Determination Date;

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         (f)  the Seller fails to perform in any material
    respect the covenant set forth in Section 2.06(a) insofar as such covenant relates to Liens on the Seller Interest.

         (g)  any Servicer Default shall occur;

         (h) any claim for a required payment is made under the related Credit Enhancement;

         (i) the Seller shall voluntarily sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than a Permitted
    Lien) on a material portion of the Receivables and such Lien shall not be removed or cured within five Business Days;

then, in the case of any event described in clause (a)(ii), (b),
(g) or (i) above, a Pay Out Event will be deemed to have occurred with respect to any Series only if, after any applicable grace period, the Trustee, each related Credit Enhancer or Holders of Investor Certificates evidencing undivided interests aggregating more than 50% of the related Invested Amount of such Series (or if such Series is comprised of multiple Classes, 50% of the Invested Amount represented by each Class), by written notice to the Seller and the Master Servicer (and to the Trustee if given by such Certificateholders) declare that a Pay Out Event has occurred with respect to such Series as of the date of such notice. In the case of any event described in clause a(i), (c),
(d), (e) or (f) a Pay Out Event with respect to all outstanding Series, and in the case of any event described in clause (h), or any additional Pay Out Event specified in the related Supplement, a Pay Out Event with respect only to the affected Series will be deemed to have occurred without any notice or other action on the part of the Trustee, any Credit Enhancer or such Holders, immediately upon the occurrence of such event.

    Section 9.02.  Additional Rights Upon the Occurrence of
Certain Events.

    (a) If an Insolvency Event occurs with respect to the Seller or the Seller violates the provisions of Section 2.06(a) relating to Liens on the Seller Interest, the Seller shall on the date such Insolvency Event or violation occurs (the "Appointment Date") immediately cease to transfer Receivables to the Trust and shall promptly give notice to the Trustee of such Insolvency Event or violation. Notwithstanding any cessation of the transfer to the Trust of additional Receivables, Receivables transferred to the Trust prior to the Appointment Date and Collections in respect of such Receivables whenever created or accrued in respect of such Receivables, shall continue to be a part of the Trust. Within 15 days of the Appointment Date, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event or violation has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the

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Receivables on commercially reasonable terms and in a
commercially reasonable manner and (ii) give notice to each Credit Enhancer and Investor Certificateholders of record describing the provisions of this Section and requesting instructions from such Holders. Unless the Trustee shall have received instructions within 90 days from the date notice pursuant to clause (ii) above is first given from (A) Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or the sum of the unpaid principal balances of each Rated Class within a Series, or (B) so long as no Credit Enhancer Default has occurred with respect thereto, from any Credit Enhancer, to the effect that such Beneficiary or Beneficiaries disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event or violation, then the Trustee shall promptly sell, dispose of or otherwise liquidate the Receivables, or cause to be sold, disposed of or otherwise liquidated, in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids; provided that if such sale, disposition or liquidation is being made solely on account of the Seller's violation of Section 2.06(a), then the Trustee shall effect such sale, disposition or liquidation, only if the net proceeds of such sale, disposition or liquidation, applied in accordance with Section 9.02(b), will be sufficient to pay accrued interest on each Series of Certificates plus the outstanding principal balance of each Series or Class of Certificates. The Trustee shall promptly notify each Credit Enhancer upon receiving an offer for the Receivables. The Trustee may obtain and conclusively rely upon a prior determination from any applicable conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Section 9.01 and this Section shall not be deemed to be mutually exclusive.

    (b) All Trust Liquidation Proceeds shall be immediately deposited in the Collection Account. The Trustee shall determine conclusively the amount of the Trust Liquidation Proceeds which are deemed to be in respect of Finance Charge Receivables and Principal Receivables. The Trust Liquidation Proceeds shall be allocated and distributed in accordance with Articles Four and Five and the terms of each Supplement, and the Trust shall terminate upon the completion of such distributions and the distribution of all amounts in the Collection Account, Excess Funding Account and each Series Account in accordance with Articles Four and Five and the provisions of each Supplement.

    (c) So long as no Credit Enhancer Default has occurred and is continuing, any Credit Enhancer so designated pursuant to the Supplement for any Series shall have the right to request that, in lieu of a distribution of Trust Liquidation Proceeds and other funds pursuant to clause (b) above, prior to any sale required

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pursuant to clause (a) above, it or its designee (including any liquidating or grantor trust designated by it) be assigned by the Trustee a randomly selected portion of the Receivables with an aggregate face amount equal to the product of (i) the aggregate face amount of Receivables in the Trust on the Appointment Date and (ii) the Floating Allocation Percentage with respect to such Series on the Appointment Date, together with the portion specified in the related Supplement of any funds on deposit in the Collection Account, the Excess Funding Account and any Series Account for such Series. Any such request shall be made in writing to the Trustee and must be received by the Trustee within 10 days from the date such Credit Enhancer receives notice of an accepted offer for the Receivables from the Trustee. The Trustee agrees to do and perform any reasonable acts and to execute any further instruments reasonably requested by such Credit Enhancer to effect any such assignment at the expense of such Credit Enhancer.

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                                ARTICLE TEN

                             SERVICER DEFAULTS

    Section 10.01.  Servicer Defaults.

    (a) "Servicer Default" will mean any of the following events:

      (i) failure by the Master Servicer to make any payment, transfer or deposit, to deliver to the Trustee or any Credit Enhancer any Distribution Date Report on a Determination Date, or to give instructions to the Trustee to make any payments, transfers or deposits, within five Business Days of the date on which the Master Servicer is required to do so pursuant to this Pooling Agreement or any Supplement;

     (ii) failure on the part of the Master Servicer duly to observe or perform in any respect any other covenants or agreements of the Master Servicer hereunder, which failure has a material adverse effect on the interests of any Beneficiary, continues unremedied for a period of 60 days after the earlier of (A) written notice thereof from the Trustee, any Credit Enhancer or Investor Certificateholders holding 10% of the Aggregate Invested Amount (or, with respect to any such failure that does not relate to all Series, 10% of the sum of the Invested Amounts of each affected Series) and (B) actual knowledge thereof on the part of a responsible officer of the Master Servicer, or the assignment or delegation by the Master Servicer of its duties hereunder other than pursuant to the terms hereof;

     (iii) any representation, warranty or certification made by the Master Servicer hereunder or under any Supplement, or in any certificate delivered pursuant hereto or thereto, proves to have been incorrect when made, and such inaccuracy has a material adverse effect on the interests of any Beneficiary and continues to be incorrect in any material respect for a period of 60 days after the earlier of
     (A) written notice thereof from the Trustee, any Credit Enhancer or Investor Certificateholders holding 10% of the Aggregate Invested Amount (or, with respect to any such representation or warranty that does not relate to all Series, 10% of the sum of the Invested Amounts of each affected Series) and (B) actual knowledge thereof on the part of a responsible officer of the Master Servicer;

     (iv) an Insolvency Event shall occur with respect to the Master Servicer; or

      (v) a termination notice shall be given based on an alleged breach or violation of the terms of the Subservicing

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

     Agreement that is in effect prior to the first Closing Date or, if any other termination notice shall be given, and no Eligible Servicer has been found and has agreed to serve as Subservicer thereunder at least 90 days prior to the effective date specified in such termination notice.

          Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (i) above for a period of five Business Days, or referred to under clause (ii) or (iii) for a period of 60 days, shall not constitute a Servicer Default until the expiration of an additional five Business Days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God, or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, floods or similar causes. Upon the occurrence of any such event, the Master Servicer shall not be relieved from using its best efforts to perform its obligations hereunder in a timely manner in accordance with the terms hereof. In any such event, however, the Master Servicer immediately shall provide the Trustee, the Seller, each Credit Enhancer and each Registered Certificateholder notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations.

     (b) In the event of any Servicer Default that remains unremedied as set forth in this Section, either the Trustee, any Credit Enhancer or Investor Certificateholders representing undivided interests aggregating at least 50% of the Aggregate Invested Amount, by written notice (a "Termination Notice") to the Master Servicer (and to the Trustee and each Credit Enhancer, if given by such Investor Certificateholders), may terminate all, but not less than all, of the rights and obligations of the Master Servicer as Master Servicer hereunder (other than such rights and obligations as have accrued prior to the date of such notice) and in and to the Receivables and the proceeds thereof and with respect to the Collection Account, any related Collections Subaccount the Excess Funding Account and any Series Account.

     After receipt by the Master Servicer of a Termination Notice, and on the date that a Successor Master Servicer shall have been appointed by the Trustee pursuant to Section 10.02, all authority and power of the Master Servicer under this Pooling Agreement shall pass to and be vested in such Successor Master Servicer (a "Service Transfer") and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Master Servicer to cooperate) to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Master Servicer to execute or deliver such documents or

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instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer; provided, however, that in no event shall the Master Servicer incur any liability for any such action taken by the Trustee. The Master Servicer agrees to cooperate with the Trustee and such Successor Master Servicer in effecting the termination of the responsibilities and rights of the Master Servicer to conduct servicing hereunder, including the transfer to such Successor Master Servicer of all authority of the Master Servicer to service the Receivables provided for under this Pooling Agreement, including all authority over all Collections which shall on the date of transfer be held by the Master Servicer for deposit, or which have been deposited by the Master Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Master Servicer. The Master Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Master Servicer in such electronic form as the Successor Master Servicer may reasonably request and shall promptly transfer to the Successor Master Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Master Servicer shall reasonably request. To the extent that compliance with this Section shall require the Master Servicer to disclose to the Successor Master Servicer information of any kind which the Master Servicer reasonably deems to be confidential, the Successor Master Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Master Servicer shall deem necessary to protect its interest.

     Section 10.02.  Trustee to Act; Appointment of Successor.

     (a) On and after the receipt by the Master Servicer of a Termination Notice pursuant to Section 10.01, the Master Servicer shall continue to perform all servicing functions under this Pooling Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Master Servicer and Trustee. The Trustee shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a successor servicer (the "Successor Master Servicer"), subject to the consent of each Credit Enhancer, and such Successor Master Servicer shall accept its appointment by a written assumption of this Pooling Agreement and each Supplement in a form acceptable to the Trustee. In the event that a Successor Master Servicer has not been appointed or has not accepted its appointment at the time when the Master Servicer ceases to act as Master Servicer, the Trustee without further action shall automatically be appointed the Successor Master Servicer. The Trustee may delegate any of its servicing obligations to an Affiliate or agent in accordance with Section

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3.01 and 8.07.  Notwithstanding the above, the Trustee shall, but only if it is legally unable to act as Successor Master Servicer, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of VISA (register mark) and MasterCard (register mark) credit card receivables as the Successor Master Servicer hereunder. The Trustee shall immediately give notice to the Seller, each Rating Agency, Credit Enhancer, each Agent and Registered Certificateholder upon the appointment of a Successor Master Servicer or its assumption of such obligations.

     (b) Upon its appointment, the Successor Master Servicer shall be the successor in all respects to the Master Servicer with respect to servicing functions under this Pooling Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof (except that the Successor Master Servicer shall not be liable for any liabilities incurred by the predecessor Master Servicer), and all references in this Pooling Agreement to the Master Servicer shall be deemed to refer to the Successor Master Servicer. Any Successor Master Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Supplement and any Credit Enhancement Agreement.

     (c) In connection with any Termination Notice, the Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Master Servicer for servicing compensation not in excess of the Servicing Fee (provided that if all such bids exceed the Servicing Fee the Seller shall pay when due the amount of any compensation in excess of the Servicing Fee from Collections allocable to the Seller Interest and otherwise distributable to the Holder of the Seller Certificate); provided, however, that (i) the Seller shall be responsible for payment of the Seller's Servicing Fee as determined pursuant to this Pooling Agreement and all other amounts in excess of the Investors' Servicing Fee (which excess shall be distributed or made available to the Master Servicer from Collections allocable to the Seller Interest and otherwise distributable to the Holder of the Seller Certificate and (ii) no such servicing compensation shall be paid out of Collections allocable to any Series in excess of the related Monthly Servicing Fee; and provided, further, that if the Trustee is unable to obtain any bids from Eligible Servicers and the Master Servicer delivers an Officer's Certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a Service Transfer, and if the Trustee is legally unable to act as Successor Master Servicer, then the Trustee shall give the Seller the right to purchase the Certificateholders' Interest at a price equal to the sum of the Repurchase Prices specified for the repurchase of each Series in the related Supplement, plus the aggregate amount of Unreimbursed Credit Enhancer Amounts. By its acceptance of the

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Seller Certificate, the Holder of the Seller Certificate hereby agrees that if the Bank is terminated as Master Servicer hereunder, the portion of Collections to be paid to the Holder of the Seller Certificate will be reduced as specified in clause (i) above.

     (d) All authority and power granted to the Successor Master Servicer under this Pooling Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01, and shall pass to and be vested in the Seller and, without limitation, the Seller is hereby authorized and empowered to execute and deliver, on behalf of the Successor Master Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Master Servicer agrees to cooperate with the Seller in effecting the termination of the responsibilities and rights of the Successor Master Servicer to conduct servicing of the Receivables. The Successor Master Servicer shall transfer its electronic records relating to the Accounts and the Receivables to the Seller in such electronic form as the Seller may reasonably request and shall transfer all other records, correspondence and documents to the Seller in the manner and at such times as the Seller shall reasonably request. To the extent that compliance with this Section shall require the Successor Master Servicer to disclose to the Seller information of any kind which the Successor Master Servicer deems to be confidential, the Seller shall be required to enter into such customary licensing and confidentiality agreements as the Successor Master Servicer shall deem necessary to protect its interests.

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                              ARTICLE ELEVEN

                                THE TRUSTEE

     Section 11.01.  Duties of Trustee.

     (a) The Trustee, prior to the occurrence of any Servicer Default of which a Responsible Officer has knowledge and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Pooling Agreement. If, to the knowledge of a Responsible Officer, a Servicer Default has occurred (and such Servicer Default has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Pooling Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.05 or 10.02, the Trustee, in performing such duties, shall use the degree of skill and attention customarily exercised by a servicer with respect to comparable credit card receivables that it services for itself or others.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Pooling Agreement, shall examine them to determine whether they substantially conform to the requirements of this Pooling
Agreement.

     (c) Subject to Section 11.01(a), no provision of this Pooling Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

     (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Pooling Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in this Pooling Agreement, no implied covenants or obligations shall be read into this Pooling Agreement against the Trustee, the permissive right of the Trustee to do things numerated in this Pooling Agreement shall not be construed as a duty and, in the absence of bad faith on the part of the Trustee, or manifest error, the Trustee may conclusively rely on the truth of the statements and the correctness of the opinions expressed upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Pooling Agreement;

      (ii)     the Trustee shall not be personally liable for an

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     error of judgment made in good faith by a Responsible
     Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts or performing its duties in accordance with the terms of this Pooling Agreement and any Supplement;

     (iii) the Trustee shall not be charged with knowledge of any Servicer Default or the failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in Sections 10.01(a), unless a Responsible
     Officer obtains actual knowledge of such failure;

      (iv) the Trustee shall not be charged with knowledge of a Pay Out Event unless a Responsible Officer obtains actual knowledge thereof; and

     (v) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates of the required percentage of the Invested Amount of any Series or of the Aggregate Invested Amount for all Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Series, or exercising any trust or power conferred upon the Trustee with respect to such Series, under this Pooling Agreement.

          (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Pooling Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of the Master Servicer under this Pooling Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Pooling Agreement.

     (e) All information obtained by the Trustee regarding the Obligors and the Receivables, whether upon the exercise of its rights under this Pooling Agreement or otherwise, shall be maintained by the Trustee in confidence and shall not be disclosed to any other person, unless such disclosure is required by any applicable law or regulation.

     (f) Except as expressly provided in this Pooling Agreement, the Trustee shall have no power to vary the corpus of the Trust including the power to (i) accept any substitute obligation for a Receivable initially assigned to the Trust under Section 2.01 or

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2.05, (ii) add any other investment, obligation or security to the Trust or (iii) withdraw from the Trust any Receivables.

     (g) If, to the knowledge of a Responsible Officer, the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Transfer Agent and Registrar under this Pooling Agreement, the Trustee shall be obligated promptly upon the knowledge of a Responsible Officer to perform such obligation, duty or agreement in the manner so required.

     (h) If the Seller has agreed to transfer any of its credit card receivables (other than the Receivables) to another Person, then upon the written request of the Seller, the Trustee, on behalf of the Trust, will enter into such intercreditor agreements with the transferee of such receivables as may be prepared by the Seller or transferee and as are customary and necessary to identify separately the rights, if any, of the Trust and such other Person in the Seller's credit card receivables; provided, however, that the Trustee shall not be required to enter into any intercreditor agreement which could, in the opinion of the Trustee, have a material adverse effect on the interests of any Beneficiary and, upon the request of the Trustee, the Seller will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement reasonably requested by the Trustee.

     Section 11.02.  Certain Matters Affecting the Trustee.
Except as otherwise provided in Section 11.01:


          (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accordance with, any Seller Assignment, resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Pooling Agreement by the proper party or parties; provided, however, that if the Bank is not the Master Servicer at the time it receives any such paper or document, the Trustee shall provide a copy thereof to the Bank;

          (b) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Pooling Agreement or any Supplement in good faith and in accordance with such counsel's advice or Opinion of Counsel;

          (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this

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

     Pooling Agreement, any Supplement or any Related Document, or to institute, conduct or defend any litigation under this Pooling Agreement or any Supplement or in relation to this Pooling Agreement or any Supplement, at the request, order or direction of any Certificateholder or Credit Enhancer pursuant to the provisions of this Pooling Agreement or any Supplement, unless the related Investor Certificateholders or such Credit Enhancer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained in this Pooling Agreement or any Supplement shall relieve the Trustee of its obligation, upon the occurrence of any Servicer Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Pooling Agreement and any Credit Enhancement Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

          (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Pooling
     Agreement, any Supplement or any Credit Enhancement
     Agreement;

          (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document unless requested in writing to do so by Holders of Investor Certificates evidencing at least 25% of the Aggregate Invested Amount (or, with respect to any such matter that does not relate to all Series, 25% of the aggregate of the Class Invested Amounts of each Class of Investor Certificates of each affected Series) or, if no Credit Enhancer Default has occurred and is continuing, any Credit Enhancer or any related Credit Enhancer, as the case may be;

          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian;

          (g) except as may be required by Section 11.01(a) or 11.02(e), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Seller or the Master Servicer with its respective representations and warranties or for any other

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     purpose; and

          (h) whenever in the administration of this Pooling Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate.

          Section 11.03. Trustee Not Liable for Certificates or Receivables. Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Pooling Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document or any security interest of the Trust therein. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller in respect of the Receivables or deposited in or withdrawn from the Collection Account or any Series Account. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or Lien granted to it hereunder (unless the Trustee shall have become the Successor Master Servicer) or to prepare or file any Commission filing for the Trust or to record this Pooling Agreement or any Supplement, provided, however, that the Trustee, at the direction of the Master Servicer, shall sign financing statements and continuation statements prepared by the Master Servicer pursuant to Sections 3.02, 13.02 and 13.10.

     Section 11.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates and may deal with the Seller, the Master Servicer and any Credit Enhancer with the same rights as it would have if it were not the Trustee. The Trustee in its capacity as Trustee shall exercise its duties and responsibilities hereunder independent of and without reference to its investment, if any, in Certificates.

     Section 11.05. Trustee's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, subject to Sections 3.02 and 8.04, the Master Servicer will pay or reimburse the Trustee (without reimbursement from the Collection Account or any Series Account) upon its request for all

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reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Pooling Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all individuals not regularly in its employ) incurred or made by the Trustee in defense of any action brought against it in connection with the Agreement except any such expense, disbursement or advance as may arise from its negligence, willful misconduct, breach of fiduciary duty or bad faith and except as provided in the second following sentence. The Master Servicer's covenants to pay the expenses, disbursements and advances provided for in the preceding sentence shall survive the termination of this Pooling Agreement. The Master Servicer hereby agrees that, from and after the occurrence of a Pay Out Event, it shall pay the Trustee's fees and expenses, prior to retaining for itself any portion thereof, from all amounts available to or distributable to the Master Servicer as servicing compensation from Trust Assets. If the Trustee is appointed Successor Master Servicer pursuant to Section 10.02, the provisions of this Section shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Master Servicer, which shall be covered out of the Servicing Fee; provided, however, if such expenses, disbursements and advances incurred by the Trustee are in amount in excess of the Servicing Fee, such excess amount shall be paid in full to the Trustee by the Bank. To the extent, if any, that any federal, state or local taxes (including income and franchise taxes) are payable by the Trust, such taxes shall not be payable out of the personal assets of the Trustee, and the Master Servicer shall not be obligated to pay the amount of any such tax.

     Section 11.06. Eligibility Requirements for Trustee. The Trustee and any successor Trustee appointed hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any State, authorized under such laws to exercise corporate trust powers, reasonably acceptable to each Credit Enhancer as evidenced by such Credit Enhancer's delivery of written consent to the appointment thereof, and, if so specified in the related Supplement, reasonably acceptable to the related Agent or the related Majority Holders, having a long-term unsecured debt rating of at least Baa2 by Moody's and BBB by Standard & Poor's (so long as Moody's and Standard & Poor's are Rating Agencies), having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and

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with the effect specified in Section 11.07.

     Section 11.07.  Resignation or Removal of Trustee.

     (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Seller, the Master Servicer, each Agent, each Credit Enhancer and, if so specified in the related Supplement, the related Agent or the Majority Holders. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor Trustee meeting the requirement of Section 11.06 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with Section 11.06 and shall fail to resign after written request therefor by the Master Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee fails to perform its duties hereunder or under any Supplement then the Master Servicer may remove the Trustee, and, if so indicated in the related Supplement, shall do so at the direction of any related Credit Enhancer or the related Majority Holders. If the Master Servicer shall remove the Trustee under the authority of the immediately preceding sentence, the Master Servicer shall promptly appoint a successor Trustee (subject to the provisions of Section 11.06) by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

     (c) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to this Section shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 11.08 and any liability of the Trustee arising hereunder shall survive such appointment of a successor Trustee.

     Section 11.08.  Successor Trustee.

     (a)  Any successor Trustee appointed as provided in Section
11.07 shall execute, acknowledge and deliver to the Seller, the Master Servicer, each Credit Enhancer, each Agent and to its predecessor Trustee an instrument accepting such appointment under this Pooling Agreement, and thereupon the resignation or

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removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Pooling Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents or copies thereof, at the expense of the Master Servicer, and statements held by it hereunder, and the Seller, the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, power, duties and obligations. The Master Servicer shall immediately give notice to each Rating Agency, each Credit Enhancer and the Certificateholders of the appointment of a successor Trustee.

     (b) No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of
Section 11.06.

     (c) Upon acceptance of appointment by a successor Trustee as provided in this Section, such successor Trustee shall mail notice of such succession hereunder to each Rating Agency, Credit
Enhancer and Registered Certificateholder.

     Section 11.09. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible pursuant to Section 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Notice of any such merger or consolidation shall be given by the Trustee to each Rating Agency, Credit Enhancer and Registered Certificateholder.

     Section 11.10.  Appointment of Co-Trustee or Separate
Trustee.

     (a) Notwithstanding any other provisions of this Pooling Agreement, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Beneficiaries, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers,

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duties, obligations, rights and trusts as the Trustee may
consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee pursuant to Section 11.06 and no notice to Rating Agencies, Credit Enhancers or Certificate-

holders of the appointment of any co-trustee or separate trustee shall be required under Section 11.08.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee or as Successor Master Servicer), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

         (ii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder, and the Trustee shall not be liable by reason of any act or omission of any separate trustee or co-trustee hereunder unless the Trustee acted negligently or in bad faith in appointing such separate trustee or co-trustee; and

        (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Pooling Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Pooling Agreement, specifically including every provision of this Pooling Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every

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such instrument shall be filed with the Trustee and a copy
thereof given to the Master Servicer.

     (d) Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Pooling Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee. Notwithstanding anything to the contrary in this Pooling Agreement, the appointment of any separate trustee or co-trustee shall not relieve the Trustee of any of its obligations and duties under this Pooling Agreement not delegated to such Co-trustee or separate trustee because of any conflict of interest concerns.

     Section 11.11. Tax Returns. In the event the Trust shall be required to execute or file tax returns, the Master Servicer shall, at its expense, prepare, or cause to be prepared, and shall deliver, or cause to be delivered, to the Trustee no later than five days immediately preceding any applicable due date, and the Trustee shall promptly execute and/or file any tax returns to be filed by the Trust. The Trustee is hereby authorized to sign any such return on behalf of the Trust. The Master Servicer in accordance with the terms of the Supplements shall also prepare or shall cause to be prepared all tax information required by law to be distributed to the Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Certificate-holders. The Trustee will distribute, or cause to be distributed, such information to the Certificateholders. The Master Servicer, upon request, will furnish the Trustee with all such information known to the Master Servicer as may be reasonably required in connection with the preparation of all tax returns of the Trust or in connection with the distribution of tax information to the Certificateholders. The Trustee, upon request, will furnish the Master Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust and shall, upon request, execute such returns. In no event shall the Trustee or the Master Servicer be liable for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty or addition with respect thereto or arising from a failure to comply therewith).

     Section 11.12.  Trustee May Enforce Claims Without
Possession of Certificates.  All rights of action and claims

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under this Pooling Agreement or the Certificates may be
prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series or Class of Certificateholders in respect of which such judgment has been obtained.

     Section 11.13. Suits for Enforcement. If a Servicer Default of which a Responsible Officer of the Trustee has actual knowledge shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 10.01, proceed to protect and enforce its rights and the rights of any Beneficiary under this Pooling Agreement by suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Pooling Agreement or any Supplement or in aid of the execution of any power granted in this Pooling Agreement or any Supplement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any affected Series of Certificateholders.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder any plan of reorganization, arrangement, adjustment or composition affecting the Certificates or the rights of any Holder, or authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding.

     Section 11.14. Rights of Certificateholder to Direct Trustee. Except as otherwise provided in the related Supplement, Holders of Investor Certificates evidencing more than 50% of the Aggregate Invested Amount (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the related Invested Amounts of the Investor Certificates of all Series to which such remedy, trust or power relates) or such greater percentage as is specified herein or in the related Supplement, shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Pooling Agreement shall impair the right of the Trustee to take any

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action deemed proper by the Trustee and which is not inconsistent with such direction of such Holders.

     Section 11.15.  Representations and Warranties of Trustee.
The Trustee represents and warrants that:

          (i) the Trustee is a banking corporation organized, validly existing and in good standing under the laws of the United States.

         (ii) the Trustee has full power, authority and right to execute, deliver and perform this Pooling Agreement and each Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Pooling Agreement and each Supplement; and

        (iii) this Pooling Agreement and each Supplement has been, or will be, as applicable, duly executed and delivered by the Trustee.

     Section 11.16. Maintenance of Office or Agency. The Trustee will maintain at its expense in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates and this Pooling Agreement may be served. The Trustee initially designates its office at One Chase Manhattan Plaza, New York, New York as its office for such purposes in New York. The Trustee will give prompt written notice to the Seller, the Master Servicer, each Credit Enhancer and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

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                              ARTICLE TWELVE

                                TERMINATION

     Section 12.01. Termination of Trust. The Trust and the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders and Credit Enhancers as hereafter set forth) shall terminate, except with respect to the duties described in Sections 7.03, 8.04, 11.05 and 12.02(b), on the Trust Termination Date. The Master Servicer will give each Rating Agency prompt notice of the termination of the Trust.

     Section 12.02.  Final Distribution.

     (a) The Master Servicer shall give the Trustee and each Credit Enhancer at least 30 days' prior notice of the Distribution Date on which the respective Certificateholders of any Series or Class may surrender their respective Certificates for payment of the final distribution on and cancellation of such Certificates (or, in the event of a final distribution resulting from the application of Section 2.03(b), 9.02 or 10.02, notice of such Distribution Date promptly after the Master Servicer has determined that a final distribution will occur, if such determination is made less than 30 days prior to such Distribution Date). Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in
Section 3.05(b) covering the period during the then-current calendar year through the date of such notice. Not later than the related Record Date for the Distribution Date for which the final distribution in respect of such Series or Class is payable, the Trustee shall provide notice to the related Certificate-holders and each related Credit Enhancer specifying (i) the Distribution Date upon which final payment of such Series or Class will be made upon presentation and surrender of the related Certificates at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the related Certificates at the office or offices therein specified (which, in the case of Bearer Certificate, shall be outside the United States). The Trustee shall give such notice to the Transfer Agent and Registrar and each Rating Agency at the time such notice is given to the related Certificate-holders.

     (b) Notwithstanding a final distribution to the Certificateholders of any Series or Class or the termination of the Trust, except as otherwise provided in this subsection (b), all funds then on deposit in the Collection Account, any related Collection Subaccount, the Excess Funding Account and any Series Account allocable to such Certificateholders shall continue to be

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


held in trust for the benefit of such Certificateholders, and the Trustee shall pay such funds to such Certificateholders upon surrender of the related Certificates (and any excess shall be paid to the related Credit Enhancer in satisfaction of any Unreimbursed Credit Enhancer Amounts or otherwise in accordance with the terms of any related Credit Enhancement Agreement or released to the Holder of the Seller Certificate). In the event that all such Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the notice from the Trustee described in
Section 12.02(a), the Trustee shall give a second notice to the remaining such Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Certificates, shall be outside the United States). If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Collection Account, any related Collection Subaccount, the Excess Funding Account or, if applicable, any Series Account held for the benefit of such Certificateholders. The Trustee shall pay to each Credit Enhancer, pro rata on the basis of the related Unreimbursed Credit Enhancer Amounts, any monies held by it for the payment of principal or interest that remain unclaimed for two years, and shall release any remaining amounts thereof to the Holder of the Seller Certificate. After payment to the Seller, Certificate-holders entitled to the money must look to the Seller for payment as general creditors unless an applicable abandoned property law designates another Person. All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee.

     (c) All principal or interest with respect to any Series or Class of Investor Certificates shall be due and payable no later than the Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Invested Amount or outstanding principal balance of any Series or Class is greater than zero on the Determination Date preceding the related Series Termination Date (after giving pro forma effect to all allocations, distributions, deposits and withdrawals and distributions otherwise to be made on such Series Termination Date), the Trustee will on such Determination Date give each related Credit Enhancer notice by facsimile transmission of such fact and, unless otherwise directed in writing by any related Credit Enhancer on or before such Series Termination Date, use its best efforts to sell or cause to be sold on or before such Series Termination Date Principal Receivables together with the related Finance Charge Receivables

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

(or interests therein) in an amount up to 110% of each related Invested Amount or outstanding principal balance as of the close of business on such Determination Date (not to exceed the related Principal Allocation Percentage of the Aggregate Principal Receivables Amount), and shall apply the proceeds to the extent necessary to pay the related Certificateholders in full. The net proceeds (the "Termination Proceeds") of such sale immediately shall be deposited into the Collection Account for the benefit of the related Certificateholders. The Termination Proceeds shall be allocated and distributed in accordance with the terms of the related Supplement. To the extent that such Termination Proceeds will be inadequate to pay in full the Investor Certificates on the Series Termination Date), to the extent set forth in the related Supplement, amounts will be drawn under any related Credit Enhancement, up to the amount of such deficiency, and distributed to the related Certificateholders. Any proceeds in excess of the foregoing payment amounts will be distributed in accordance with the related Supplement.

     Section 12.03. Seller's Termination Rights. Upon the termination of the Trust pursuant to Section 12.01 and the surrender of the Seller Certificate, the Trustee shall sell, assign and convey to the Seller or its designee, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all Collateral Security with respect thereto, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof, except for amounts held by the Trustee pursuant to Section 12.02(b), and all of the Seller's rights, remedies, powers and privileges with respect to such Receivables under any Related Document. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Seller to vest in the Seller or its designee all right, title and interest which the Trust had in all such property.

     Section 12.04.  Optional Purchase.

     (a) If so provided in any Supplement, the Seller may, but shall not be obligated to, repurchase the Investor Certificates of the related Series by causing a final distribution to be made in respect of the related Series on a Distribution Date specified in such Supplement by depositing into the Collection Account or the specified Series Account, not later than the Deposit Date preceding such Distribution Date, for application in accordance with Section 12.03, the amount specified in such Supplement; provided, however, that unless the short-term deposits or obligations of the Seller are rated at the time of such purchase of Receivables at least P-2 or A-2, respectively, by Moody's or Standard & Poor's (or, if neither such deposits nor such obligations of the Seller are rated by Moody's or Standard & Poor's, and CFC is the direct or indirect holding company of the Seller, the long-term senior debt obligations of CFC are rated at

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

least Baa2 by Moody's), no such event shall occur unless the Seller shall deliver an Opinion of Counsel to the Trustee and each Credit Enhancer reasonably acceptable to each of them that such deposit would not constitute a fraudulent conveyance or a voidable preference.

     (b) The amount deposited pursuant to Section 12.04(a) shall be paid to the Investor Certificateholders of the related Series pursuant to Section 12.02 on the related Distribution Date following the date of such deposit. All Certificates of a Series which are purchased by the Seller pursuant to Section 12.04(a) shall be delivered by the Seller upon such purchase to, and be canceled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Seller. The Certificateholders' Interest of each Series which is purchased by the Seller pursuant to Section 12.04(a) shall, for the purposes of the definition of "Seller Interest," be deemed to be equal to zero on the Distribution Date following the making of the deposit, and the Seller Interest shall thereupon be deemed to have been increased thereby.

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
                             ARTICLE THIRTEEN

                         MISCELLANEOUS PROVISIONS

     Section 13.01.  Amendment.

     (a) This Pooling Agreement or any Supplement, respectively, may be amended from time to time by the Seller, the Master Servicer and the Trustee, with the consent of each Credit Enhancer or each related Credit Enhancer, as the case may be, without the consent of any Certificateholder, provided that such action shall not (i) result in a Ratings Effect (as evidenced by written notice to such effect to the Trustee from each Rating Agency and each Credit Enhancer) and (ii) as evidenced by an Opinion of Counsel delivered by the Seller to the Trustee and each Credit Enhancer, or each related Credit Enhancer, as the case may be, adversely affect in any material respect the interests of any Beneficiary and written notice thereof shall have provided to each. Notwithstanding anything contained herein to the contrary, the Trustee, with the consent of any Credit Enhancer, may at any time and from time to time amend, modify or supplement the form of Distribution Date Statement.

     (b) This Pooling Agreement or any Supplement, respectively, may also be amended from time to time by the Seller, the Master Servicer and the Trustee, with the consent of (i) the Holders of Investor Certificates evidencing not less than 50% of the Aggregate Invested Amount, or of the sum of Invested Amounts or Class Invested Amounts of each Series or Class of Investor Certificates of all adversely affected Series, as the case may be, and (ii) each Credit Enhancer or each related Credit Enhancer, as the case may be, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Pooling Agreement or any Supplement or of modifying in any manner the rights of such Certificateholders; provided, however, that no such amendment shall, without the consent of all adversely affected Investor Certificateholders and Credit Enhancers:

          (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Certificate-

     holders, deposits of amounts to be so distributed or the amount available under any Credit Enhancement;

         (ii) change the definition of or the manner of calculating the Certificateholder's Interest of any Series;

        (iii)  reduce the amount available under any Credit
     Enhancement; or

         (iv) reduce the aforesaid percentage required to consent to any such amendment.

Any amendment described in clauses (i) through (iv) above shall be deemed to adversely affect all outstanding Series and each Credit Enhancer other than any Series or Credit Enhancer specified in an Opinion of Counsel delivered by the Master Servicer to the Trustee and each such Credit Enhancer to the effect that such action will not adversely effect in any material respect the interests of the related Investor Certificateholder and such Credit Enhancer. The Trustee may, but shall not be obligated to, enter into any amendment which affects the Trustee's rights, duties or immunities under this Pooling Agreement or any Supplement or otherwise.

     (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to Section 13.01(a)), the Trustee shall furnish notification of the substance of such amendment to each affected Certificateholder, each related Agent and each related Rating Agency and the Master Servicer shall furnish a copy of each such amendment as executed to each Credit Enhancer or each related Credit Enhancer, as the case may be.

     (d) It shall not be necessary for the consent of Investor Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     (e) Notwithstanding anything in this Section to the contrary, no amendment may be made to this Pooling Agreement which would adversely affect in any material respect the interests of any Credit Enhancer without the consent of such Credit Enhancer.

     (f) Any Supplement executed in accordance with the provisions of Section 6.03 and any amendments regarding the addition to or removal of Receivables from the Trust as provided in Article Two or Article Eight, executed in accordance with the provisions hereof, shall not be considered an amendment to this Pooling Agreement for the purposes of this Section.

     (g) The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

     (h) The Trustee may request an Opinion of Counsel from the Seller or Master Servicer to the effect that any proposed amendment complies with all requirements of this Agreement, substantially in the form of Exhibit F-2.

     Section 13.02.  Protection of Right, Title and Interest to
Trust.

     (a) The Master Servicer shall cause this Pooling Agreement, all amendments hereto and all financing statements and continuation statements and any other necessary documents covering the Certificateholders' Interest and the Trustee's right, title, and interest in and to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders, each Credit Enhancer and the Trustee hereunder to all property comprising the Trust. The Master Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Seller and Master Servicer shall cooperate fully with the Master Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section.

     (b) Within 30 days after the Seller or the Master Servicer makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with Section 13.02(a) seriously misleading within the meaning of Section 9-402(7) of the South Carolina UCC, the Seller and Master Servicer shall give the Trustee and each Credit Enhancer notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

     (c) The Seller and the Master Servicer will give the Trustee and each Credit Enhancer prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust's ownership interest or security interest in the Receivables and the proceeds thereof. In connection with giving notice of relocation of any office from which Receivables are serviced or where records concerning the Receivables are kept, the Seller or the Master Servicer, as the case may be, will amend Schedule 3 hereto. The Seller and the Master Servicer shall at all times maintain each office from which it services Receivables and its principal executive office within the United States.

     (d) The Master Servicer will deliver to the Trustee and each Credit Enhancer, on March 31 of each year, beginning with March 31, 1996, and upon the execution and delivery of each amendment of this Pooling Agreement or any Supplement, an Opinion of Counsel to the effect specified in Exhibit F-3.

     Section 13.03.  Limitation on Rights of Certificateholders.

     (a) The death or incapacity of any Certificateholder shall not operate to terminate this Pooling Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding-up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) No Investor Certificateholder shall have any right to vote (except as expressly provided in this Pooling Agreement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Investor Certificateholders (other than Investor Certificateholders holding Certificates of a subordinated Series or Class) from time to time as partners or members of an association, nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Pooling Agreement pursuant to any provision hereof.

     (c) No Investor Certificateholder shall have any right by virtue of any provisions of this Pooling Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Pooling Agreement, unless (i) the Holders of Investor Certificates evidencing more than 50% of the Aggregate Invested Amount of all Investor Certificates (or, with respect to any such action, suit or proceeding that does not relate to all Series, 50% of the aggregate of the related Invested Amounts of all Series to which such action, suit or proceeding relates) shall have made a request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as the Trustee may require against the costs, expenses and liabilities to be incurred therein or thereby, (ii) the Trustee, for 60 days after such request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and (iii) unless a Credit Enhancer Default has occurred and is continuing with respect to such Credit Enhancer, each Credit Enhancer shall have consented thereto.

     It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Pooling Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Pooling Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders except as otherwise expressly provided in this Pooling Agreement. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 13.04. No Petition. The Master Servicer and the Trustee, by entering into this Pooling Agreement, each Holder of an Investor Certificate, by accepting an Investor Certificate (or a beneficial interest therein), and any Successor Master Servicer and each other Beneficiary, by accepting the benefits of this Pooling Agreement, hereby covenants and agrees that they will not at any time institute against the Seller or CFC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

     Section 13.05. GOVERNING LAW. THIS POOLING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 13.06.  Notices.

     (a) All demands, notices, instructions, directions and communications (collectively, "Notices") under this Pooling Agreement shall be in writing (including telegraphic, telecopy, telex or cable communication) and shall be deemed to have been duly given if personally delivered or mailed by registered mail, return receipt requested, or telegraphed, telecopied, telexed, cabled or delivered, to:

          (i)  in the case of the Bank: 102 South Main Street,
     Greenville, South Carolina 29601; Attention:_____________
     (facsimile (803) 239-4605);

         (ii)  in the case of the Trustee, 4 Chase MetroTech
     Center, Brooklyn, New York  11245; Attention: Institutional
     Trust Group (facsimile (718) 242-7290);

        (iii) in the case of any Rating Agency, at the address set forth in the definition corresponding to the name thereof;

        (iv) in the case of any Credit Enhancer, at the address set forth in the related Supplement; and

         (v) in the case of any Agent, at the address set forth in the related Supplement;

or, at such other address as shall be designated by such Person in a written notice to each party.

     (b) Any Notice required or permitted to be given to a Holder of Registered Certificates shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. No Notice shall be required to be mailed to a Holder of Bearer Certificates or Coupons, but shall be given as provided below. Any Notice so mailed within the time prescribed in this Pooling Agreement shall be conclusively presumed to have been duly given, whether or not the Certificate-

holder actually receives such Notice. In addition, in the case of any Series or Class with respect to which any Bearer Certificates are outstanding, any Notice required or permitted to be given to Certificateholders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Pooling Agreement.

     Section 13.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Pooling Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Pooling Agreement and shall in no way affect the validity or enforceability of the other provisions of this Pooling Agreement or of the Certificates or rights of the Certificateholders or any Credit Enhancer.

     Section 13.08. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 3.01 and 8.02, this Pooling Agreement may not be assigned by the Master Servicer.

     Section 13.09. Certificates Nonassessable and Fully Paid. It is the intention of the parties to this Pooling Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Investor Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that Investor Certificates upon authentication thereof by the Trustee in accordance with the terms hereof are and shall be deemed fully paid.

     Section 13.10. Further Assurances. Each of the Seller, the Master Servicer and the Trustee agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by one or more of the other parties hereto more fully to effect the purposes of this Pooling Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

     Section 13.11. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee, the Certificateholders, the Seller, the Master Servicer or any Credit Enhancer, as the case may be, any right, remedy, power or privilege under this Pooling Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Pooling Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Pooling Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     Section 13.12. Counterparts. This Pooling Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     Section 13.13. Third-Party Beneficiaries. This Pooling Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and the other Beneficiaries and their respective successors and permitted assigns. Except as otherwise expressly provided in this Pooling Agreement, no other Person will have any right or obligation hereunder.

     Section 13.14. Actions by Certificateholders. Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificate-holder and every subsequent Holder of any Certificate issued upon the registration of transfer of the Certificates of such Certificateholder or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon any such Certificate.

     [Section 13.15. Rule 144A Information. For so long as any of the Investor Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Seller, the Master Servicer, the Trustee and each Credit Enhancer agrees to cooperate with each other to provide to any Certificateholders of such Series or Class and to any prospective purchaser of Investor Certificates designated by such Certificateholder, upon the request of such Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.]

     Section 13.16. Merger and Integration. Except as specifically stated otherwise herein, this Pooling Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Pooling Agreement. This Pooling Agreement may not be modified, amended, waived or supplemented except as provided herein.

     Section 13.17.  Headings.  The headings herein are for
purposes of reference only and shall not otherwise affect the meaning or interpretation or any provision hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                              CAROLINA FIRST BANK,
                                as Seller and Master Servicer



                              By:
                                  Name:
                                  Title:

                              THE CHASE MANHATTAN BANK, N.A.
                                as Trustee



                              By:
                                  Name:
                                  Title:

                                                                  EXHIBIT A


                        FORM OF SELLER CERTIFICATE


     THIS CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED,
ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED OTHER THAN
AS SET FORTH IN SECTION 6.04 OF THE POOLING AGREEMENT IN
CONNECTION WITH TRANSFERS TO A SUCCESSOR TO THE SELLER, AS
DESCRIBED IN SECTIONS 7.04 OF THE POOLING AGREEMENT.

     THIS CERTIFICATE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS IN RELIANCE ON EXEMPTIONS PROVIDED BY THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS. NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS SUCH RESALE OR TRANSFER (A) IS MADE IN ACCORDANCE WITH SECTION 6.04 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN AND (B) IS MADE (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) TO THE BANK OR (III) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT AND THAT IS AWARE THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A. NEITHER THE BANK NOR THE TRUSTEE WILL BE OBLIGATED TO REGISTER THIS CERTIFICATE UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. IN THE EVENT THAT THE TRANSFER OF THIS CERTIFICATE IS TO BE MADE, EITHER (A) AN OPINION OF COUNSEL OR
(B) A REPRESENTATION LETTER FROM THE PROSPECTIVE INVESTOR, IN BOTH CASES IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE BANK, ARE REQUIRED TO BE DELIVERED TO THE TRUSTEE AND THE BANK, TO THE EFFECT THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE WILL BE ELIGIBLE FOR PURCHASE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT.

     NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS THE TRUSTEE AND THE BANK SHALL HAVE RECEIVED A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE, TO THE EFFECT THAT (A) SUCH TRANSFEREE WILL NOT ACQUIRE THIS CERTIFICATE WITH THE ASSETS OF ANY "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A BENEFIT PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A "BENEFIT PLAN INVESTOR" (AS SUCH TERM IS DEFINED UNDER THE DEPARTMENT OF LABOR REGULATIONS PROMULGATED UNDER ERISA) OR (B) THAT SUCH TRANSFEREE IS A BENEFIT PLAN OR IS ACQUIRING THIS CERTIFICATE WITH THE ASSETS OF A BENEFIT PLAN OR A BENEFIT PLAN INVESTOR, AND IF THE REPRESENTATION IN (B) IS MADE, SUCH TRANSFEREE SHALL DELIVER AN OPINION OF COUNSEL, IN FORM AND CONTENT SATISFACTORY TO THE TRUSTEE AND BANK, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF

THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" (AS SUCH TERM IS DEFINED UNDER ERISA), WILL NOT SUBJECT THE ASSETS OF THE TRUST TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE, AND WILL NOT SUBJECT THE TRUSTEE, SELLER OR MASTER SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE ALREADY UNDERTAKEN IN THE POOLING AGREEMENT.



No. S-1                                                            One Unit

                  CAROLINA FIRST CREDIT CARD MASTER TRUST
                            SELLER CERTIFICATE

                  THIS CERTIFICATE REPRESENTS AN INTEREST
                         IN CERTAIN ASSETS OF THE
                  CAROLINA FIRST CREDIT CARD MASTER TRUST

Evidencing an interest in a trust, the assets of which consist primarily of receivables generated from time to time in the ordinary course of business in a portfolio of revolving credit card accounts and a limited number of unsecured revolving line of credit accounts owned by Carolina First Bank, a South Carolina state-chartered bank.

                   (Not an interest in or obligation of
                        Carolina First Bank or any
                             affiliate thereof)

     This certifies that CAROLINA FIRST BANK (the "Bank") is the registered owner of a fractional interest in the assets of the CAROLINA FIRST CREDIT CARD MASTER TRUST (the "Trust") not allocated to the Certificateholders' Interest, pursuant to the Pooling and Servicing Agreement dated as of December 31, 1994 (as amended and supplemented, the "Pooling Agreement"), between the Bank, as seller and master servicer (in such capacities, the "Seller" and the "Master Servicer", respectively) and The Chase Manhattan Bank, N.A., as trustee (the "Trustee"). The Trust Assets consist of (a) all of the Seller's right, title and interest in, to and under the Receivables in each Account or Additional Account, as the case may be, owned by the Seller at the close of business on the Cutoff Date, in the case of the Initial Accounts, and on the applicable Additional Cutoff Date, in the case of Additional Accounts, and in each case all Receivables thereafter arising in such Accounts prior to any related Removal Date and the Trust Termination Date, and all monies due or to become due thereon, all amounts received with respect thereto and all related Collateral Security, (b) such funds as from time to time are deposited in or credited to the Collection Account, the Excess Funding Account or any Series Account and any Investment Proceeds with respect thereto, (c) any rights the Seller may have with respect to any Credit Enhancement or under any Credit Enhancement Agreement and (d) all proceeds thereof (as defined in Section 9-306 of the South Carolina UCC) of all of the foregoing (including Recoveries on the Receivables). Although a summary of certain provisions of the Pooling Agreement is set forth below, this Certificate does not purport to summarize the Pooling Agreement and reference is made to the Pooling Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee.

     This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling Agreement, to which Pooling Agreement, as amended and supplemented from time to time, the Bank by virtue of the acceptance hereof assents and is bound.

     The Receivables consist of (i) amounts charged by cardholders for merchandise and services and amounts advanced as cash advances to cardholders or cash advances to obligors under unsecured revolving lines of credit (the "Principal Receivables") and (ii) all periodic finance charges and amounts charged to the Accounts in respect of cash advance fees, annual fees, late payment and overlimit charges, and all other fees or charges billed to cardholders or obligors in respect of the Accounts, excluding such charges as the related Supplement specifies shall be treated as additional servicing compensation (the "Finance Charge Receivables"), unless the Master Servicer waives receipt of such additional servicing compensation at which time such collections will be treated as collections of Finance Charge Receivables. Certain amounts collected on Accounts that have been charged off as uncollectible by the Master Servicer (the "Recoveries") will also be treated as collections of Finance Charge Receivables.

     This Certificate is the Seller Certificate, which represents the Seller's Interest in certain assets of the Trust, including the right to receive a portion of the Collections and other amounts at the times and in the amounts specified in the Pooling Agreement. The aggregate interest represented by this Seller Certificate at any time in the Receivables in the Trust shall not exceed the Seller Interest at such time. The Seller Amount will fluctuate as the Aggregate Principal Receivables Amount changes from time to time. The Seller Amount will be reduced in connection with the issuance of additional Series from time to time and by the amount of (i) each Advance made by the Holders of Variable Funding Certificates, (ii) such additional amounts (proportional to the amounts of each such Advance) as are specified in any Supplement pursuant to which a subordinated Series or Class is issued that provides credit support for any Series or Class of Variable Funding Certificates and (iii) the amount of each Adjustment that is not allocated to the certificateholders' interest of any Series.

     In addition to this Seller Certificate, Investor Certificates will be issued pursuant to the Pooling Agreement, which, in the aggregate, will represent the Certificateholders' Interest. This Seller Certificate shall represent an interest in the Collection Account, the Excess Funding Account and certain Series Accounts and Credit Enhancements, which interest in each case is subordinate to the interests of all or the related Investor Certificateholders and Credit Enhancers, as set forth in the Pooling Agreement.

     On any date on which the Seller Amount is less than the Required Seller Amount or on which the Aggregate Principal Receivables Amount is less than the Required Balance, (i) Collections of Principal Receivables allocable to the Seller Interest or allocable to the Certificateholders' Interest of other Series and in excess of amounts required to be distributed thereto or deposited in the Excess Funding Account and (ii) amounts on deposit in the Excess Funding Account in excess of the amount required to be on deposit therein, which amounts otherwise would be distributable to the Holder of the Seller Certificate, will not be so distributable. In addition, Collections of Finance Charge Receivables allocable to the Seller Interest will be subordinated to certain payments and required deposits in respect of each outstanding Series and Class of Investor Certificates.

     The Bank has entered into the Pooling Agreement and this Certificate is issued with the intention that, for U.S. federal, state, local and non-U.S. income and franchise tax purposes only, some or all Classes of Investor Certificates (as identified in such Investor Certificates) will qualify as indebtedness of the Bank secured by the Trust Assets. The Bank, by entering into the Pooling Agreement and by the acceptance of this Certificate, agrees to treat such Investor Certificates for U.S. federal, state, local and non-U.S. income and franchise tax purposes as indebtedness of the Bank so secured.

     Subject to certain conditions and exceptions specified in the Pooling Agreement, the obligations created by the Pooling Agreement and the Trust created thereby shall terminate upon the earlier of (i) the day after the Distribution Date with respect to which, pursuant to this Pooling Agreement, funds shall have been deposited in the Collection Account for the payment in full of the Investor Certificateholders of each outstanding Series in an amount sufficient to pay in full the aggregate of the Invested Amounts of all outstanding Series plus accrued and unpaid interest thereon at the applicable certificate rates through such date, or (ii) December 1, 2015.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Seller has caused this Certificate to be executed by its officer or agent thereunto duly authorized.

                              CAROLINA FIRST BANK
                                as Seller,
Dated:  ___________, ____

                              By: THE CHASE MANHATTAN BANK, N.A.
                                  as Trustee



                              By: _____________________________
                                  Name:
                                  Title:



                              THE CHASE MANHATTAN BANK, N.A.,
                                as Trustee

Dated:  ____________, ____


                              By: _____________________________
                                  Name:
                                  Title:
                               A-5

                                                                  EXHIBIT B


                         FORM OF SELLER ASSIGNMENT

             ASSIGNMENT NO. _____ OF __________ RECEIVABLES
                         IN ADDITIONAL ACCOUNTS
                      dated as of __________, ____,
               between Carolina First Bank, as seller and
            master servicer (in such capacities the "Seller"
                and the "Master Servicer", respectively),
     and The Chase Manhattan Bank, N.A., as trustee (the "Trustee"), pursuant to the Pooling and Servicing Agreement
                           referred to below.

                           W I T N E S S E T H :

     WHEREAS the Seller, the Master Servicer and the Trustee are parties to a Pooling and Servicing Agreement dated as of December 31, 1994 (as amended or supplemented, the "Pooling
Agreement");

     WHEREAS, pursuant to the Pooling Agreement, the Seller wishes to designate Additional Accounts to be included as Accounts and to convey the Receivables of such Additional
Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Pooling Agreement); and

     WHEREAS the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

     NOW, THEREFORE, the parties hereto agree as follows:


1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Pooling Agreement.

          "Addition Date" means, with respect to the Additional
     Accounts designated hereby, ________________, ____.

     2. Designation of Additional Accounts. The Seller hereby delivers herewith a revised Schedule of Accounts, together with a computer file or microfiche or written list containing a true and complete list of all such Additional Accounts specifying for each such Account, as of the Additional Cutoff Date, its account number, the aggregate amount of Receivables outstanding in such Account and the aggregate amount of Principal Receivables in such Account.

     3.  Conveyance of Receivables.

     (a) The Seller does hereby transfer, assign, set-over and otherwise convey, without recourse (except as expressly provided in the Pooling Agreement), to the Trust for the benefit of the Certificateholders and the other Beneficiaries, all its right, title and interest in, to and under the Receivables in such Additional Accounts and all Collateral Security with respect thereto, owned by the Seller and existing at the close of business on the Additional Cutoff Date and thereafter created from time to time until the termination of the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof (including "proceeds" as defined in Section 9-306 of the South Carolina UCC and Recoveries). The foregoing transfer, assignment, set-over and conveyance does not constitute and is not intended to result in the creation or an assumption by the Trust, the Trustee or any Beneficiary of any obligation of the Master Servicer, the Seller, the Master Servicer or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Obligors.

     (b) In connection with such sale, the Seller agrees, if necessary, to record and file, at its own expense, a financing statement on form UCC-l (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created for the sale of "accounts" or "general intangibles" (as defined in Section 9-106 of the UCC as in effect in any state where the Seller's chief executive offices or books and records relating to the Receivables are located) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the Collateral Security to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Trustee on or prior to the Addition Date. The Trustee shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sales.

     (c) In connection with such conveyance the Seller further agrees, at its own expense, on or prior to the Addition Date, to indicate in its computer files as required by the Assignment Pooling Agreement that the Receivables created in connection with the Additional Accounts designated hereby have been sold and the Collateral Security assigned to the Trust pursuant to this Assignment for the benefit of the Certificateholders and the other Beneficiaries.

     4. Acceptance by Trustee. Subject to the satisfaction of the conditions set forth in Section 6 of this Assignment, the Trustee hereby acknowledges its acceptance, on behalf of the

Trust, of all right, title and interest previously held by the Seller to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 3(a) of this Assignment, and declares that it shall maintain such right, title and interest, upon the trusts set forth in the Pooling Agreement for the benefit of the Certificateholders and other Beneficiaries. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Seller delivered to the Trustee the computer file or microfiche or written list relating to the Additional Accounts described in Section 2 of this Assignment. The Trustee shall be under no obligation whatsoever to verify the accuracy or completeness of the information contained in such file or list.

     5.  Representations and Warranties of The Seller.  The
Seller hereby represents and warrants to the Trustee, on behalf of the Trust, as of the date of this Assignment and as of the Addition Date that:

          (a) Legal, Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights in general or the rights of creditors of depository institutions the accounts of which are insured by the FDIC and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) and the availability of equitable remedies;

          (b) Organization and Good Standing. The Seller has been duly organized and is validly existing and in good standing as a South Carolina state-chartered bank under the laws of the State of Delaware and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Assignment;

          (c) Due Qualification. The Seller is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or be in good standing or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder;

          (d) Eligible Accounts. Each Additional Account designated hereby is an Eligible Account;

          (e) Selection Procedures. No selection procedures reasonably believed by the Seller to be adverse to the interests of the Beneficiaries were utilized in selecting the Additional Accounts designated hereby;

          (f)  Insolvency.  As of the Notice Date and the
     Addition Date, the Seller is not insolvent nor, after giving effect to the conveyance set forth in Section 3 of this Assignment, will it have been made insolvent, nor is it aware of any pending insolvency;

          (g) Valid Transfer. This Assignment constitutes a valid transfer and assignment to the Trust of all right, title and interest of the Seller in the Receivables and any Collateral Security and the proceeds thereof and upon the filing of the financing statements described in Section 3 of this Assignment with the Secretary of State of the State of South Carolina grants to the Trust under the South Carolina UCC a first priority perfected ownership interest in such property, except for Liens permitted under Section 2.06(a) of the Pooling Agreement. Except as otherwise provided in the Pooling Agreement, neither the Seller nor any Person claiming through or under the Seller has any claim to or interest in the Trust Assets;

          (h) Due Authorization. The execution and delivery of this Assignment and the consummation of the transactions provided for or contemplated by this Assignment have been duly authorized by the Seller by all necessary corporate action on the part of the Seller;

          (i) No Conflict. The execution and delivery of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or its properties are bound, except to the extent that such conflict breach or default will not have a material adverse effect on the Seller's ability to perform its obligations hereunder and thereunder;

          (j) No Violation. The execution and delivery of this Assignment by the Seller, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to the Seller will not conflict with or violate any material Requirements of Law applicable to the Seller;

          (k) No Proceedings. There are no proceedings or, to the best knowledge of the Seller, investigations pending or threatened against the Seller before any Governmental Authority (i) asserting the invalidity of this Assignment,
     (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Assignment, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment or (v) seeking to affect adversely the income tax attributes of the Trust under the United States Federal or any State income or franchise tax systems;

          (l)  Record of Accounts.  As of the Addition Date,
     Schedule 1 to this Assignment is an accurate and complete listing in all material respects of all the Additional Accounts as of the Additional Cutoff Date and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Additional Cutoff Date;

          (m) No Liens. Each Receivable and all Collateral Security existing on the Addition Date has been conveyed to the Trust free and clear of any Lien, except for Liens permitted under Section 2.06(a) of the Pooling Agreement;

          (n) All Consents Required. With respect to each Receivable and all Collateral Security existing on the Addition Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable or Collateral Security to the Trust, the execution and delivery of this Assignment by the Seller and the performance by the Seller of the transactions contemplated hereby have been duly obtained, effected or given and are in full force and effect; and

          (o)  Eligible Receivables.  On the Additional Cutoff
     Date each Receivable conveyed to the Trust as of such date is an Eligible Receivable.

     6. Conditions Precedent. The acceptance of the Trustee set forth in Section 4 of this Assignment is subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by the Seller in Section

     5 of this Assignment shall be true and correct as of the date of this Assignment and as of the Addition Date;

          (b) Pooling Agreement. Each of the conditions set forth in Section 2.05(d) of the Pooling Agreement applicable to the designation of the Additional Accounts to be designated hereby shall have been satisfied; and

          (c) Officer's Certificate. The Seller shall have delivered to the Trustee an Officer's Certificate, dated the date of this Assignment pursuant to Section 2.05(d)(viii) of the Pooling Agreement. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

     7. Ratification of Pooling Agreement. As supplemented by this Assignment, the Pooling Agreement is in all respects ratified and confirmed and the Pooling Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instrument.

     8. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

     9.  GOVERNING LAW.  THIS ASSIGNMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT
REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS,
RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED
IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Seller and Master Servicer and the
Trustee have caused this Assignment to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                              CAROLINA FIRST BANK, as Seller and
                              Master Servicer


                              By: __________________________

                                  Name:

                                  Title:


                              THE CHASE MANHATTAN BANK, N.A.,
                              as Trustee


                              By: ___________________________

                                  Name:

                                  Title:

                                                                  EXHIBIT C


                   FORM OF ANNUAL SERVICER'S CERTIFICATE

        (As required to be delivered on or before March 31 of each calendar year, beginning with March 31, 1996, pursuant to
           Section 3.05 of the Pooling and Servicing Agreement)

     The undersigned, a duly authorized representative of Carolina First Bank (the "Bank"), pursuant to Section 3.05 of the Pooling and Servicing Agreement dated as of December 31, 1994 (as amended and supplemented, the "Pooling Agreement"), between the Bank, as Seller and Master Servicer, and The Chase Manhattan Bank, N.A., as trustee, does hereby certify that:


1. The Bank is, as of the date hereof, the Master Servicer under the Pooling Agreement.

     2. The undersigned is a Servicing Officer and is duly authorized pursuant to the Pooling Agreement to execute and deliver this Certificate to the Trustee, the Seller, each Agent, each Rating Agency and each Credit Enhancer.

     3. A review of the activities of the Master Servicer during the calendar year ended December 31, ______, and of its performance under the Pooling Agreement, was made under my supervision.

     4. Based on such review, to the best of my knowledge, the Master Servicer has performed in all material respects its obligations under the Pooling Agreement throughout such year and no material default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

     5. The following is a description of each material default in the performance of the Master Servicer's obligations under the provisions of the Pooling Agreement known to me to have been made by the Master Servicer during the year ended December 31, ____, which sets forth in detail the (a) nature of each such material default, (b) the action taken by the Master Servicer, if any, to remedy each such material default and (c) the current status of each such material default: If applicable, insert "None."

     Capitalized terms used that are not otherwise defined shall have the meanings ascribed thereto in the Pooling Agreement.

     IN WITNESS WHEREOF, the undersigned has duly executed this
Annual Servicer's Certificate this ____ day of _______________,
___.


                              ________________________________
                              Name:
                              Title:

                                                                EXHIBIT D-1


                              FORM OF LEGEND

     THIS CERTIFICATE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS IN RELIANCE ON EXEMPTIONS PROVIDED BY THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS. NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS SUCH RESALE OR TRANSFER (A) IS MADE IN ACCORDANCE WITH SECTION 6.04 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN AND (B) IS MADE (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) TO THE BANK OR (III) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT AND THAT IS AWARE THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A. NEITHER THE BANK NOR THE TRUSTEE WILL BE OBLIGATED TO REGISTER THIS CERTIFICATE UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. IN THE EVENT THAT THE TRANSFER OF THIS CERTIFICATE IS TO BE MADE, EITHER (A) AN OPINION OF COUNSEL OR
(B) A REPRESENTATION LETTER FROM THE PROSPECTIVE INVESTOR, IN BOTH CASES IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE BANK, ARE REQUIRED TO BE DELIVERED TO THE TRUSTEE AND THE BANK, TO THE EFFECT THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE WILL BE ELIGIBLE FOR PURCHASE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT.

                             D-1-1

                                                                EXHIBIT D-2


                              FORM OF LEGEND

     NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS THE TRUSTEE AND THE BANK SHALL HAVE RECEIVED A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE, TO THE EFFECT THAT (A) SUCH TRANSFEREE WILL NOT ACQUIRE THIS CERTIFICATE WITH THE ASSETS OF ANY "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A BENEFIT PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A "BENEFIT PLAN INVESTOR" (AS SUCH TERM IS DEFINED UNDER THE DEPARTMENT OF LABOR REGULATIONS PROMULGATED UNDER ERISA) OR (B) THAT SUCH TRANSFEREE IS A BENEFIT PLAN OR IS ACQUIRING THIS CERTIFICATE WITH THE ASSETS OF A BENEFIT PLAN OR A BENEFIT PLAN INVESTOR, AND IF THE REPRESENTATION IN (B) IS MADE, SUCH TRANSFEREE SHALL DELIVER AN OPINION OF COUNSEL, IN FORM AND CONTENT SATISFACTORY TO THE TRUSTEE AND BANK, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" (AS SUCH TERM IS DEFINED UNDER ERISA), WILL NOT SUBJECT THE ASSETS OF THE TRUST TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE, AND WILL NOT SUBJECT THE TRUSTEE, SELLER OR MASTER SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE ALREADY UNDERTAKEN IN THE POOLING AGREEMENT.

                            D-2-1

                                                                  EXHIBIT E


                     FORM OF LETTER OF REPRESENTATIONS

                                                                EXHIBIT F-1


                        FORM OF OPINION OF COUNSEL
                     IN RESPECT OF ADDITIONAL ACCOUNTS

                       Provisions to be Included in
                   Opinion of Counsel Delivered Pursuant
                          to Section 2.05(d)(ix)

     The opinions set forth below may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of Seller's counsel with respect to similar matters delivered on the Closing Date. Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Pooling and Servicing Agreement.

     1. The Assignment has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights in general or the rights of creditors of depository institutions the accounts of which are insured by the FDIC and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) and the availability of equitable remedies.

     2. The financing statement(s) referred to in such opinion (the "Financing Statement") is in an appropriate form for filing in the State of South Carolina (the "State") and has been duly filed in the appropriate filing office in the State and the fees and document taxes, if any, payable in connection with the said filing of the Financing Statement have been paid in full.

     3. If the Assignment does not constitute a sale of the Receivables in the Additional Accounts designated by the Assignment, all monies due or to become due thereon, the right to receive certain amounts paid or payable as Interchange in respect of such Receivables (if and to the extent provided for in any Supplement) and all proceeds (as defined in the UCC in effect in the State) of the foregoing (including Recoveries and Adjustment Payments on such Receivables), (A) the Pooling and Servicing Agreement creates a valid security interest (as defined in the UCC in effect in the State) in favor of the Trustee for the benefit of the Beneficiaries, as their respective interests appear in the Pooling and Servicing Agreement (including any Supplement thereto) in such property, (B) the security interest created under the Pooling and Servicing Agreement by the conveyance of the Receivables in Additional Accounts designated by the Assignment, all monies due or to become due thereon, the right to receive certain amounts paid or payable as Interchange

                              F-1-1
in respect of such Receivables (if and to the extent provided for in any Supplement) and all proceeds (as defined in the UCC in effect in the State) of the foregoing (including Recoveries and Adjustment Payments on such Receivables) is a first priority perfected security interest in and against such Receivables now existing and hereafter created in the Additional Accounts designated by the Assignment, all monies due or to become due thereon, the right to receive certain amounts paid or payable as Interchange in respect of such Receivables (if and to the extent provided for in any Supplement) and all proceeds (as defined in the UCC in effect in the State) of the foregoing (including Recoveries and Adjustment Payments on such Receivables) and
(C) such perfection and priority of the Trustee for the benefit of the Beneficiaries in such Receivables, all monies due or to become due thereon, the right to receive certain amounts paid or payable as Interchange in respect of such Receivables (if and to the extent provided for in any Supplement) and all proceeds (as defined in the UCC in effect in the State) of the foregoing (including Recoveries and Adjustment Payments on such Receivables), would not be affected by an increase or decrease in the relative interests in the Receivables in the Additional Accounts designated by the Assignment of the Holder of the Seller Certificate, of the Investor Certificateholders and of any Credit Enhancer.

     In connection with the opinion set forth in this paragraph 3 relating to the priority of security interests, such counsel may express no opinion as to the priority of any security interest over (i) any lien, claim or other interest that arises by operation of law and does not require any filing with the Secretary of State of the State in order to take priority over any security interest which is perfected by filing with the Secretary of State of the State, and (ii) any claim or lien in favor of any government or any agency or instrumentality thereof.

     4. If the Assignment constitutes a sale of the Receivables in the Additional Accounts designated by the Assignment, based upon a certificate of an officer, duly authorized by the Seller to give such certification, of the Seller that (i) the Seller originated the Receivables in the Additional Accounts designated by the Assignment, (ii) the Seller has not transferred any interest in or caused any Lien to be imposed upon the Receivables in the Additional Accounts designated by the Assignment, and
(iii) the Seller will originate all Receivables subsequently created in the Additional Accounts designated by the Assignment, then (A) the Trustee has acquired, or will in the case of the Receivables hereafter created in Additional Accounts designated by the Assignment acquire, all right, title and interest of the Seller in and to the Receivables now existing and hereafter created in Additional Accounts designated by the Assignment, all monies due or to become due thereon, the right to receive certain amounts paid or payable as Interchange in respect of such Receivables (if and to the extent provided for in any Supplement)

                            F-1-2
and all proceeds (as defined in the UCC in effect in the State) of the foregoing (including Recoveries and Adjustment Payments on such Receivables) and (B) such property will be held by the Trust free and clear of any Lien or interest of any Person claiming through or under the Seller, and the Trust owns such Receivables in the Additional Accounts designated by the Assignment, all monies due or to become due thereon, the right to receive certain amounts paid or payable as Interchange in respect of such Receivables (if and to the extent provided for in any Supplement) and all proceeds (as defined in the UCC in effect in the State) of the foregoing (including Recoveries and Adjustment Payments on such Receivables) free of any lien or interest, in each case, except for (x) Liens permitted under subsection 2.05(b) of the Pooling and Servicing Agreement, (y) the interest of the Seller as the holder of the Seller Certificate, and (z) except as provided in any Supplement the Seller's right to receive interest accruing on, and investment earnings in respect of, any Series Account as provided in the Pooling and Servicing Agreement or any Supplement.

     In addition, in connection with the opinions set forth in paragraph 3 and this paragraph 4, no opinion is expressed herein with respect to Receivables or the proceeds thereof other than the Receivables in the Additional Accounts designated by the Assignment and all monies due or to become due thereon, or with respect to the perfection or priority of security interests in the proceeds of the Receivables in the Additional Accounts designated by the Assignment, except to the extent such proceeds (as defined in Section 9-306 of the UCC in effect in the State) consist of amounts held by the Seller in accordance with the terms of the Pooling and Servicing Agreement for less than 10 days following receipt of such proceeds by the Seller, and except to the extent that such proceeds consist of either (i) amounts held in an account maintained by the Trustee in the name of the Trust in accordance with the terms of the Pooling and Servicing Agreement, or (ii) Eligible Investments held by or on behalf of the Trustee in accordance with the terms of the Pooling and Servicing Agreement. Further, in connection with the opinions set forth in paragraph 3 and this paragraph 4, no opinion is expressed with respect to the perfection or priority of security interests in the proceeds of the Receivables in the Additional accounts designated by the Assignment or monies due or to become due thereon until such proceeds are deposited in the Collection Account in accordance with the terms of the Pooling and Servicing Agreement. In addition, we express no opinion as to the effect of Section 9-306(4) of the UCC in effect in the State with respect to proceeds of the Receivables in Additional Accounts designated by the Assignment or monies due or to become due thereon held by the Seller upon its insolvency. Amounts held in the Collection Account and Permitted Investments maintained or held in accordance with the terms of the Pooling and Servicing Agreement are "proceeds" of Receivables within the meaning of
Section 9-306 of the UCC in effect in the State.

                             F-1-3

     With respect to the opinions expressed in paragraph 3 and this paragraph 4, we note that the effectiveness of the financing statement will terminate (i) unless appropriate continuation statements are filed within the period of six months prior to the expiration of five year anniversary dates from the date of the original filing of the financing Statement, (ii) if the Seller changes its name, identity or corporate structure, unless new appropriate financing statements or amendments indicating the new name, identity or corporate structure of the Seller are properly filed before the expiration of four months after the Seller changes its name, identity or corporate structure, and (iii) four months after the Seller changes its place of business or chief executive office to a jurisdiction outside the State, unless such security interest is perfected in such new jurisdiction within such time. Other than as discussed in this paragraph, no action is required to maintain the perfection, as described in paragraph 3 and this paragraph 4, of the interests of the Trustee on behalf of the Investor Certificateholders and any Credit Enhancer in the Receivables in the Additional Accounts designated by the Assignment, all monies due or to become due thereon and all proceeds (as defined in the UCC in effect in the State) of the foregoing.

     The opinions expressed in paragraph 3 and this paragraph 4 are limited to the interests of the Investor Certificateholders under the Pooling and Servicing Agreement and the related Supplement. In connection with paragraph 3 and this paragraph 4, we express no opinion as to the interests of the Seller under the Pooling and Servicing Agreement or any Supplement. The opinions expressed in paragraph 3 and this paragraph 4 are subject to the interests of the Seller arising under the Pooling and Servicing Agreement, which interests of the Seller will not detract from the interest and priority of the interest held by the Trustee for the benefit of the Investor Certificateholders.

     5. In the course of such counsel's representation of the Seller in connection with the matter to which this opinion relates, and without independent investigation, under the laws of the State, such counsel has not become aware of any right, lien or interest which has been asserted against the Receivables in the Additional Accounts designated by the Assignment and the proceeds thereof, other than under the Pooling and Servicing Agreement.

                        F-1-4

                                                                EXHIBIT F-2


                        FORM OF OPINION OF COUNSEL
               IN CONNECTION WITH AMENDMENTS AND SUPPLEMENTS

                       Provisions to be Included in
                   Opinion of Counsel Delivered Pursuant
                            to Section 13.01(h)

     (a) The Amendment to the [Pooling and Servicing Agreement] [Supplement], attached hereto as Schedule 1 (the "Amendment"), has been duly authorized, executed and delivered by the Seller and Master Servicer and constitutes the legal, valid and binding agreement of the Seller and Master Servicer, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights in general or the rights of creditors of depository institutions the accounts of which are insured by the FDIC and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) and the availability of equitable remedies.

     (b) The Amendment has been entered into in accordance with the terms and provisions of Section 13.01 of the Pooling and Servicing Agreement.

     (c) The Amendment will not adversely affect in any material respect the interests of any Beneficiary.

                              F-2-1

                                                                EXHIBIT F-3


                     FORM OF ANNUAL OPINION OF COUNSEL

                       Provisions to be Included in
                   Opinion of Counsel Delivered Pursuant
                            to Section 13.02(d)

     The opinions set forth below, which are to be delivered pursuant to subsection 13.02(d) of the Pooling and Servicing Agreement, may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel to the Seller with respect to similar matters delivered on the Closing Date. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

     1. Based solely upon a certificate of an officer, duly authorized by the Seller to give such certification, of the Seller dated as of the date of this opinion, and without independent investigation, (A) the Seller originated or acquired the Receivables, (B) the Seller has not transferred any interest in or caused any Lien to be imposed upon the Receivables, and
(C) the Seller will originate all Receivables subsequently created in the Accounts.

     2. The financing statement is in an appropriate form for filing in the State of South Carolina (the "State") and has been duly filed in the appropriate filing office in the state and the fees and document taxes, if any, payable in connection with the said filing of the financing statement have been paid in full.

     3. If the Pooling and Servicing Agreement does not constitute a sale of the Receivables, all monies due or to become due thereon, the right to receive certain amounts paid or payable as Interchange in respect of such Receivables (if and to the extent provided for in any Supplement) and all proceeds (as defined in Section 9-306 of the UCC as in effect in the State) of the foregoing (including Recoveries and Adjustment Payments on such Receivables), (A) the Pooling and Servicing Agreement creates a security interest (as defined in the UCC as in effect in the State) in favor of the Trustee for the benefit of the Certificateholders and any Credit Enhancer, as their respective interests appear in the Pooling and Servicing Agreement (including any Supplement thereto), (B) the security interest created under the Pooling and Servicing Agreement by the conveyance of the Receivables (other than Receivables in Additional Accounts), all monies due or to become due thereon, the right to receive certain amounts paid or payable as Interchange in respect of such Receivables (if and to the extent provided for in any Supplement) and all proceeds (as defined in
Section 9-306 of the UCC as in effect in the State) of the

                         F-3-1
foregoing (including Recoveries on such Receivables), is a first priority perfected security interest in and against such Receivables, all monies due or to become due thereon, the right to receive certain amounts paid or payable as Interchange in respect of such Receivables (if and to the extent provided for in any Supplement) and all proceeds of the foregoing (including Recoveries and Adjustment Payments on such Receivables), and
(C) changes under the Pooling and Servicing Agreement in the percentage of the Receivables, related rights and the proceeds thereof securing the Investor Certificates and any Credit Enhancer will not affect the said perfection and priority. In connection with the opinion set forth in paragraph 3 relating to the priority of security interests, no opinion need be expressed as the priority of any security interest over (i) any lien, claim or other interest that arises by operation of law and does not require any filing with the Secretary of State of the State in order to take priority over any security interest which is perfected by filing with the Secretary of State of the State, and
(ii) any claim or lien in favor of any government or any agency or instrumentality thereof.

     4. If the Pooling and Servicing Agreement constitutes a sale of the Receivables, (A) the Trustee has acquired or, in the case of the Receivables hereafter created (other than Receivables in Additional Accounts), will acquire, all right, title and interest of the Seller in and to the Receivables now existing and hereafter created (other than Receivables in Additional Accounts), all monies due or to become due thereon, the right to receive certain amounts paid or payable as Interchange in respect of such Receivables (if and to the extent provided for in any Supplement) and all proceeds (as defined in Section 9-306 of the UCC as in effect in the State) of the foregoing (including Recoveries and Adjustment Payments on such Receivables), and (B) such property will be held by the Trust free and clear of any lien or interest of any Person claiming through or under the Seller, and the Trust owns such Receivables, all monies due or to become due thereon, the right to receive certain amount paid or payable as Interchange in respect of such Receivables (if and to the extent provided for in any Supplement) and all proceeds (as defined in Section 9-306 of the UCC as in effect in the State) of the foregoing (including Recoveries and Adjustment Payments on such Receivables) free of any lien or interest, in each case, except for (x) lines permitted under subsection 2.05(b) of the Pooling and Servicing Agreement, (y) the interest of the Holder of the Seller Certificate, and (z) except as provided in any Supplement, the Seller's right to receive interest accruing on, and investment earnings in respect of any Series Account as provided in the Pooling and Servicing Agreement. The opinion with respect to Receivables and proceeds thereof hereafter created which do not arise from the sale of goods or the rendering of services may be qualified in its entirety by the qualifications set forth in the opinion of counsel rendered on the Closing Date.

                           F-3-2

     In addition, in connection with the opinions set forth in paragraph 3 of this paragraph 4, no opinion need be expressed herein with respect to Receivables in Additional Accounts or the proceeds thereof, or with respect to their perfection or priority of security interests in the proceeds of the Receivables, except to the extent such proceeds (as defined in Section 9-306 of the UCC as in effect in the State) consist of amounts held by the Seller in accordance with the terms of the Pooling and Servicing Agreement for less than ten days following receipt of such proceeds by the Seller, and except to the extent that such proceeds consist of either (i) amounts held in a Series Account in accordance with the terms of the Pooling and Servicing Agreement and any Supplement or (ii) Permitted Investments held by or on behalf of the Trustee in accordance with the terms of the Pooling and Servicing Agreement and any Supplement. Amounts held in the Collection Account and in a Series Account and Permitted Investments maintained or held in accordance with the terms of the Pooling and Servicing Agreement and any Supplement are "proceeds" of Receivables within the meaning of Section 9-306 of the UCC as in effect in the State (such counsel may note, however, that, subject to the discussion elsewhere in this paragraph 4, the UCC as in effect in the State does not apply to the sale of general intangibles or proceeds thereof).

     With respect of the opinions expressed in paragraph 3 and this paragraph 4, such counsel may note that the effectiveness of the financing statement will terminate (i) unless appropriate continuation statements are filed within the period of six months prior to the expiration of five year anniversary dates form the date of the original filing of the financing statement, (ii) if the Seller changes its name, identity or corporate structure, unless new appropriate financing statements or amendments indicating the new name, identity or corporate structure of the Seller are properly filed before the expiration of four months after the Seller changes its name, identity or corporate structure, and (iii) four months after the Seller changes its place of business or chief executive office to a jurisdiction outside the State, unless such security interest is perfected in such new jurisdiction within such time. Other than as discussed in this paragraph, no action is required to maintain the perfection, as described in paragraph 3 and this paragraph 4, of the interests of the Trustee on behalf of the Investor Certificateholders in the Receivables (other than Receivables in Additional Accounts) and the proceeds thereof (as defined in
Section 9-306 of the UCC as in effect in the State).

     The opinions expressed in paragraph 3 and this paragraph 4 are limited to the interests of the Investor Certificateholders and any Credit Enhancer under the Pooling and Servicing Agreement. In connection with paragraph 3 and this paragraph 4, we express no opinion as to the interests of the Seller or the Holder of the Seller Certificate under the Pooling and Servicing Agreement. The opinions expressed in paragraph 3 and this

                          F-3-3
paragraph 4 are subject to the interests of the Seller arising under the Pooling and Servicing Agreement, which interests of the Seller will not detract from the interest and the priority of the interest held by the Trustee for the benefit of the Investor Certificateholders and any Credit Enhancer.

     5. Except for the financing statement referenced above, no other financing statement covering the Accounts (other than Receivables in Additional Accounts) or the Trustee's interest in the Accounts (other than Receivables in Additional Accounts) or the Trustee's interest in the Accounts (other than Receivables in Additional Accounts) is on file in the office of the Secretary of State of the State (Uniform Commercial Code Division).

     6. In the course of such counsel acting as special counsel to the Seller in connection with the matter to which this opinion relates, and without independent investigation, under the laws of the State, that such counsel have not become aware of any right, lien or interest which has been asserted against the Receivables any of the other properties that form the corpus of the Trust or any of the proceeds (as defined in Section 9-306 as in effect in the State) thereof, other than under the Pooling and Servicing Agreement.

     7. Assuming (i) that the Seller has been duly organized and is validly existing under the laws of the State, (ii) that the Pooling and Servicing Agreement does not constitute a sale of the Receivables and that the Pooling and Servicing Agreement creates a security interest (as defined in the UCC (as in effect in the State) in favor of the Trustee for the benefit of the Trust, and
(iii) based upon a certificate of an officer of the Seller, that the Trustee's security interest in the Receivables and proceeds thereof was not taken in contemplation of the Seller's insolvency or with the intent to hinder, delay or defraud the Seller or the creditors of the Seller, to the extent the Trustee has a valid perfected security interest in the Receivables and proceeds thereof, such interest of the Trustee would be enforceable notwithstanding an insolvency of, or the appointment of a receiver or conservator for, the Seller. Such counsel may note that they are aware of no cases directly on point and it is, therefore, their and your understanding that the opinions expressed in the preceding paragraph are not a prediction as to what a court would actually hold, but opinions as to the decision a court would reach if the issue were properly presented to it and the court followed existing precedent as to legal principles applicable in national bank insolvencies. No opinion need be expressed as to whether a court may temporarily restrain the exercise of the Trust's rights to and ownership or security interests in the Receivables and their proceeds, regardless of who has possession of the property in question. Further, such counsel may point out the delays in the exercise of the rights and interests of the Trust may occur with respect to the Receivables and their proceeds in the possession of a Receiver or

                             F-3-4
his appointee, regardless of whether the transaction constitutes a true sale or a secured transaction, by actions unilaterally taken by the Receiver or such appointee.

                           F-3-5

                                                                  EXHIBIT G


          FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS
                  (As required by Section 2.07(d) of the
            Pooling and Servicing Agreement referred to below)

                REASSIGNMENT NO. _______ OF RECEIVABLES,
                    dated as of _______________, ____
             by and between THE CHASE MANHATTAN BANK, N.A.,
                     as trustee (the "Trustee"), and
                          CAROLINA FIRST BANK,
           as Seller and Master Servicer (in such capacities,
          the "Seller" and the "Master Servicer" respectively),
             pursuant to the Pooling and Servicing Agreement
                           referred to below.

                           W I T N E S S E T H :

     WHEREAS, the Seller and Master Servicer and the Trustee are parties to the Pooling and Servicing Agreement dated as of December 31, 1994 (as amended or supplemented, the "Agreement");

     WHEREAS, pursuant to the Agreement, the Seller wishes to remove all Receivables from certain Accounts and the Collateral Security thereof (the "Removed Accounts") and to cause the Trustee to reconvey the Receivables of such Removed Accounts and such Collateral Security, whether now existing or hereafter created, and all amounts currently held by the Trustee or thereafter received by the Trust in respect of such Removed Accounts, from the Trustee to the Seller (as each such term is defined in the Agreement); and

     WHEREAS the Trustee is willing to accept such removal and to reconvey the Receivables in the Removed Accounts, such Collateral
Security and any related amounts held or received by the Trust subject to the terms and conditions hereof.

     NOW, THEREFORE, the parties hereto hereby agree as follows:


1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement.

     2.  Notice of Removed Accounts.

          (a) Not less than five Business Days prior to the Removal Date, the Seller shall furnish to the Trustee, any Credit Enhancers and each Rating Agency a written notice specifying the Determination Date (which may be the Determination Date on which such notice is given) on which removal of the Receivables of one or more Accounts will occur, such date being a Removal Date.

          (b) On or before the fifth business day after the Removal Date, the Seller shall furnish to the Trustee a computer file, microfiche list or other list of the Removed Accounts that were removed on the Removal Date, specifying for each Removed Account as of the date of the Removal Notice its number, the aggregate amount outstanding in such Removed Account and the aggregate amount of Principal Receivables therein and represent that such computer file, microfiche list or other list of the Removed Accounts is true and complete in all material respects. Such file or list shall be marked as Schedule 1 to this Reassignment and shall be incorporated into and made a part of this Reassignment as of the Removal Date and shall amend Schedule 1 to the Agreement.

     3.  Conveyance of Receivables and Accounts.

          (a) The Trustee does hereby transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty on and after the Removal Date, all right, title and interest of the Trust in, to and under all Receivables now existing at the close of business on the Removal Date and thereafter created from time to time until the termination of the Trust in Removed Accounts designated hereby, all Collateral Security thereby, all monies due or to become due and all amounts received with respect thereto, all proceeds thereof (as defined in Section 9-306 of the UCC as in effect in the State of South Carolina and Recoveries) relating thereto.

          (b) If requested by the Seller, in connection with such transfer, the Trustee agrees to execute and deliver to the Seller on or prior to the date of this Reassignment, a termination statement with respect to the Receivables existing at the close of business on the Removal Date and thereafter created from time to time and Collateral Security thereof in the Removed Accounts reassigned hereby (which may be a single termination statement with respect to all such Receivables) evidencing the release by the Trust of its lien on the Receivables in the Removed Accounts and the Collateral Security, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such lien.

     4. Acceptance by Trustee. The Trustee hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Reassignment, the Seller delivered to the Trustee the computer file or such microfiche or written list described in
Section 2(b) of this Reassignment.

     5.  Representations and Warranties of the Seller.  The
Seller hereby represents and warrants to the Trustee as of the date of this Reassignment and as of the Removal Date:

          (a) Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general or the rights of creditors of depository institutions the accounts of which are insured by the FDIC and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (b) No Pay Out Event. The removal of the Accounts hereby removed shall not, in the reasonable belief of the Seller, (i) cause a Pay Out Event to occur, (ii) cause the Aggregate Principal Receivables Amount to be, on the Removal Date, less than the Required Principal Balance, (iii) cause the Seller Amount to be on the Removal Date, to be less than the Required Seller Amount or (iv) result in the failure to make any payment specified in Article Four or Five or in the related Supplement with respect to any Series or Class;

          (c) Selection Procedures. No selection procedures reasonably believed by the Seller to be adverse to the interests of the Beneficiaries were utilized in selecting the Accounts to be removed;

          (d) No Notice of Ratings Effect. The Seller has not received notice from any Rating Agency or any Credit
     Enhancer that the proposed removal will result in a Ratings
     Effect; and

          (e) True and Complete List. The list of Removed Accounts described in Section 2(b) of this Assignment is, as of the Removal Date, true and complete in all material respects and otherwise complies with Section 2.07(a)(iv) of the Agreement;

provided, however, that in the event that the removal on such Removal Date relates solely to Ineligible Accounts, the Seller shall be deemed to make only the representations and warranties contained in paragraph 5(a) above.

     6. Condition Precedent. In addition to the conditions precedent set forth in Sections 2.07 and 2.08 of the Agreement, as applicable, the obligation of the Trustee to execute and deliver this Reassignment is subject to the Seller having delivered on or prior to the Removal Date to the Trustee and any Credit Enhancers an Officer's Certificate certifying that (i) as of the Removal Date, all requirements set forth in Section 2.07 of the Agreement for removing such Accounts and reconveying the Receivables of such Removed Accounts and the Collateral Security, whether existing at the close of business on the Removal Date or thereafter created from time to time until the termination of the Trust, have been satisfied, and (ii) each of the representations and warranties made by the Seller in Section 5 hereof is true and correct as of the date of this Reassignment and as of the Removal Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

     7. Ratification of Agreement. As supplemented by this Reassignment, the Agreement is in all respects ratified and confirmed and the Assignment Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

     8. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     9.  GOVERNING LAW.  THIS REASSIGNMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT
REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS,
RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED
IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the undersigned have caused this Reassignment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                   THE CHASE MANHATTAN BANK,
                                   as Trustee



                                            By: ___________________________
                                                Name:
                                                Title:

                                   FIRST CAROLINA BANK, as Seller
                                   and Master Servicer


                                            By: ___________________________
                                                Name:
                                                Title:

                                                                  EXHIBIT H


          FORM OF REPORT OF INDEPENDENT ACCOUNTANTS ON COMPLIANCE

                                                                  EXHIBIT I


                FORM OF REVOLVING LINE OF CREDIT AGREEMENT

                                                                  EXHIBIT J


                      FORM OF SUBSERVICING AGREEMENT

                                                                EXHIBIT K-1


                   FORM OF CLEARANCE SYSTEM CERTIFICATE
                       TO BE GIVEN TO THE TRUSTEE BY
                          EUROCLEAR OR CEDEL FOR
                    DELIVERY OF DEFINITIVE CERTIFICATES
                      IN EXCHANGE FOR A PORTION OF A
                         TEMPORARY GLOBAL SECURITY

                  CAROLINA FIRST CREDIT CARD MASTER TRUST
                [Floating Rate] Asset Backed Certificates,
                           Series __, Class __

     We refer to that portion of the temporary Global Certificate in respect of the above-captioned issue which is herewith submitted to be exchanged for definitive Certificates (the "Submitted Portion") as provided in the Pooling and Servicing Agreement dated as of December 31, 1994 (as amended and supplemented, the "Pooling Agreement") between Carolina First Bank, as Seller and Master Servicer, and the Chase Manhattan Bank, as Trustee, in respect of such issue. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Pooling Agreement.

     This is to certify that (i) we have received a certificate or certificates, in writing or by tested telex, with respect to each of the persons appearing in our records as being entitled to a beneficial interest in the submitted portion and with respect to such persons' beneficial interest either (a) from such person, substantially in the form of Exhibit K-2 to the Pooling Agreement, or (b) from _____________, substantially in the form of Exhibit K-3 to the Pooling Agreement, and (ii) the Submitted Portion includes no part of the temporary Global Certificate excepted in such certificates.

     We further certify that as of the date hereof we have not received any notification from any of the persons giving such certificates to the effect that the statements made by them with respect to any port of the submitted portion are no longer true and cannot be relied on as of the date hereof.

     We understand that this certificate is required in connection with certain securities and tax laws in the United
States of America. If administrative or legal proceedings are commenced or threatened in connection with which this

                           K-1-1
certificates or would be relevant, we irrevocably authorized you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:                             [Morgan Guaranty Trust,
                                   Company of New York, Brussels
                                   office, as operator of the
                                   Euroclear System]

                                   [Cedel S.A.]


                                   By: __________________________

                                  K-1-2

                                                                EXHIBIT K-2


                            FORM OF CERTIFICATE
                     TO BE GIVEN TO EUROCLEAR OR CEDEL
                                BY MANAGER
              WITH RESPECT TO REGISTERED CERTIFICATES SOLD TO
                      QUALIFIED INSTITUTIONAL BUYERS

                  CAROLINA FIRST CREDIT CARD MASTER TRUST
                [Floating Rate] Assets Backed Certificates,
                            Series __, Class __

     In connection with the initial issuance and placement of the above referenced securities (the "Certificates"), an institutional investor in the United States ("institutional investor") is purchasing U.S. $___________ aggregate principal amount of Certificates held in our account at [Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System] [Cedel S.A.] on behalf of such investor.

     We reasonably believe that such institutional investor is a qualified institutional buyer as such term is defined under Rule
144A of the Securities Act of 1933.

     [We understand that this certificate is required in connection with United States laws. We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered by this certificate.]

     The Definitive Certificates in respect of this certificate are to be issued in registered form in the minimum denomination of U.S. $___________________ and such Definitive Certificates (and, unless the Pooling and Servicing Agreement or Supplement relating to the Certificates otherwise provides, any Certificates issued in exchange or substitution for or on registration of transfer of Certificates) shall bear the following legend:

     "THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933. NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (EACH AS DEFINED HEREIN), EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS

                               K-2-1

     CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN
     THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.
     THIS CERTIFICATE CANNOT BE EXCHANGED FOR A BEARER
     CERTIFICATE."


Dated: ________________



                                   By: __________________________
                                           Authorized Officer

                                K-2-2

                                                                EXHIBIT K-3


                    FORM OF CERTIFICATE TO BE DELIVERED
                TO EUROCLEAR OR CEDEL BY A BENEFICIAL OWNER
        OF CERTIFICATES, OTHER THAN A QUALIFIED INSTITUTIONAL BUYER

                  CAROLINA FIRST CREDIT CARD MASTER TRUST
                 [Floating Rate] Asset Backed Certificates
                            Series __, Class__

     This is to certify that as of the date hereof and except as provided in the third paragraph hereof, the above-captioned securities (the "Certificates") Certificates held by you for our account (i) are owned by a person that is a United States person or (ii) are owned by a United States person that is (A) the foreign branch of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) (a "Financial Institution") purchasing for its own account or for resale, or (B) a United States person who acquired the Certificates through the foreign branch of a financial institution and who holds the Certificates though the financial institution on the date hereof (and in either case (A) or (B), the financial institution hereby agrees to comply with the requirements of Section 165(i)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) or (iii) are owned by a financial institution for purposes of resale during the Restricted Period (as defined in U.S. Treasury Regulations Section 1.1635(c)(2)(i)(D)(7)). In addition, financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii) above) certify that they have not acquired the Certificates for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     We undertake to advise you by tested telex if the above statement as to beneficial ownerships not correct on the date of delivery of the above-captioned Certificates in bearer form with respect to such of said Certificates as then appear in your books as being held for our account.

     This certificate excepts and does not relate to U.S.
$________ principal amount of Certificates held by you for our account, as to which we are not yet able to certify beneficial ownership. We understand that delivery of Definitive
Certificates in such principal amount cannot be made until we are able to so certify.

     We understand that this certificate is required in connection with certain securities and tax laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce

                            K-3-1
this certificate or a copy thereof to any interested party in such proceedings. As used herein, "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other area subject to its jurisdiction; and "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust the income of which is subject to the United States federal income taxation regardless of its source.

Dated:                         By: _________________________
                                   As, or as agent for, the
                                   beneficial owner(s) of the
                                   interest in the Certificates
                                   to which this certificate
                                   relates.

                             K-3-2

                                                                 SCHEDULE 1


                             LIST OF ACCOUNTS


                              S1-1

                                                                 SCHEDULE 2


                      COLLECTION ACCOUNT INFORMATION


Account Number: __________________________

Account Designation: _____________________

Name of Institution: ____________________________


                              S2-1

                                                                 SCHEDULE 3


                      LOCATION OF SERVICING CENTERS


                            S3-1

                                                                 SCHEDULE 4


                      COLLECTION ACCOUNT INFORMATION


                            S4-1